Table of Contents

As filed with the Securities and Exchange Commission on December 22, 2022

Registration Statement No. 333-265676

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1/A
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ATHENA GOLD CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1000	90-0775276
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

2010 A Harbison Drive, #312, Vacaville, CA. 95687
(707) 291-6198
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John C. Power

2010 A Harbison Drive, #312

Vacaville, CA. 95687

Telephone: (707) 291-6198

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies of Communications to:

Clifford L. Neuman, Esq.
Clifford L. Neuman, PC
6800 N. 79th Street, Suite 200
Niwot, Colorado 80503
(303) 449-2100
(303) 449-1045 (fax)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as possible after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☒	(Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ATHENA GOLD CORPORATION

Cross-Reference Index

	Item No. and Heading In Form S-1 Registration Statement	Location in Prospectus

1.	Forepart of the Registration Statement and Outside Front Cover Page of Prospectus	Forepart of Registration Statement and Outside Front Cover Page of Prospectus

2.	Inside Front and Outside Back Cover Pages of Prospectus	Inside Front and Outside Back Cover Pages of Prospectus

3.	Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges	Prospectus Summary; Risk Factors

4.	Use of Proceeds	Use of Proceeds

5.	Determination of Offering Price	*

6.	Dilution	*

7.	Selling Securityholder	Selling Securityholder

8.	Plan of Distribution	Plan of Distribution

9.	Description of Securities to be Registered	Description of Securities

10.	Interests of Named Experts and Counsel	Experts

11.	Information with Respect to the Registrant	The Business

11A	Material Changes	*

12.	Incorporation of Certain Information by Reference	*

12A.	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	Indemnification for Securities Act Liabilities

13.	Other Expenses of Issuance and Distribution	Other Expenses of Issuance and Distribution

14.	Indemnification of Directors and Officers	Indemnification of Directors and Officers

15.	Recent Sales of Unregistered Securities	Recent Sales of Unregistered Securities

16.	Exhibits and Financial Statement Schedules	Exhibits and Financial Statement Schedules

17.	Undertakings	Undertakings

*  Omitted from prospectus because Item is inapplicable or answer is in the negative

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 22, 2022

PROSPECTUS

ATHENA GOLD CORPORATION

18,395,000 Shares of Common Stock

This prospectus relates to the resale by certain Selling Securityholders (“Selling Securityholders”) of an aggregate of 18,395,000 shares (the “Shares”) of common stock, $0.0001 par value, of Athena Gold Corp., a Delaware Corporation (“Athena” or the “Company”) (the “Common Stock”). The Selling Securityholders were investors in the Company’s April 2022 private offering of Units (“Units”), each Unit consisting of one share of Common Stock and one Warrant, each Warrant exercisable for two years to purchase one additional share of Common Stock (the “Warrant Shares” or “Warrant Stock”) at an exercise price of CAD$0.12 per share.

The Company will not receive any proceeds from the resale of Common Stock and Warrant Stock by the Selling Securityholders. The Company will receive the proceeds from the exercise of the Warrants to purchase the Warrant Stock.

The Selling Securityholders may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act of 1933, as amended. Additional information about Selling Securityholders and the manner in which they may engage in resales of the Common Stock and Warrant Stock under this prospectus is provided in the section entitled “Selling Securityholders and Plan of Distribution.” The Common Stock is quoted on the OTCQB under the symbol “AHNR” and traded on the Canadian Stock Exchange under the symbol “ATHA”. The closing price of our Common Stock as quoted on the OTCQB on ________, 2022 was $ *. per share.

We are an “emerging growth company,” as defined under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

You should consider carefully the risks that we have described in the section entitled “Risk Factors” beginning on Page 8 of this prospectus before deciding whether to invest in the Shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 22, 2022

i

You should rely only on the information contained in this prospectus and any related free writing prospectus that we may provide to you in connection with this offering (this “Offering”). We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained in this prospectus is correct as of any time after its date.

ii

About this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We believe that the information contained in this prospectus is accurate as of the date on the cover. Changes may occur after that date; and we may not update this information except as required by applicable law.

This prospectus relates to the resale by certain Selling Securityholders of shares of Common Stock and Warrant Stock.

All amounts in this prospectus are presented in United States dollars, unless otherwise explicitly stated. References to “CAD$” in this prospectus are to Canadian dollars.

Please note that throughout this prospectus the words "we," "our," or "us" refers to Athena Gold Corporation, a Delaware corporation (“Athena” or the “Company”).

References to the “Acquisition” in this prospectus refer to the consummation, effective December 27, 2021, of a share purchase agreement (the “Share Purchase Agreement”) between the Company and Nubian Resources, Ltd. Under the Share Purchase Agreement, the Company issued an aggregate of 50,000,000 shares Common Stock to Nubian in consideration of the assignment by Nubian to the Company of 100% of the issued and outstanding shares of common stock of Nubian Resources USA, Ltd. (“Nubian Resources USA”), formerly a wholly-owned subsidiary of Nubian. Under the Share Purchase Agreement, the Company agreed to register under the Securities Act of 1933, as amended (“Securities Act”) the distribution by Nubian to its shareholders, pro rata, of the 50,000,000 Athena shares issued to Nubian, and Nubian had agreed to complete that distribution within 90 days following the execution of the Share Purchase Agreement. Nubian has advised the Company that it is reconsidering when, if ever, it will complete the distribution of the Athena shares.

References to the “Transaction” in this prospectus refer to the Acquisition and the other matters provided for in the Share Purchase Agreement.

About Our Company

The Company was incorporated and otherwise organized under the laws of the State of Delaware on December 23, 2003, under the name “Golden West Brewing Company.” On January 21, 2021, the Company changed its name to "Athena Gold Corporation". We are an exploration stage company and our principal business is the acquisition and exploration of mineral resources. We have not presently determined whether the properties to which we have mining rights contain mineral reserves that are economically recoverable. Athena is engaged in the exploration of minerals at its principal project known as the Excelsior Springs exploration project (the “Project”) located in Esmeralda County, Nevada.

Our Properties

Our focus is on exploring and developing our Excelsior Springs gold exploration project located in Esmeralda County, Nevada.

Our principal executive offices are located at 2010A Harbison Drive, Suite 312, Vacaville, California 95687.

Our telephone number is (707) 291-6198, and our Internet website is www.athenagoldcorp.com.

1

Summary Financial Data

The following summary financial data is derived from our audited financial statements as of December 31, 2021 and 2020 and our unaudited financial statements for the three months ended September 30, 2022 and 2021. The summary financial data is incomplete and is qualified in its entirety by, and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited and unaudited consolidated financial statements and related notes included herein.

The following Summary Financial Data is presented for informational purposes only and is qualified in its entirety by reference to the complete financial statements contained elsewhere in this prospectus. Our historical operating information may not be indicative of our future operating results.

	Year Ended December 31, 2021	Year Ended December 31, 2020	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021
Total Revenues	–	–	–	–
Operating Expenses	$752,461	$277,106	$329,793	$190,274
Net (loss) Operating	$(752,461)	$(277,106)	$(329,793)	$(190,274)
Basic and diluted weighted average shares outstanding	65,902,198	37,127,948	129,727,349	68,282,320

	December 31, 2021	December 31, 2020	September 30, 2022 unaudited
Balance Sheet Data:
Working capital	$73,615	$(235,696)	$23,590
Total assets	$6,123,988	$158,986	$6,459,456
Total liabilities	$1,074,581	$244,682	$1,021,818
Stockholders’ equity (deficit)	5,049,407	(85,696)	5,437,638

2

Forward-Looking Statements

In General

This report contains statements that plan for or anticipate the future. In this report, forward-looking statements are generally identified by the words "anticipate," "plan," "believe," "expect," "estimate," and the like.

With respect to our mineral exploration business, these forward-looking statements include, but are not limited to, statements regarding the following:

*	the risk factors set forth below under “Risk Factors”;

*	risks and hazards inherent in the mining business (including environmental hazards, industrial accidents, weather or geologically related conditions);

*	uncertainties inherent in our exploratory and developmental activities, including risks relating to permitting and regulatory delays;

*	our future business plans and strategies;

*	our ability to commercially develop our mining interests.;

*	changes that could result from our future acquisition of new mining properties or businesses;

*	expectations regarding competition from other companies;

*	effects of environmental and other governmental regulations;

*	the worldwide economic downturn and difficult conditions in the global capital and credit markets; and

*	our ability to raise additional financing necessary to conduct our business.

3

Forward looking statements may include estimated mineral reserves and resources which could differ materially from those projected in the forward-looking statements. The factors that could cause actual results to differ materially from those projected in the forward-looking statements include:

*	the risk factors set forth below under “Risk Factors”;

*	changes in the market prices of precious minerals, including gold; and

*	uncertainties inherent in the estimation of ore reserves.

In addition to the foregoing, the ongoing COVID-19 pandemic poses significant risks and uncertainties in numerous areas, including the availability of labor and materials to explore our mineral interests, risks impacting the cost and availability of insurance and the markets for precious metals. We cannot predict with any certainty the nature and extent of the impact that the pandemic will have on our business plan and operations.

Readers are cautioned not to put undue reliance on forward-looking statements. We disclaim any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

In light of the significant uncertainties inherent in the forward-looking statements made in this prospectus, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

4

About The Offering

*	This is an offering of shares of our Common Stock by persons who were issued shares of our Common Stock and Warrants in our 2022 Unit Offering. We refer to these persons as Selling Securityholders in this prospectus. We are registering the common stock covered by this prospectus in order to fulfill obligations we have under agreements with the Selling securityholders.

*	The Selling Securityholders may offer their shares from time to time either in privately negotiated transactions and, if a public trading market is maintained for our Common Stock, then in public market transactions.

Common Stock outstanding prior to the Offering:	136,091,400 (includes 9,197,500 shares in this offering)

Shares of Common Stock outstanding after this Offering: (1)	145,288,900 (assumes the Selling Securityholders exercise warrants to purchase an aggregate of 9,197,500 shares of Common Stock.

Risk Factors	See “Risk Factors” beginning on page 8 and other information in this prospectus for a discussion of the factors you should consider before you decide to invest in our securities.

OTCQB Ticker Symbol for Common Stock:	AHNR

Canadian Securities Exchange Ticker Symbol:	ATHA

The Offering

(1)     The number of shares of Common Stock shown above to be outstanding after this offering is based on 136,091,400 shares outstanding as of December 19, 2022 and excludes:

•	4,980,000 shares of Common Stock issuable upon exercise of options of which 4,480,000 options have vested, at a weighted average exercise price of $0.07 USD per share;

•	24,935,560 additional shares of Common Stock reserved for issuance pursuant to the exercise of outstanding warrants at a weighted average exercise price of CAD $0.14 per share which amount includes the 9,197,500 warrants held by the selling securityholders; and

•	5,020,000 additional shares of Common Stock reserved for future issuance under our 2020 Equity Incentive Plan.

5

Description of the Transaction

Effective December 27, 2021, Nubian completed the sale to the Company of a 100% interest in Nubian’s former Excelsior Springs exploration project located in Esmeralda County, Nevada, USA, as contemplated in an option agreement (the “Option Agreement”) dated December 11, 2020, as amended on November 10, 2021, among the Company, Nubian and Nubian Resources USA. Pursuant to the sale transaction, the Company acquired the interest in the Project through its acquisition of all of the outstanding shares of Nubian Resources USA, the legal owner of the claims and mineral rights comprising the Project. The sale of the Nubian Resources USA shares was effected pursuant to the terms of a share purchase agreement dated December 27, 2021, among the Company, Nubian and Nubian Resources USA. As a result of the transaction, through its ownership of Nubian Resources USA, Athena now holds a 100% interest in the Project, subject to a 1% of net smelter returns royalty with respect to the Project granted to Nubian.

In addition to the royalty, Nubian received an aggregate of 50,000,000 shares of Common Stock as consideration for the transactions under the Option Agreement and the Share Purchase Agreement. Under the terms of the Share Purchase Agreement, Nubian agreed to use commercially reasonable efforts to distribute all of the Shares to its shareholders, pro rata, subject to certain conditions, including that the distribution can be effected in accordance with applicable laws and the policies of the TSX Venture Exchange, exempt from the requirements to file a prospectus in Canada, as discussed below. Accordingly, Nubian proposes to distribute the Shares to its shareholders pro rata by way of a return of capital distribution and effect the stated capital reduction to reflect such distribution.

Nubian has advised the Company that it is reconsidering its commitment to undertake the distribution. The Company is evaluating the consequences of such reconsideration.

Capitalization

The following table sets forth our capitalization as of September 30, 2022. This section should be read in conjunction with the consolidated financial statements and related notes contained elsewhere in this prospectus.

UNAUDITED
Long-term debt:	$0
Stockholders’ Equity:
Preferred Stock, $.0001 par value, 5,000,000 shares authorized; no shares issued and outstanding	0
Common stock, $.0001 par value, 250,000,000 shares authorized; 134,916,400 shares outstanding	13,492
Additional paid-in capital	16,490,452
Accumulated (deficit) - exploration stage	(11,066,306)
Stockholders’ equity	$5,437,638

6

Risk Factors

Our business faces many risks. Any of the risks discussed below, or elsewhere in this report or in our other filings with the SEC, could have a material impact on our business, financial condition, or results of operations.

An investment in our securities is speculative and involves a high degree of risk. Please carefully consider the following risk factors, as well as the possibility of the loss of your entire investment, before deciding to invest in our securities.

Risks Related to our Business

Due to our history of operating losses our auditors are uncertain that we will be able to continue as a going concern.

Our financial statements have been prepared assuming that we will continue as a going concern. Due to our continuing operating losses and negative cash flows from our operations, the reports of our auditors issued in connection with our consolidated financial statements for the fiscal years ended December 31, 2021 and 2020, contain explanatory paragraphs indicating that the foregoing matters raised substantial doubt about our ability to continue as a going concern. We cannot provide any assurance that we will be able to continue as a going concern.

We have no history of and limited experience in mineral production.

We have no history of and limited experience in producing gold or other metals. In addition, our management has limited technical training and experience with exploring for, starting and/or operating a mine. Our management may not be fully aware of many of the specific requirements related to working within this industry. Their decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Our operations, earnings and ultimate financial success could suffer due to our management’s limited experience in this industry. As a result, we would be subject to all of the risks associated with establishing a new mining operation and business enterprise. We may never successfully establish mining operations, and any such operations may not achieve profitability.

Our principal shareholders and control persons are also principal shareholders and control persons of other exploration companies, which could result in conflicts with the interests of minority stockholders.

Messrs. Gibbs and Power are control persons and principal shareholders of other exploration companies that are engaged in mineral exploration activities, although in different geographical regions. While the geographical focus of the companies is different, numerous conflicts could arise in the future. For example, Messrs. Gibbs and Power have provided the majority of working capital for all three companies to date, and in the likely event that these companies require additional capital in the future their resources may be inadequate to finance the activities of all. In addition, if new prospects become available, a conflict may exist with respect to which company to offer those opportunities. Messrs. Gibbs and Power have not developed a conflict of interest policy to mitigate the potential adverse effects of these conflicts and as a result these conflicts represent a significant risk to the shareholders of the Company. Conflicts for access to limited resources and opportunities cannot be eliminated completely, and investors should be aware of their potential.

7

We have no proven or probable reserves.

We are currently in the exploration stage and have no proven or probable reserves, as those terms are defined by the Securities and Exchange Commission (“SEC”) on any of our properties.

In order to demonstrate the existence of proven or probable reserves under SEC guidelines, it would be necessary for us to advance the exploration of our Properties by significant additional delineation drilling to demonstrate the existence of sufficient mineralized material with satisfactory continuity which would provide the basis for a feasibility study which would demonstrate with reasonable certainty that the mineralized material can be economically extracted and produced. We do not have sufficient data to support a feasibility study with regard to the Properties, and in order to perform the drill work to support such feasibility study, we must obtain the necessary permits and funds to continue our exploration efforts. It is possible that, even after we have obtained sufficient geologic data to support a feasibility study on the Properties, such study will conclude that none of the identified mineral deposits can be economically and legally extracted or produced. If we cannot adequately confirm or discover any mineral reserves of precious metals on the Properties, we may not be able to generate any revenues. Even if we discover mineral reserves on the Properties in the future that can be economically developed, the initial capital costs associated with development and production of any reserves found is such that we might not be profitable for a significant time after the initiation of any development or production. The commercial viability of a mineral deposit once discovered is dependent on a number of factors beyond our control, including particular attributes of the deposit such as size, grade and proximity to infrastructure, as well as metal prices. In addition, development of a project as significant as the ones we might be planning will likely require significant debt financing, the terms of which could contribute to a delay of profitability.

The exploration of mineral properties is highly speculative in nature, involves substantial expenditures and is frequently non-productive.

Mineral exploration is highly speculative in nature and is frequently non-productive. Substantial expenditures are required to:

•	establish ore reserves through drilling and metallurgical and other testing techniques;
•	determine metal content and metallurgical recovery processes to extract metal from the ore; and,
•	design mining and processing facilities.

If we discover ore at the Properties, we expect that it would be several additional years from the initial phases of exploration until production is possible. During this time, the economic feasibility of production could change. As a result of these uncertainties, there can be no assurance that our exploration programs will result in proven and probable reserves in sufficient quantities to justify commercial operations.

Even if our exploration efforts at the Properties are successful, we may not be able to raise the funds necessary to develop the Properties.

If our exploration efforts at our prospects are successful, of which there can be no assurance, our current estimates indicate that we may be required to raise substantial external financing to develop and construct the mines. Sources of external financing could include bank borrowings and debt and equity offerings, but financing has become significantly more difficult to obtain in the current market environment. The failure to obtain financing would have a material adverse effect on our growth strategy and our results of operations and financial condition. We currently have no specific plan to obtain the necessary funding and there exist no agreements, commitments or arrangements to provide us with the financing that we may need. There can be no assurance that we will commence production at any of our Properties or generate sufficient revenues to meet our obligations as they become due or obtain necessary financing on acceptable terms, if at all, and we may not be able to secure the financing necessary to begin or sustain production at the Properties. Our failure to raise needed funding could also result in our inability to meet our future royalty and work commitments under our mineral leases, which could result in a forfeiture of our mineral interest altogether and a default under other financial commitments. In addition, should we incur significant losses in future periods, we may be unable to continue as a going concern, and we may not be able to realize our assets and settle our liabilities in the normal course of business at amounts reflected in our financial statements included or incorporated herein by reference.

8

We may not be able to obtain permits required for development of the Properties.

In the ordinary course of business, mining companies are required to seek governmental permits for expansion of existing operations or for the commencement of new operations. We will be required to obtain numerous permits for our Properties. Obtaining the necessary governmental permits is a complex and time-consuming process involving numerous jurisdictions and often involving public hearings and costly undertakings. Our efforts to develop the Properties may also be opposed by environmental groups. In addition, mining projects require the evaluation of environmental impacts for air, water, vegetation, wildlife, cultural, historical, geological, geotechnical, geochemical, soil and socioeconomic conditions. An Environmental Impact Statement would be required before we could commence mine development or mining activities. Baseline environmental conditions are the basis on which direct and indirect impacts of the Properties are evaluated and based on which potential mitigation measures would be proposed. If the Properties were found to significantly adversely impact the baseline conditions, we could incur significant additional costs to avoid or mitigate the adverse impact, and delays in the development of Properties could result.

Permits would also be required for, among other things, storm-water discharge; air quality; wetland disturbance; dam safety (for water storage and/or tailing storage); septic and sewage; and water rights appropriation. In addition, compliance must be demonstrated with the Endangered Species Act and the National Historical Preservation Act.

The mining industry is intensely competitive.

The mining industry is intensely competitive. We may be at a competitive disadvantage because we must compete with other individuals and companies, many of which have greater financial resources, operational experience and technical capabilities than we do. Increased competition could adversely affect our ability to attract necessary capital funding or acquire suitable producing properties or prospects for mineral exploration in the future. We may also encounter increasing competition from other mining companies in our efforts to locate acquisition targets, hire experienced mining professionals and acquire exploration resources.

Our future success is subject to risks inherent in the mining industry.

Our future mining operations, if any, would be subject to all of the hazards and risks normally incident to developing and operating mining properties. These risks include:

•	insufficient ore reserves;
•	fluctuations in metal prices and increase in production costs that may make mining of reserves uneconomic;
•	significant environmental and other regulatory restrictions;
•	labor disputes; geological problems;
•	failure of underground stopes and/or surface dams;
•	force majeure events; and
•	the risk of injury to persons, property or the environment.

Our future profitability will be affected by changes in the prices of metals.

If we establish reserves, and complete development of a mine, our profitability and long-term viability will depend, in large part, on the market price of gold. The market prices for metals are volatile and are affected by numerous factors beyond our control, including:

•	global or regional consumption patterns;
•	supply of, and demand for, gold and other metals;
•	speculative activities;
•	expectations for inflation; and,
•	political and economic conditions.

9

The aggregate effect of these factors on metals prices is impossible for us to predict. Decreases in metals prices could adversely affect our ability to finance the exploration and development of our properties, which would have a material adverse effect on our financial condition and results of operations and cash flows. There can be no assurance that metals prices will not decline.

The price of gold may decline in the future. If the price of gold and silver is depressed for a sustained period, we may be forced to suspend operations until the prices increase, and to record asset impairment write-downs. Any continued or increased net losses or asset impairments would adversely affect our financial condition and results of operations.

We are subject to significant governmental regulations.

Our operations and exploration and development activities are subject to extensive federal, state, and local laws and regulations governing various matters, including:

•	environmental protection;
•	management and use of toxic substances and explosives;
•	management of natural resources;
•	exploration and development of mines, production and post-closure reclamation;
•	taxation;
•	labor standards and occupational health and safety, including mine safety; and
•	historic and cultural preservation.

Failure to comply with applicable laws and regulations may result in civil or criminal fines or penalties or enforcement actions, including orders issued by regulatory or judicial authorities enjoining or curtailing operations or requiring corrective measures, installation of additional equipment or remedial actions, any of which could result in us incurring significant expenditures. We may also be required to compensate private parties suffering loss or damage by reason of a breach of such laws, regulations or permitting requirements. It is also possible that future laws and regulations, or a more stringent enforcement of current laws and regulations by governmental authorities, could cause additional expense, capital expenditures, restrictions on or suspensions of any future operations and delays in the exploration of our properties.

Changes in mining or environmental laws could increase costs and impair our ability to develop our properties.

From time to time the U.S. and Mexican governments may determine to revise U.S. or Mexican mining and environmental laws. It remains unclear to what extent new legislation or regulations may affect existing mining claims or operations. The effect of any such revisions on our operations cannot be determined conclusively until such revision is enacted; however, such legislation could materially increase costs on properties located on federal lands, such as ours, and such revision could also impair our ability to develop the Properties and to explore and develop other mineral projects.

Mineral exploration and development inherently involves significant and irreducible financial risks. We may suffer from the failure to find and develop profitable mineral deposits.

The exploration for and development of mineral deposits involves significant financial risks, which even a combination of careful evaluation, experience and knowledge may not eliminate. Unprofitable efforts may result from the failure to discover mineral deposits. Even if mineral deposits are found, such deposits may be insufficient in quantity and quality to return a profit from production, or it may take a number of years until production is possible, during which time the economic viability of the project may change. Few properties which are explored are ultimately developed into producing mines. Mining companies rely on consultants and others for exploration, development, construction and operating expertise.

10

Substantial expenditures are required to establish ore reserves, extract metals from ores and, in the case of new properties, to construct mining and processing facilities. The economic feasibility of any development project is based upon, among other things, estimates of the size and grade of ore reserves, proximity to infrastructures and other resources (such as water and power), metallurgical recoveries, production rates and capital and operating costs of such development projects, and metals prices. Development projects are also subject to the completion of favorable feasibility studies, issuance and maintenance of necessary permits and receipt of adequate financing.

Once a mineral deposit is developed, whether it will be commercially viable depends on a number of factors, including: the particular attributes of the deposit, such as size, grade and proximity to infrastructure; government regulations including taxes, royalties and land tenure; land use, importing and exporting of minerals and environmental protection; and mineral prices. Factors that affect adequacy of infrastructure include: reliability of roads, bridges, power sources and water supply; unusual or infrequent weather phenomena; sabotage; and government or other interference in the maintenance or provision of such infrastructure. All of these factors are highly cyclical. The exact effect of these factors cannot be accurately predicted, but the combination may result in not receiving an adequate return on invested capital.

Significant investment risks and operational costs are associated with our exploration activities. These risks and costs may result in lower economic returns and may adversely affect our business.

Mineral exploration, particularly for gold, involves many risks and is frequently unproductive. If mineralization is discovered, it may take a number of years until production is possible, during which time the economic viability of the project may change.

Development projects may have no operating history upon which to base estimates of future operating costs and capital requirements. Development project items such as estimates of reserves, metal recoveries and cash operating costs are to a large extent based upon the interpretation of geologic data, obtained from a limited number of drill holes and other sampling techniques, and feasibility studies. Estimates of cash operating costs are then derived based upon anticipated tonnage and grades of ore to be mined and processed, the configuration of the ore body, expected recovery rates of metals from the ore, comparable facility and equipment costs, anticipated climate conditions and other factors. As a result, actual cash operating costs and economic returns of any and all development projects may materially differ from the costs and returns estimated, and accordingly, our financial condition and results of operations may be negatively affected.

Our failure to satisfy the financial commitments under the agreements controlling our rights to explore on our current prospects could result in our loss of those potential opportunities.

We hold all of our mineral interests under agreements and commitments that require ongoing financial obligations, including work commitments. Our failure to satisfy those obligations could result in a loss of those interests. In such an event, we would be required to recognize an impairment of the assets currently reported in our financial statements.

We are required to obtain government permits to begin new operations. The acquisition of such permits can be materially impacted by third party litigation seeking to prevent the issuance of such permits. The costs and delays associated with such approvals could affect our operations, reduce our revenues, and negatively affect our business as a whole.

Mining companies are required to seek governmental permits for the commencement of new operations. Obtaining the necessary governmental permits is a complex and time-consuming process involving numerous jurisdictions and often involving public hearings and costly undertakings. The duration and success of permitting efforts are contingent on many factors that are out of our control. The governmental approval process may increase costs and cause delays depending on the nature of the activity to be permitted, and could cause us to not proceed with the development of a mine. Accordingly, this approval process could harm our results of operations.

11

Any of our future acquisitions may result in significant risks, which may adversely affect our business.

An important element of our business strategy is the opportunistic acquisition of operating mines, properties and businesses or interests therein within our geographical area of interest. While it is our practice to engage independent mining consultants to assist in evaluating and making acquisitions, any mining properties or interests therein we may acquire may not be developed profitably or, if profitable when acquired, that profitability might not be sustained. In connection with any future acquisitions, we may incur indebtedness or issue equity securities, resulting in increased interest expense, or dilution of the percentage ownership of existing shareholders. We cannot predict the impact of future acquisitions on the price of our business or our Common Stock. Unprofitable acquisitions, or additional indebtedness or issuances of securities in connection with such acquisitions, may impact the price of our Common Stock and negatively affect our results of operations.

Our ability to find and acquire new mineral properties is uncertain. Accordingly, our prospects are uncertain for the future growth of our business.

Because mines have limited lives based on proven and probable ore reserves, we may seek to replace and expand our future ore reserves, if any. Identifying promising mining properties is difficult and speculative. Furthermore, we encounter strong competition from other mining companies in connection with the acquisition of properties producing or capable of producing gold. Many of these companies have greater financial resources than we do. Consequently, we may be unable to replace and expand future ore reserves through the acquisition of new mining properties or interests therein on terms we consider acceptable. As a result, our future revenues from the sale of gold or other precious metals, if any, may decline, resulting in lower income and reduced growth.

Corporate and securities laws and regulations are likely to increase our costs.

The Sarbanes-Oxley Act of 2002 (“SOX”), which became law in July 2002, has impacted our corporate governance, securities disclosure and compliance practices. In response to the requirements of SOX, the SEC and major stock exchanges have promulgated rules and listing standards covering a variety of subjects. Compliance with these rules and listing standards are likely to increase our general and administrative costs, and we expect these to continue to increase in the future. In particular, we are required to include the management report on internal control as part of our annual reports pursuant to Section 404 of SOX. We have evaluated our internal control systems in order (i) to allow management to report on our internal controls, as required by these laws, rules and regulations, (ii) to provide reasonable assurance that our public disclosure will be accurate and complete, and (iii) to comply with the other provisions of Section 404 of SOX. We cannot be certain as to the timing of the completion of our evaluation, testing and remediation actions or the impact these may have on our operations. Furthermore, there is no precedent available by which to measure compliance adequacy. If we are not able to implement the requirements relating to internal controls and all other provisions of Section 404 in a timely fashion or achieve adequate compliance with these requirements or other requirements of SOX, we might become subject to sanctions or investigation by regulatory authorities such as the SEC or FINRA. Any such action may materially adversely affect our reputation, financial condition and the value of our securities, including our Common Stock. SOX and these other laws, rules and regulations have increased legal and financial compliance costs and have made our corporate governance activities more difficult, time-consuming and costly.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential shareholders could lose confidence in our financial reporting, this would harm our business and the trading price of our stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide financial reports or prevent fraud, our business reputation and operating results could be harmed. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

Nevada law and our by-laws protect our directors from certain types of lawsuits.

Nevada law provides that our directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as directors. Our by-laws require us to indemnify our directors and officers against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing shareholders from recovering damages against our directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our assets to defend our directors and officers against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

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Opposition of the Company’s exploration, development and operational activities may adversely affect the Company’s reputation, its ability to receive mining rights or permits and its current or future activities.

Maintaining a positive relationship with the communities in which the Company operates is critical to continuing successful exploration and development. Community support for operations is a key component of a successful exploration or development project. Various international and national laws, codes, resolutions, conventions, guidelines and other materials relating to corporate social responsibility (including rights with respect to health and safety and the environment) may also require government consultation with communities on a variety of issues affecting local stakeholders, including the approval of mining rights or permits.

The Company may come under pressure in the jurisdictions in which it explores or develops to demonstrate that other stakeholders benefit and will continue to benefit from its commercial activities. Local stakeholders and other groups may oppose the Company’s current and future exploration, development and operational activities through legal or administrative proceedings, protests, roadblocks or other forms of public expression against the Company’s activities. Opposition by such groups may have a negative impact on the Company’s reputation and its ability to receive necessary mining rights or permits. Opposition may also require the Company to modify its exploration, development or operational plans or enter into agreements with local stakeholders or governments with respect to its projects, in some cases causing considerable project delays. Any of these outcomes could have a material adverse effect on the Company’s business, financial condition, results of operations and Common Share price.

The title to the Company’s properties could be challenged or impugned.

Although the Company has or will receive title opinions for any properties in which it has a material interest, there is no guarantee that title to such properties will not be challenged or impugned. The Company has not conducted surveys of the claims in which it holds direct or indirect interests and, therefore the precise area and location of the properties may be in doubt. The Company’s properties may be subject to prior unregistered agreements or transfers or native land claims and title may be affected by unidentified or unknown defects. Title insurance is generally not available for mineral properties and the Company’s ability to ensure that it has obtained secure claims to individual mineral properties or mining concessions may be constrained. A successful challenge to the Company’s title to a property or to the precise area and location of a property could cause delays or stoppages to the Company’s exploration, development or operating activities without reimbursement to the Company. Any such delays or stoppages could have a material adverse effect on the Company’s business, financial condition and results of operations.

Risks Related to Our Stock

Future issuances of our Common Stock could dilute current shareholders and adversely affect the market if it develops.

We have the authority to issue up to 250,000,000 shares of common stock and 5 million shares of preferred stock and to issue options and warrants to purchase shares of our Common Stock, without shareholder approval. Future share issuances are likely due to our need to raise additional working capital in the future. Those future issuances will likely result in dilution to our shareholders. In addition, we could issue large blocks of our Common Stock to fend off unwanted tender offers or hostile takeovers without further shareholder approval, which would not only result in further dilution to investors in this offering but could also depress the market value of our Common Stock, if a public trading market develops.

We may issue preferred stock that would have rights that are preferential to the rights of our Common Stock that could discourage potentially beneficial transactions to our common shareholders.

An issuance of shares of preferred stock could result in a class of outstanding securities that would have preferences with respect to voting rights and dividends and in liquidation over our Common Stock and could, upon conversion or otherwise, have all of the rights of our Common Stock. Our Board of Directors' authority to issue preferred stock could discourage potential takeover attempts or could delay or prevent a change in control through merger, tender offer, proxy contest or otherwise by making these attempts more difficult or costly to achieve. The issuance of preferred stock could impair the voting, dividend and liquidation rights of common stockholders without their approval.

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There is currently an illiquid market for our common shares, and shareholders may be unable to sell their shares for an indefinite period of time.

There is presently an illiquid market for our common shares. There is no assurance that a liquid market for our common shares will ever develop in the United States or elsewhere, or that if such a market does develop that it will continue.

Over-the-counter stocks are subject to risks of high volatility and price fluctuation.

We have not applied to have our shares listed on any stock exchange or on the NASDAQ Capital Market, and we do not plan to do so in the foreseeable future. The OTC market for securities has experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations and other factors, such as commodity prices and the investment markets generally, as well as economic conditions and quarterly variations in our results of operations, may adversely affect the market price of our Common Stock and make it more difficult for investors to sell their shares.

Trading in our securities is on an electronic bulletin board established for securities that do not meet NASDAQ listing requirements. As a result, investors will find it substantially more difficult to dispose of our securities. Investors may also find it difficult to obtain accurate information and quotations as to the price of, our Common Stock.

Our stock price may be volatile and as a result, shareholders could lose all or part of their investment. The value of our shares could decline due to the impact of any of the following factors upon the market price of our Common Stock:

•	failure to meet operating budget;
•	decline in demand for our Common Stock;
•	operating results failing to meet the expectations of securities analysts or investors in any quarter;
•	downward revisions in securities analysts' estimates or changes in general market conditions;
•	investor perception of the mining industry or our prospects; and
•	general economic trends.

In addition, stock markets have experienced extreme price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our Common Stock.

Outstanding shares that are eligible for future sale could adversely impact a public trading market for our Common Stock.

All of the shares of Common Stock that were distributed under the Acquisition are free-trading shares. In addition, in the future, we may offer and sell shares without registration under the Securities Act. All of such shares will be "restricted securities" as defined by Rule 144 ("Rule 144") under the Securities Act and cannot be resold without registration except in reliance on Rule 144 or another applicable exemption from registration. Under Rule 144, our non-affiliates (who have not been affiliates within the past 90 days) can sell restricted shares held for at least six months, subject only to the restriction that we made available public information as required by Rule 144 (which restriction is not applicable after the shares have been held by non-affiliates for at least 12 months). Our affiliates can sell restricted securities after they have been held for six months, subject to compliance with manner of sale, volume restrictions, Form 144 filing and current public information requirements.

No prediction can be made as to the effect, if any, that future sales of restricted shares of common stock, or the availability of such common stock for sale, will have on the market price of our Common Stock prevailing from time to time. Sales of substantial amounts of such common stock in the public market, or the perception that such sales may occur, could adversely affect the then prevailing market price of our Common Stock.

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Owners of our Common Stock are subject to the “penny stock” rules.

Since our shares are not listed on a national stock exchange or quoted on the Nasdaq Market within the United States, trading in our shares on the OTC market is subject, to the extent the market price for our shares is less than $5.00 per share, to a number of regulations known as the "penny stock rules". The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide the customer with additional information including current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer's account, and to make a special written determination that the penny stock is a suitable investment for the investor and receive the investor’s written agreement to the transaction. To the extent these requirements may be applicable they will reduce the level of trading activity in the secondary market for our shares and may severely and adversely affect the ability of broker-dealers to sell our shares, if a publicly traded market develops.

We do not expect to pay cash dividends in the foreseeable future. Any return on investment may be limited to the value of our stock.

We have never paid any cash dividends on any shares of our capital stock, and we do not anticipate that we will pay any dividends in the foreseeable future. Our current business plan is to retain any future earnings to finance the expansion of our business. Any future determination to pay cash dividends will be at the discretion of our Board of Directors, and will be dependent upon our financial condition, results of operations, capital requirements and other factors as our board of directors may deem relevant at that time. If we do not pay cash dividends, our stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

Nevada law and our by-laws protect our directors from certain types of lawsuits.

Nevada law provides that our directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as directors. Our by-laws require us to indemnify our directors and officers against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our assets to defend our directors and officers against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

Risks Related To This Offering

The existence of outstanding options and warrants may impair our ability to raise capital.

At December 19, 2022, there were 24,935,560 shares of common stock issuable upon the exercise of outstanding options and warrants at an average exercise price of CDN$0.14. During the life of the notes, options and warrants, the holders are given an opportunity to profit from a rise in the market price of our Common Stock with a resulting dilution in the interest of the other shareholders. Our ability to obtain additional financing during the period the notes, options, warrants are outstanding may be adversely affected and the existence of the notes, options and warrants may have an effect on the price of our Common Stock. The holders of the warrants may be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital by a new offering of securities on terms more favorable than those provided by the warrants.

There are trading risks for low priced stocks.

The Common Stock is currently traded in the over-the-counter market on the OTC.QB quotation system maintained by the OTC Markets Group, Inc. As a consequence, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure, relating to the market for penny stocks, in connection with trades in any stock defined as a penny stock. The Commission recently adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three (3) years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three (3) years, or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three (3) years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

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If our securities are not quoted on NASDAQ, or we do not have $2,000,000 in net tangible assets, trading in our securities will be covered by Rules 15-g-1 through 15-g-6 promulgated under the Exchange Act for non-NASDAQ and nonexchange listed securities. Under such rules, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to this transaction. Securities are exempt from these rules if the market price of the Common Stock is at least $5.00 per share.

The market price of our securities could be adversely affected by sales of registered and restricted securities.

Actual sales or the prospect of future sales of shares of our Common Stock under Rule 144 may have a depressive effect upon the price of, and market for, our Common Stock. As of December 19, 2022, 136,091,400 shares of our Common Stock were issued and outstanding 108,290,940 of these shares are "restricted securities " and under some circumstances may, in the future, be under a registration under the Securities Act or in compliance with Rule 144 adopted under the Securities Act. In general, under Rule 144, a person who is not and has not been an affiliate for at least 90 days and has beneficially owned restricted shares of common stock for at least six months is entitled to sell the shares provided the Company is current in filing its reports with the SEC or has otherwise made available current public information as defined in the Rule; and after such person has held the shares for at least 12 months, is entitled to sell the shares without restriction. Persons who are affiliates of the Company or have been affiliates of the Company within the past 90 days may sell restricted securities, subject to satisfying other conditions, provided they have owned the shares for at least six months and provided further that within any three-month period, the number of shares may not exceed:

•	The greater of one percent of the total number of outstanding shares of the same class; or

•	If our Common Stock is quoted on Nasdaq or a stock exchange, the average weekly trading volume during the four calendar weeks immediately preceding the sale.

We cannot predict what effect, if any, that sales of shares of common stock, or the availability of these shares for sale, will have on the market prices prevailing from time-to-time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market may adversely effect prevailing prices for our Common Stock and could impair our ability to raise capital in the future through the sale of equity securities.

Our ability to issue additional securities without shareholder approval could have substantial dilutive and other adverse effects on existing stockholders and investors in this offering.

We have the authority to issue additional shares of common stock and to issue options and warrants to purchase shares of our Common Stock without shareholder approval. Future issuance of common stock could be at values substantially below the exercise price of the warrants, and therefore could represent further substantial dilution to you as an investor in this offering. In addition, we could issue large blocks of voting stock to fend off unwanted tender offers or hostile takeovers without further shareholder approval. As of December 19, 2022, we had issued options for 4,980,000 shares and with vested exercisable options to purchase up to 4,480,000 shares of common stock at a weighted average exercise price of $0.07 USD per share are currently vested, outstanding warrants exercisable to purchase up to 24,435,560 shares of common stock at a weighted average exercise price of CDN $0.14 per share. Exercise of these warrants and options could have a further dilutive effect on existing stockholders and you as an investor.

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Market for the Company’s Common Stock and Related Stockholder Matters

The Common Stock was approved for quotation on the OTC Bulletin Board under the ticker symbol “AHNR” The Company’s shares are now quoted on the OTC.QB of the OTC Markets Group, Inc. In addition, since October, 2021 our Common Stock has been approved for trading on the Canadian Securities Exchange under the symbol “ATHA”. The following sets forth the high and low trading prices on the OTC.QB for the periods shown:

	2021		2020
	High	Low	High	Low
First quarter ended March 31	$0.14	$0.05	$0.04	$0.01
Second quarter ended June 30	$0.10	$0.06	$0.15	$0.02
Third quarter ended September 30	$0.10	$0.07	$0.10	$0.05
Fourth quarter ended December 31	$0.20	$0.10	$0.07	$0.04

The closing price of the Company's common stock as of March 31, 2022 was $0.06, as reported on the OTC.QB. The OTC.QB prices are bid and ask prices which represent prices between broker-dealers and do not include retail mark-ups and mark-downs or any commissions to the broker-dealer. The prices do not reflect prices in actual transactions. As of December 19, 2022, there were approximately 72 record owners of the Company's common stock.

The OTC.QB is a registered quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. An OTC equity security generally is any equity that is not listed or traded on NASDAQ or a national securities exchange. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements, per se, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority.

Trading in our Common Stock is subject to rules adopted by the SEC regulating broker dealer practices in connection with transactions in "penny stocks." Those disclosure rules applicable to penny stocks require a broker dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC. That disclosure document advises an investor that investment in penny stocks can be very risky and that the investor's salesperson or broker is not an impartial advisor but rather paid to sell the shares. The disclosure contains further warnings for the investor to exercise caution in connection with an investment in penny stocks, to independently investigate the security, as well as the salesperson with whom the investor is working and to understand the risky nature of an investment in this security. The broker dealer must also provide the customer with certain other information and must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Further, the rules require that, following the proposed transaction, the broker provide the customer with monthly account statements containing market information about the prices of the securities.

Rules Governing Low-Price Stocks that May Affect Our Shareholders' Ability to Resell Shares of Our Common Stock

Quotations on the OTC/QB reflect inter-dealer prices, without retail mark-up, markdown or commission and may not reflect actual transactions. The Common Stock may be subject to certain rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in “penny stocks”. Penny stocks generally are securities with a price of less than $5.00, other than securities registered on certain national exchanges or quoted on the Nasdaq system, provided that the exchange or system provides current price and volume information with respect to transaction in such securities. The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

The penny stock rules require broker-dealers, prior to a transaction in a penny stock not otherwise exempt from the rules, to make a special suitability determination for the purchaser to receive the purchaser’s written consent to the transaction prior to sale, to deliver standardized risk disclosure documents prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

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Holders

As of the date of this prospectus, we have approximately 72 shareholders of record of the Company’s common stock.

Rule 144 Shares

As of the date of this prospectus, we have 108,290,940 shares of common stock issued and outstanding that are available for resale by our shareholders to the public under Rule 144 of the Securities Act. However, in the future, we may issue shares without registration under the Securities Act in reliance upon exemptions from the registration requirements of the Securities Act, in which event those shares would be deemed “restricted securities” and may, in the future, become eligible for resale under Rule 144.

Effective February 15, 2008, the SEC amended Rule 144 as part of its efforts to facilitate public and private capital-raising and ease disclosure requirements, particularly for smaller companies but also for large public companies. Under Rule 144, as amended, a non-affiliate of an issuer is eligible to resell restricted securities after they have been owned for six months without regard to the former rules related to manner of sale, volume limitations and the requirement to file a Form 144 with the SEC. After a non-affiliate has owned restricted securities for one year, the amended Rule 144 eliminates the requirement that the issuer have current public information available.

Under the amended Rule 144, affiliates of an issuer may resell restricted securities after the applicable six month holding period but continue to be subject to the current public information, volume limitation, manner of sale and Form 144 filing requirements. However, the manner of sale has been amended to permit resales through “risk list principal transactions”, as well as “broker’s transactions”. The revised Rule 144 also eliminates the manner of sale requirements for resale of debt securities by affiliates and increases the volume limitations for resales of debt securities by affiliates to an amount not to exceed 10% of a particular tranche that such debt securities were issued under in any three-month period.

Dividends

As of the filing of this prospectus, we have not paid any dividends to our shareholders. There are no restrictions which would limit our ability to pay dividends on common equity or that are likely to do so in the future. Delaware law prohibits us from declaring dividends where, after giving effect to the distribution of the dividend, we would not be able to pay our debts as they become due in the usual course of business; or if our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Transfer Agent

The transfer agent and registrar for our common and preferred stock is Eqiniti, 1110 Centre Point Drive, Suite 101, Mendota Heights, MN 55120.

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Equity Compensation Plan Information

2020 Equity Incentive Plan

The Board of Directors of the Company concluded, in order to attract and hire key technical personnel and management as our Company grows, it will be necessary to offer option packages in order to compete effectively with other companies seeking the support of these highly qualified individuals. After careful consideration, the Board recommended the approval of the Company’s 2020 Equity Incentive Plan as being in the best interests of Stockholders.

The 2020 Equity Incentive Plan was approved by written consent of Stockholders holding 75% of the Company’s outstanding common stock, and was adopted by the Board of Directors. The Company is authorized to grant rights to acquire up to a maximum of 10,000,000 shares of common stock under the Plan. The Plan is authorized to grant incentive stock options that qualify under Section 422 of the Internal Revenue Code of 1986, as amended.

The 2020 Plan provides for the grant of (1) both incentive and nonstatutory stock options, (2) stock bonuses, (3) rights to purchase restricted stock and (4) stock appreciation rights (collectively, "Stock Awards"). Incentive stock options granted under the 2017 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. Nonstatutory stock options granted under the 2020 Plan are intended not to qualify as incentive stock options under the Code.

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Use of Proceeds

We are registering these shares pursuant to the registration rights granted to the Selling Securityholders. We will not receive any proceeds from the sale or other disposition by the Selling Securityholders of the shares of our Common Stock covered by this prospectus. We will receive the proceeds from the exercise of Warrants by the Selling Securityholders, if any. No Selling Securityholder has made a commitment to exercise any Warrants.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

We use the terms “Athena,” “we,” “our,” and “us” to refer to Athena Gold Corporation and its consolidated subsidiary, Athena Minerals, Inc (“AMI”).

The following discussion should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this Report. The discussion of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future.

Forward-Looking Statements

Some of the information presented in this Registration Statement constitutes “forward-looking statements. These forward-looking statements include, but are not limited to, statements that include terms such as “may,” “will,” “intend,” “anticipate,” “estimate,” “expect,” “continue,” “believe,” “plan,” or the like, as well as all statements that are not historical facts. Forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from current expectations. Although we believe our expectations are based on reasonable assumptions within the bounds of our knowledge of our business and operations, there can be no assurance that actual results will not differ materially from expectations.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Business Overview

Athena Gold Corporation (“we,” “our,” “us,” or “Athena”) is engaged in the acquisition and exploration of mineral resources. We were incorporated in Delaware on December 23, 2003 and began our mining operations in 2010.

In December 2009, we formed and organized a wholly-owned subsidiary, Athena Minerals, Inc. (“Athena Minerals”) which owns and operates mining interests and property in California. On December 31, 2020 we sold the subsidiary to Mr. John Gibbs, a related party, in a non-cash exchange.

The Company’s properties do not have any reserves. The Company plans to conduct exploration programs on these properties with the objective of ascertaining whether any of its properties contain economic concentrations of precious and base metals that are prospective for mining.

Results of Operations for the Three Months Ended September 30, 2022 and 2021

	Three Months Ended
	9/30/22	9/30/21
Operating expenses
Exploration, evaluation and project expenses	$143,287	$66,840
General and administrative expenses	186,506	123,434
Total operating expenses	329,793	190,274

Net operating loss	(329,793)	(190,274)

Interest expense	(463)	(1,096))
Revaluation of warrant liability	854,281	(120,226)
Net income (loss)	$524,025	($(311,596)

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Results of Operations for the Nine Months Ended September 30, 2022 and 2021

	Nine Months Ended
	9/30/22	9/30/21
Operating expenses
Exploration, evaluation and project expenses	$449,350	$128,616
General and administrative expenses	419,956	454,381
Total operating expenses	869,306	582,997

Net operating loss	(869,306)	(582,997)

Interest expense	(463)	(11,203)
Revaluation of warrant liability	822,603	(58,133)
Net loss	$(47,166)	$(652,333)

Operating expenses:

For the three months ending September 30, 2022, the Company increased general and administrative expenses by approximately $63,000. The increase was due to the following approximate year over year variances:

Three months ending	9/30/2022	9/30/2021	Variance
Legal and other professional fees	$53,000	$93,000	$(40,000)
Share based compensation	55,000	19,000	(36,000)
Stock exchange fees and related expenses	76,000	11,000	65,000
Other general expenses	2,000	0	2,000
Total	$186,000	$123,000	$63,000

For the nine months ending September 30, 2022, the Company decreased general and administrative expenses by approximately $34,000. The increase was due to the following approximate year over year variances:

Nine months ending	9/30/2022	9/30/2021	Variance
Legal and other professional fees	$219,000	$261,000	$(42,000)
Share based compensation	79,000	136,000	(57,000)
Stock exchange fees and related expenses	109,000	52,000	57,000
Other general expenses	13,000	5,000	8,000
Total	$420,000	$454,000	($34,000)

•	Legal and other professional fees changed for the nine and three months ending September 30 compared to prior year, resulting from the listing on the Canadian Securities Exchange.
•	Share based compensation was higher in 2021 with the issuance of options in March that were 50% vested on grant date with the remaining share based compensation recognized on a straight line basis for the remaining two years until the options are fully vested. Additional options were issued in August 2022 that were fully vested adding $43,456 in stock-based compensation.
•	Stock exchange fees and related expenses increased in 2022 with the use of consulting fees for fund raising.
•	Other general expenses are higher in 2022 with increases in travel and office expenses.

During the three and nine months ended September 30, 2022, we incurred approximately $143,000 and $449,000, respectively of exploration costs, which were costs associated with our RC drill program on our flagship Excelsior Springs project. This is an increase from the three and nine months ended September 30, 2021 of approximately $67,000 and $129,000, respectively.

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Other income and expense:

The revaluation of warrant liability for the three and nine months ending September 30, 2022 is based on the following warrants that were issued as part of the private placements as detailed in Note 4 to the financial statements.

Three months ending (Warrant date)	9/30/2022	Q3 22 initial valuation	6/30/2022	Gain on revaluation
September 14, 2022	$97,080	$100,656	$0	$3,576
August 31, 2022	79,609	139,255	0	59,646
August 12, 2022	106,093	129,812	0	23,719
April 2022	248,760	0	602,523	353,763
September 2021	80,463	0	218,793	138,330
May 2021	163,161	0	438,408	275,247
Total	$775,166	$369,723	$1,259,724	$854,281

Nine months ending (Warrant date)	9/30/2022	2022 initial valuation	12/31/2021	Gain (loss) on revaluation
September 14, 2022	$97,080	$100,656	$0	$3,576
August 31, 2022	79,609	139,255	0	59,646
August 12, 2022	106,093	129,812	0	23,719
April 2022	248,760	203,838	0	(44,922)
September 2021	80,463	0	341,145	260,682
May 2021	163,161	0	683,063	519,902
Total	$775,166	$573,561	$1,024,208	$822,603

Liquidity and Capital Resources

Going Concern

Our consolidated financial statements have been prepared on a going concern basis, which assumes that we will be able to meet our obligations and continue our operations during the next fiscal year. Asset realization values may be significantly different from carrying values as shown in our consolidated financial statements and do not give effect to adjustments that would be necessary to the carrying values of assets and liabilities should we be unable to continue as a going concern.

At September 30, 2022, we had not yet achieved profitable operations and we have accumulated losses of approximately $11,000,000 since our inception. We expect to incur further losses in the development of our business, all of which casts substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern depends on our ability to generate future profits and/or to obtain the necessary financing to meet our obligations arising from normal business operations when they come due.

We have financed our capital requirements primarily through borrowings from related parties and equity financings. We expect to meet our future financing needs and working capital and capital expenditure requirements through additional borrowings and offerings of debt or equity securities, although there can be no assurance that our future financing efforts will be successful. The terms of future financing could be highly dilutive to existing shareholders. Currently, there are no arrangements in place for additional equity funding or new loans.

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Liquidity

As of September 30, 2022, we had approximately $256,000 of cash and a working capital of approximately $24,000. This compares to cash on hand of approximately $73,000 and negative working capital of approximately $74,000 on December 31, 2021.

During the twelve months ended December 31, 2021, we have sold 14,358,700 shares of common stock in private placements realizing proceeds of $742,375. For the nine months ending September 30, 2022, the Company completed a private placement in which we sold 14,557,700 units. We realized total proceeds of $1,043,950 net of offering costs. We anticipate that future funding will be in the form of additional equity financing from the sale of our common stock, or loans from officers, directors or significant shareholders.

Cash Flows

A summary of our cash provided by and used in operating, investing and financing activities is as follows:

	Nine Months Ended
	9/30/22	9/30/21
Net cash used in operating activities	$(682,171)	$(391,197)
Net cash used in financing activities	(29,214)	0
Net cash provided by financing activities	894,838	720,477
Net increase in cash	183,453	329,280
Cash, beginning of period	72,822	8,986
Cash, end of period	$256,275	$338,266

Net cash used in operating activities:

Net cash used in operating activities was approximately $682,000 and approximately $391,000 during the nine months ended September 30, 2022 and 2021, respectively.

Cash used in operating activities during the nine months ended September 30, 2022, is primarily attributed to the change in prepaid expenses and accounts payable.

Net cash provided by financing activities:

Cash provided by financing activities during the nine months ended September 30, 2022, was approximately $895,000. The Company received proceeds from private placements in April 2022 and during the third quarter 2022.

Off Balance Sheet Arrangements:

We do not have and never had any off-balance sheet arrangements.

Recent Accounting Pronouncements

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

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Critical Accounting Policies

The preparation of financial statements in conformity with U.S. GAAP requires us to make estimates, assumptions and judgments that affect the amounts reported in our financial statements. The accounting positions described below are significantly affected by critical accounting estimates.

We believe that the significant estimates, assumptions and judgments used when accounting for items and matters such as capitalized mineral rights, asset valuations, recoverability of assets, asset impairments, taxes, and other provisions were reasonable, based upon information available at the time they were made. Actual results could differ from these estimates, making it possible that a change in these estimates could occur in the near term.

Foreign Currency

The Company is exposed to currency risk on transactions and balances in currencies other than the functional currency. The Company has not entered any contracts to manage foreign exchange risk. The functional currency of the Company is the US dollar; therefore, the Company is exposed to currency risk from financial assets and liabilities denominated in Canadian dollars.

Mineral Rights

We have determined that our mining rights meet the definition of mineral rights, as defined by accounting standards, and are tangible assets. As a result, our direct costs to acquire or lease mineral rights are initially capitalized as tangible assets. Mineral rights include costs associated with: leasing or acquiring patented and unpatented mining claims; leasing mining rights including lease signature bonuses, lease rental payments and advance minimum royalty payments; and options to purchase or lease mineral properties.

If we establish proven and probable reserves for a mineral property and establish that the mineral property can be economically developed, mineral rights will be amortized over the estimated useful life of the property following the commencement of commercial production or expensed if it is determined that the mineral property has no future economic value or if the property is sold or abandoned. For mineral rights in which proven and probable reserves have not yet been established, we assess the carrying values for impairment at the end of each reporting period and whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Proven and probable reserves have not been established for any mineral rights as of September 30, 2021.

Impairment of Long-lived Assets

We continually monitor events and changes in circumstances that could indicate that our carrying amounts of long-lived assets, including mineral rights, may not be recoverable. When such events or changes in circumstances occur, we assess the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through their undiscounted expected future cash flows. If the future undiscounted cash flows are less than the carrying amount of these assets, we recognize an impairment loss based on the excess of the carrying amount over the fair value of the assets.

Exploration Costs

Mineral exploration costs are expensed as incurred. When it has been determined that it is economically feasible to extract minerals and the permitting process has been initiated, exploration costs incurred to further delineate and develop the property are considered pre-commercial production costs and will be capitalized and included as mine development costs in our consolidated balance sheets.

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Share-based Payments

We measure and recognize compensation expense or professional services expense for all share-based payment awards made to employees, directors and non-employee consultants based on estimated fair values. We estimate the fair value of stock options on the date of grant using the Black-Scholes-Merton option pricing model, which includes assumptions for expected dividends, expected share price volatility, risk-free interest rate, and expected life of the options. Our expected volatility assumption is based on our historical weekly closing price of our stock over a period equivalent to the expected life of the options.

We expense share-based compensation, adjusted for estimated forfeitures, using the straight-line method over the vesting term of the award for our employees and directors and over the expected service term for our non-employee consultants. We estimate forfeitures at the time of grant and revise those estimates in subsequent periods if actual forfeitures differ from our estimates. Our excess tax benefits, if any, cannot be credited to stockholders’ equity until the deduction reduces cash taxes payable; accordingly, we realized no excess tax benefits during any of the periods presented in the accompanying consolidated financial statements.

Income Taxes

We account for income taxes through the use of the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis, and for income tax carry-forwards. A valuation allowance is recorded to the extent that we cannot conclude that realization of deferred tax assets is more likely than not. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

We follow a two-step approach to recognizing and measuring tax benefits associated with uncertain tax positions taken, or expected to be taken in a tax return. The first step is to determine if, based on the technical merits, it is more likely than not that the tax position will be sustained upon examination by a taxing authority, including resolution of any related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is more than 50% likely to be realized upon ultimate settlement with a taxing authority. We recognize interest and penalties, if any, related to uncertain tax positions in our provision for income taxes in the consolidated statements of operations. To date, we have not recognized any tax benefits from uncertain tax positions.

Results of Operations for the Years Ended December 31, 2021 and 2020

A summary of our results from operations is as follows:

	Twelve Months Ended
	12/31/21	12/31/20
Operating expenses
Exploration, evaluation and project expenses	$137,983	$89,550
General and administrative expenses	614,478	187,556
Total operating expenses	752,461	277,106

Net operating loss	(752,461)	(277,106)

Interest expense - related party	0	(112,140)
Interest expense	(12,192)	(20,822)
Gain on extinguishment of debt	3,880	0
Revaluation of warrant liability	(269,482)	0
Net loss	$(1,030,255)	$(410,068)

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For the twelve months ending December 31, 2021, the Company increased general and administrative expenses by approximately $430,000. The increase was due to the following year over year variances:

Twelve months ending	12/31/2021	12/31/2020	Variance
Legal and other professional fees	$370,000	$141,000	$229,000
Share based compensation	158,000	0	158,000
Stock exchange fees	68,000	23,000	45,000
Other general expenses	18,000	24,000	(6,000)
Total	$614,000	$188,000	$426,000

•	The increase in legal and professional fees increase is associated with the acquisition and maintenance of the Project and our listing on the Canadian Stock Exchange (“CSE”).

•	On March 22, 2021, the Company issued a total of 2,000,000 non-statutory stock options to four individuals, three of which are Directors of the Company, the other an independent technical consultant. Upon vesting, each option is exercisable to purchase one share of common stock at a price of $0.09 per share. The options vest 50% upon issuance, and 25% on each of the first and second anniversaries of the grant date. The Company recognized share-based compensation expense related to the stock options of $128,000 for 2021.

•	On March 22, 2021, the Company agreed to issue a total of 300,000 restricted stock units at a price of $0.10 per share to the independent technical consultant helping design our 2021 exploration programs at the Project. As such, we have recorded stock-based compensation in the amount of $30,000.

•	The increase in stock exchange fees was a result of listing on the CSE and other compliance reporting.

For the year ended December 31, 2021, there was a variance $48,000 for the same period in 2020 in exploration and evaluation expenses. We have begun initial activities on our future exploration programs which has resulted in an additional exploration cost compared to 2020.

For the year ended December 31, 2020, interest expense includes $112,140 of related party interest associated with the convertible credit facility, and $20,822 of interest expense associated with the convertible note payable which includes $14,649 of interest expense resulting from the amortization of the note discount.

On May 25, 2021, we completed a private placement in which we sold 6,250,000 units. Each unit was priced at CAD$0.08 and consisted of one share of the Company’s common stock and one stock purchase warrant granting the holder the right to purchase one additional share of common stock at a price of CAD$0.15. At inception date of May 25, 2021, we determined the warrants fair value to be $485,052. For the twelve months ending December 31, 2021, the warrant liability was valued at $683,063, resulting in a revaluation of warrant liability of $198,011.

On September 30, 2021, we completed a private placement in which we sold 3,108,700 units. Each unit was priced at CAD$0.08 and consisted of one share of the Company’s common stock and one stock purchase warrant granting the holder the right to purchase one additional share of common stock at a price of CAD$0.15. At inception date of September 30, 2021, we determined the warrants fair value to be $269,674. For the twelve months ending December 31, 2021, the warrant liability was valued at $341,145, resulting in a revaluation of warrant liability of $71,471.

Liquidity and Capital Resources:

The Company has no revenue generating operations from which it can internally generate funds. To date, the Company’s ongoing operations have been financed by the sale of its equity securities by way of public offerings, private placements and the exercise of incentive stock options and share purchase warrants. The Company believes that it will be able to secure additional private placements and public financings in the future, although it cannot predict the size or pricing of any such financings. This situation is unlikely to change until such time as the Company can develop a bankable feasibility study on one of its projects.

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On May 25, 2021, we completed a private placement in which we sold 6,250,000 units. We realized total proceeds of $401,823 net of offering costs. Additionally, on September 30, 2021, we completed a private placement in which we sold 3,108,700 units. We realized total proceeds of $190,552 net of offering costs.

Liquidity

As of December 31, 2021, we had approximately $73,000 of cash and working capital of approximately $74,000. This compares to cash on hand of approximately $9,000 and negative working capital of approximately $236,000 at December 31, 2020.

The Company expects that it will operate at a loss for the foreseeable future and believes the current cash and cash equivalents and working capital will be sufficient for it to maintain its currently held properties, fund its planned exploration, and fund its currently anticipated general and administrative costs for at least the next 12 months from the date of this report. However, the Company does expect that it will be required to raise additional funds through public or private equity financings in the future in order to continue in business in the future past the immediate 12 month period. Should such financing not be available in that time-frame, the Company will be required to reduce its activities and will not be able to carry out all of its presently planned exploration and, if warranted, development activities on its currently anticipated scheduling.

Capital Management

The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern in order to pursue the development and exploration of its mineral properties and to maintain a flexible capital structure, which optimizes the costs of capital to an acceptable risk.

As of December 31, 2021, the capital structure of the Company consists of 119,858,700 shares of common stock, par value $0.0001. The Company manages the capital structure and adjusts it in response to changes in economic conditions, its expected funding requirements, and risk characteristics of the underlying assets. The Company’s funding requirements are based on cash forecasts. In order to maintain or adjust the capital structure, the Company may issue new debt, new shares and/or consider strategic alliances. Management reviews its capital management approach on a regular basis. The Company is not subject to any externally imposed capital requirements.

Off Balance Sheet Arrangements

We do not engage in any activities involving variable interest entities or off-balance sheet arrangements.

Critical Accounting Policies and Use of Estimates

Stock based compensation is measured at grant date, based on the fair value of the award, and is recognized as an expense over the employee’s requisite service period. We estimate the fair value of each stock option as of the date of grant using the Black-Scholes pricing model. The Company determines the expected life based on historical experience with similar awards, giving consideration to the contractual terms, vesting schedules and post-vesting forfeitures. The Company uses the risk-free interest rate on the implied yield currently available on U.S. Treasury issues with an equivalent remaining term approximately equal to the expected life of the award. The Company has never paid any cash dividends on its common stock and does not anticipate paying any cash dividends in the foreseeable future.

Mineral property exploration costs are expensed as incurred until such time as economic reserves are quantified. To date, the Company has not established any proven or probable reserves on its mineral properties. Costs of lease, exploration, carrying and retaining unproven mineral lease properties are expensed as incurred. The Company has chosen to expense all mineral exploration costs as incurred given that it is still in the exploration stage. Once the Company has identified proven and probable reserves in its investigation of its properties and upon development of a plan for operating a mine, it would enter the development stage and capitalize future costs until production is established. When a property reaches the production stage, the related capitalized costs will be amortized over the estimated life of the probable-proven reserves. When the Company has capitalized mineral properties, these properties will be periodically assessed for impairment of value and any diminution in value. To date, the Company has not established the commercial feasibility of any exploration prospects; therefore, all exploration costs are being expensed.

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DESCRIPTION OF BUSINESS

DEFINITIONS

The following sets forth definitions of certain important mining terms used in this report.

“Ag” is the abbreviation for silver.

“Au” is the abbreviation for gold.

“Backfill” is primarily waste sand or rock used to support the roof or walls after removal of ore from a stope.

“By-Product” is a secondary metal or mineral product recovered in the milling process such, as gold.

“Concentrate” is a very fine powder-like product containing the valuable metal from which most of the waste material in the ore has been eliminated.

“Contained Ounces” represents ounces in the ground before reduction of ounces not able to be recovered by applicable metallurgical process.

“Cut-off Grade” is the minimum metal at which an ore body can be economically mined; used in the calculation of reserves in a given deposit.

“Cyanidation” is a method of extracting gold or silver by dissolving it in a weak solution of sodium or potassium cyanide.

“Development” is work carried out for the purpose of accessing a mineral deposit. In an underground mine that includes shaft sinking, crosscutting, drifting and raising. In an open pit mine, development includes the removal of over burden.

“Dilution” is an estimate of the amount of waste or low-grade mineralized rock which will be mined with the ore as part of normal mining practices in extracting an ore body.

“Doré” is unrefined gold and silver bullion bars which contain gold, silver and minor amounts of impurities which will be further refined to almost pure metal.

“Drilling”

Core: with a hollow bit with a diamond cutting rim to produce a cylindrical core that is used for geological study and assays used in mineral exploration.

In-fill: is any method of drilling intervals between existing holes, used to provide greater geological detail and to help establish reserve estimates.

“Exploration” is prospecting, sampling, mapping, diamond drilling and other work involved in searching for ore.

“Gold” is a metallic element with minimum fineness of 999 parts per 1000 parts pure gold.

“Grade” is the amount of metal in each ton of ore, expressed as troy ounces per ton or grams per tonne for precious metals.

“Heap Leach Pad” is a large impermeable foundation or pad used as a base for ore during heap leaching.

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“Heap Leaching Process” is a process of extracting gold and silver by placing broken ore on an impermeable pad and applying a diluted cyanide solution that dissolves a portion of the contained gold and silver, which are then recovered in metallurgical processes.

“Hectare” is a metric unit of area equal to 10,000 square meters (2.471 acres).

“Mill” is a processing facility where ore is finely ground and thereafter undergoes physical or chemical treatments to extract the valuable metals.

“Mill-Lead Grades” are metal content of mined ore going into a mill for processing.

“Mineralized Material” is gold and/or silver bearing material that has been physically delineated by one or more of a number of methods, including drilling, underground work, surface trenching and other types of sampling. This material has been found to contain a sufficient amount of mineralization of an average grade of metal or metals to have economic potential that warrants further exploration evaluation. While this material is not currently or may never be classified as ore reserves, it is reported as mineralized material only if the potential exists for reclassification into the reserves category. This material cannot be classified in the reserves category until final technical, economic and legal factors have been determined. Under the United States Securities and Exchange Commission’s (“SEC”) standards, a mineral deposit does not qualify as a reserve unless it can be economically and legally extracted at the time of reserve determination and it constitutes a proven or probable reserve (as defined below). In accordance with Securities of Exchange Commission guidelines, mineralized material reported in the Company’s reports filed with the SEC no longer includes inferred mineral resources.

“Mining Rate” tons of ore mined per day or even specified time period.

“Open Pit” is a mine where the minerals are mined entirely from the surface.

“Operating Cash Costs Per Ounce” are cash costs per ounce minus production taxes and royalties.

“Ore” is rock, generally containing metallic or non-metallic minerals, which can be mined and processed at a profit.

“Ore Body” is a sufficiently large amount of ore that can be mined economically.

“Ore Reserve” is the part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination.

“Probable Reserve” is a part of a mineralized deposit which can be extracted or produced economically and legally at the time of the reserve determination. The quantity and grade and/or quality of a probable reserve is computed from information similar to that used for a proven reserve, but the sites for inspection, sampling and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven reserves, is high enough to assume continuity between points of observation. Mining dilution, where appropriate, has been factored into the estimation of probable reserves.

“Proven Reserve” is a portion of a mineral deposit which can be extracted or produced economically and legally at the time of the reserve determination. The quantity of a proven reserve is computed from dimensions revealed in outcrops, trenches, workings or drill holes; grade and/or quality are computed from the results of detailed sampling and the sites for inspections, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of a proven reserve is well-established. Mining dilution, where appropriate, has been factored into the estimation of proven reserves.

“Reclamation” is the process by which lands disturbed as a result of mining activity are modified to support beneficial land use. Reclamation activity may include the removal of buildings, equipment, machinery and other physical remnants of mining, closure of tailings, leach pads and other features, and contouring, covering and re-vegetation of waste rock and other disturbed areas.

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“Recovery Rate” is a term used in process metallurgy to indicate the proportion of valuable material physically recovered in the processing of ore. It is generally stated as a percentage of material recovered compared to the material originally present.

“Refining” is the final stage of metal production in which impurities are removed from the molten metal.

“Run-of-mine Ore” is mined ore which has not been subjected to any pretreatment, such as washing, sorting or crushing prior to processing.

“Silver” is a metallic element with minimum fineness of 995 parts per 1000 parts pure silver.

“Stripping Ratio” is the ratio of the number of tons of waste material to the number of tons of ore extracted at an open-pit mine.

“Tailings” is the material that remains after all economically and technically recovered precious metals have been removed from the ore during processing.

“Ton” means a short ton which is equivalent to 2,000 pounds, unless otherwise specified.

“Total costs” are the sum of cash costs and non-cash costs.

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Overview

We were incorporated on December 23, 2003, in Delaware and our principal business is the acquisition and exploration of mineral resources.

In January 2021, the company’s Board of Directors approved a name change from Athena Silver Corporation, to Athena Gold Corporation. Athena is engaged in the acquisition and exploration of mineral resources. We began our mining operations in 2010.

We entered into a mining lease and option agreement which granted us mining rights to the Langtry silver prospect located in San Bernardino County California. Due to the depressed commodities prices over the ensuing decade, we were never able to engage in meaningful exploration efforts. On April 28, 2020, Athena Silver Corporation entered into an agreement to terminate lease with an option to buy dated March 10, 2016 with Bruce and Elizabeth Strachan, Trustees of the Bruce and Elizabeth Strachan Revocable Living Trust dated July 25, 2007, including any and all amendments thereto dated April 28, 2020 with respect to the Langtry Mine in California. As a result of this termination agreement, all scheduled lease option payments due in 2020 and beyond were considered terminated and void upon signing of the agreement.

In December 2009, we formed and organized a new wholly-owned subsidiary, Athena Minerals, Inc. (“Athena Minerals”) which owned and operated our mining interests and properties in California. On December 31, 2020 we sold the subsidiary to Tripower Resources Inc., a company controlled by Mr. John Gibbs, a related party, in a non-cash exchange to satisfy our more than $2.0 million debt to Mr. Gibbs which is discussed further below and in the Notes to the Consolidated Financial Statements included in this report.

Effective December 27, 2021 (the “Effective Date”), Nubian completed the sale to the Company of a 100% interest in Nubian’s former Excelsior Springs exploration project located in Esmeralda County, Nevada, USA, as contemplated in an option agreement dated December 11, 2020, as amended on November 10, 2021, among the Company, Nubian and Nubian Resources USA. Pursuant to the sale transaction, the Company acquired the interest in the Project through its acquisition of all of the outstanding shares of Nubian Resources USA, the legal owner of the claims and mineral rights comprising the Project. The sale of the Nubian Resources USA shares was effected pursuant to the terms of a share purchase agreement dated December 27, 2021, among the Company, Nubian and Nubian Resources USA. As a result of the transaction, through its ownership of Nubian Resources USA, Athena now holds a 100% interest in the Project, subject to a 1% of net smelter returns royalty with respect to the Project granted to Nubian.

In addition to the royalty, Nubian received an aggregate of 50,000,000 shares of Athena Common Stock as consideration for the transactions under the Option Agreement and the Share Purchase Agreement. Under the terms of the Share Purchase Agreement, Nubian agreed to use commercially reasonable efforts to distribute all of the Shares to its shareholders, pro rata, subject to certain conditions, including that the distribution can be effected in accordance with applicable laws and the policies of the TSX Venture Exchange, exempt from the requirements to file a prospectus in Canada, as discussed below. Accordingly, Nubian proposes to distribute the Shares to its shareholders pro rata by way of a return of capital distribution and effect the stated capital reduction to reflect such distribution.

The following is a summary of the terms of the Share Purchase Agreement, which summary is qualified in its entirety by reference to the Share Purchase Agreement:

•	The consideration paid to Nubian for 100% of the issued and outstanding shares of Nubian Resources USA consisted of:

○	An aggregate of 50,000,000 shares of Common Stock, which number includes the 5,000,000 shares of Common Stock previously issued to Nubian under the Option Agreement; and
○	A 1% Net Smelter Royalty on all production from the Property.

•	The Shares were issued as “restricted securities” under the Securities Act of 1933, as amended (“Securities Act”). However, the Company has agreed to file a registration statement on Form S-1 registering the distribution by Nubian of the Shares to the Nubian Shareholders, pro rata. Nubian has undertaken to complete the distribution of all the Shares once the S-1 registration statement has been declared effective.
•	Pending completion of the S-1 and distribution of the Shares, for a period of 12 months following the Effective Date or until Nubian owns less than 4.9% of the issued and outstanding shares of Common Stock, Nubian has agreed to exercise its voting rights with respect to such shares in a manner to support the recommendations of the Athena Board of Directors except for (i) voting on any proposed change in control transaction or (ii) voting on any proposed sale of all or substantially all of the Property, including a property included known as Palmetto.
•	Nubian shall be entitled to nominate one representative to serve on the Athena Board of Directors.

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Athena’s agreement with Nubian includes 100% of the 140 unpatented claims at the Project with two additional patented claims held under a lease option that are subject to a 2% net smelter returns royalty on gold production. Under the terms of the Option Agreement, Nubian will retain a 1% net smelter returns royalty (“NSR Royalty”) on the Project if Athena fully exercises the option. Athena will have the right to purchase 0.5% (being one half) of the NSR Royalty for CAD $500,000 and the remaining 0.5% of the NSR Royalty at fair market value.

On June 9, 2022, the Company entered into an Acquisition Agreement (the “Agreement”) to purchase an undivided 100% interest in the Fortunatus and Prout patented lode mining claims in Esmeralda County, Nevada $185,000. The Agreement was completed in July 2022 with the following terms:

•	$25,000 will be settled in cash (Paid July 2022)

•	$35,000 of the purchase price settled by the issuance of 500,000 shares of the Company’s common stock (Issued); and

•	$125,000 will be settled by a loan, repayable by the Company in quarterly installments of $25,000, beginning November 13, 2022 (paid), and continuing until October 13, 2023, at which time the entire remaining unpaid principal balance will be payable.

Excelsior Springs is our flagship project and we completed a N.I. 43-101 Technical Report as required for our listing on the Canadian Stock Exchange that details past work and drill programs and highlight future exploration plans to advance the Project.

We have not presently determined whether our mineral properties contain mineral reserves that are economically recoverable.

Our primary focus going forward will be to continue evaluating our properties, as well as possible acquisitions of additional mineral rights and exploration, all of which will require additional capital.

Conflicts of Interests

Magellan Gold Corporation (“Magellan”) is a publicly-held company under common control. John Gibbs is a significant shareholder of both Athena and Magellan.

Silver Saddle Resources, LLC (“Silver Saddle”) is a private company under common control. Mr. Power and Mr. Gibbs are significant investors and managing members of Silver Saddle.

Athena, Magellan and Silver Saddle are exploration stage companies, and each is involved in the business of acquisition and exploration of mineral resources.

The existence of common ownership and common management could result in significantly different operating results or financial position from those that could have resulted had Athena, Magellan and Silver Saddle been autonomous. In addition, the common ownership could result in significant conflicts of interest both in terms of the allocation of working capital as well as under the doctrine of corporate opportunity, inasmuch as all three entities are engaged in mineral exploration in the United States. Messrs. Power and Gibbs have not adopted any policy or guidelines to mitigate the potential adverse effects of their conflicting interests between and among, Athena, Magellan and Silver Saddle.

Investors in Athena should be cognizant that the interests of Athena may, in the future, be in conflict with the other activities of Athena’s control persons.

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EXCELSIOR SPRINGS PROJECT

The Project is Athena Gold’s flagship property.

Prior to Athena, The Project has been explored by a number of companies over the past 30 years during which it is believed that at least 84 RC drill holes totaling 35,873 feet have been drilled. The target is a large tonnage, moderate grade gold deposit amenable to open pit mining.

Location and Access:

The Project is located in the southeast part of unsurveyed Township 5 south, Range 39 and 40 east, MDBM, Esmeralda County, Nevada, approximately 45 miles southwest of Goldfield, Nevada. The Property is accessed by traveling 14.5 miles (23.2 km) south of Goldfield on US highway 95 and then turning west onto Nevada State Route 266 at Lida Junction and proceeding west for approximately 28.7 miles (45.9 km). Just past mile marker 12, a county-maintained gravel road turns north and leads five miles (8 km) to the Project. There is a locked gate at the southern edge of the patented claims. The Property lies on the moderately hilly south flank of the Palmetto Mountains at an elevation of 6,000 to 8,000 feet (1,829 – 2,439 m) with moderate to heavy juniper/pinion pine cover.

The Project comprises 140 unpatented mining claims and two patented mining claims. All of the claims are held by our wholly-owned subsidiary Nubian Resources USA (“Nubian”) and located on Federal Government land administered by the Department of Interior's Bureau of Land Management ("BLM"). The two patented claims are being purchased by Nubian from the former owner, Christian Bramwell, of Pahrump, Nevada. The patented claims, the Prout and Fortunatus (MS 4106), were located in 1873 and 1892, respectively, and were patented in 1912. The patented claims have both surface and mineral rights. Ownership of the unpatented claims gives the right to explore for and develop mineral resources but no surface rights.

The Property consists of 42 “EX” and 88 “ES” contiguous, unpatented lode mining claims covering approximately 2,884 acres (1,167 hct) and two patented claims covering 40 acres (16.1 hct). A separate block of ten “ES” claims covering 202 acres (84 hct) is located approximately one mile (1.6 km) northwest of the main block of claims.

Legal Ownership

On June 9, 2022, the Company entered into an Acquisition Agreement (the “Agreement”) to purchase an undivided 100% interest in the Fortunatus and Prout patented lode mining claims in Esmeralda County, Nevada $185,000. The Agreement was completed in July 2022 with the following terms:

•	$25,000 will be settled in cash (Paid July 2022)

•	$35,000 of the purchase price settled by the issuance of 500,000 shares of the Company’s common stock (Issued); and

•	$125,000 will be settled by a loan, repayable by the Company in quarterly installments of $25,000, beginning November 13, 2022 (paid), and continuing until October 13, 2023, at which time the entire remaining unpaid principal balance will be payable.

Nubian Resources retains a 1% Net Smelter Returns Royalty (the “NSR Royalty”) on the Project. One-half (0.5%) of the NSR Royalty may be purchased by Athena for CAD $500,000 payable to Nubian. An additional one-half (0.5%) of the NSR Royalty may be purchased by Athena at fair market value.

34

History:

The Buster Mine claim block was discovered in 1872 and has been through several periods of small-scale mining and exploration efforts. During the late 1800s and perhaps the early 1900s there was unconfirmed production from the Buster Mine of an estimated 18,000 tons at 1.2 oz Au/ton (37.3 g/T). Little else is known about work on the mine until Fernan Lemieux re-timbered the Buster shaft in 1964 at a reported cost of $50,000 (Grant, 1986). A visual inspection of the shaft indicated the ladders were still in good condition. Since 1964, the Project has been explored by a number of companies as described below:

•	1960s & 1970s – Efforts to re-timber the shafts and attempts at small scale mining
•	1986 – Great Pacific Resources (11 RC holes)
•	1988 – Lucky Hardrock JV (12 RC holes)
•	2005-2007 – Walker Lane Gold (22 RC holes)
•	2008 – Evolving Gold (8 RC holes)
•	2011-2014 – Global Geoscience and partner Osisko Mining (31 RC holes & Geophysics)
•	2021-2022 – Athena Gold Corporation (22 RC holes)

Geology and Mineralization:

The project comprises 140 unpatented and two patented lode claims covering 2,884 acres (1,167 hct). The project has had some historic, high-grade gold production from silicified zones on the patented claims. These zones are contained in several, large, intensely altered, E-W-trending shear zones in Paleozoic siltstones and limestones. These shear zones host structurally and lithologically controlled gold mineralization within a 3 X 1 km area of intense clay alteration. The shear zones have been collectively named the Excelsior Springs Shear Zone, ESSZ, and form the core of the exploration targets on the property.

Geology and Mineralization. The Property lies within the Walker Lane, a regional-scale zone of northwest-trending, strike-slip faulting. The Walker Lane hosts a significant number of precious metal deposits including the Comstock Lode at Virginia City, Borealis, Aurora, Mineral Ridge, Paradise Peak, Rawhide, Tonopah, Goldfield and the Bullfrog District. These deposits are Tertiary in age, and all have a very strong structural control for the mineralization. However, the author has not verified information with respect to the abovementioned deposits, and information in this Report with respect to these deposits is not necessarily indicative of the mineralization on the Project. The Project area contains a thick section of basal Precambrian-Cambrian sedimentary rocks that are complexly interlayered by thrust faults with the Ordovician Palmetto Formation. On the Project, there are a large number of prospect pits, small trenches and drill roads concentrated along the Project structural zone ("ESSZ"), a 1,000 foot-wide and 10,000 foot-long (304 m x 3,048 m), east-west-trending zone of shearing and alteration. Underground workings on the two patented claims have been the source of the Project's unverified, historic production, reported to be 19,200 oz Au (18,000 tons containing 1.2 oz Au/ton (37.3 g Au/T)). Assay results for the 84 RC holes drilled on the Project before Athena acquired it show that 51 of the holes (61%) contain a 20-foot interval averaging 0.25 g Au/T, typical cut-off grade for Nevada open-pit gold mines. Forty of the holes (48%) contain a 20-foot interval averaging 0.5 g Au/T, and 24 of the holes (29%) contain a 20-foot interval averaging 1.0 g Au/T.

35

Property Geology. The Project area contains basal Precambrian-Cambrian sedimentary rocks complexly interlayered by thrust faults with the Ordovician Palmetto Formation, as seen in Figure 17 (McKee, 1985). Lithologic units shown on the map are listed below.

Qa - Alluvium, (Quaternary) - sand and gravel.

Tq - Quartz porphyry and alaskite dikes, (Miocene) - Light-colored, quartz-rich fine- grained intrusive rocks.

Opa - Palmetto Formation, (Ordovician) - Heterogeneous mixture of dark, thin-bedded chert, shale, limestone and quartzites, usually in thrust fault contact with older rocks.

Ce - Emigrant Formation, (Cambrian) - Gray- green limey siltstone with sandstone interbeds. Grades upward into platy, gray, aphanitic limestone with chert nodules, chert beds and intraformational limestone conglomerates.

Ch - Harkless Formation, (Cambrian) - Interbedded fine-grained sandstone, siliceous siltstone and thin limestone.

Miocene rhyolite and hornblende diorite dikes (Tq) occur throughout the Project and are particularly abundant in the area east of the Project. Most of the dikes are aligned parallel to the east-west to east-northeast trends of the mineralization in the ESSZ. The quartz-rich rhyolite dikes appear to be more closely associated with alteration and gold mineralization than do the hornblende diorite dikes.

36

The 3,500 foot-thick (1,067 m), Cambrian-age (Ch) Harkless Formation seems to be the predominant host for the alteration and mineralization and is divided into a lower, greenish-gray quartz-rich siltstone member and an upper olive-gray siltstone member. Limestone layers, up to 100 feet-thick (30 m), occur in the lower member. The Cambrian-age (Ce) Emigrant Formation overlying the Harkless consists of a lower, multi-colored limestone-siltstone member, a middle, greenish-gray shale member and an upper, gray, cherty limestone member. The Emigrant Formation is about 1,300 feet-thick (396 m).

Mineralized Zones. The east-west trending ESSZ shows strong hydrothermal alteration over an area 1,000-1,800 feet-wide (305 – 549 m) and 10,000 feet-long (3,050 m) and appears to extend under Quaternary gravels to the west of the Buster and pit areas. In addition to the area around the Buster shaft, there are many other scattered zones of anomalous gold and base metal mineralization within the ESSZ. There are large, well developed, east-west-trending drainages to the north and south of the ESSZ. These drainages also contain outcrops of strongly altered rocks that have not been closely examined. Mineralization on the claims is hosted mostly in the Harkless Formation and the Emigrant Formation. Mineralization occurs almost entirely in shear zones which are characterized by brecciation, silicification and local mylonitization. The ESSZ contains well developed fractures striking east-west and well mineralized sets of north-, northeast- and northwest-striking fractures. There are several gold-bearing quartz veins containing galena and tetrahedrite in the shear zones that represent a post-deformation period of mineralization. Most of the mineralized zones do not contain visible sulfides.

Gold mineralization is localized by the structures and occurs as veinlets and veins. Gold also appears to occur in a disseminated form in favorable stratigraphic units. Brecciated quartz veins are common in the mineralized zones but frequently exhibit no direct correlation with higher gold values. Quartz-copper veins and pods of white quartz are also brecciated and locally re-cemented with fine-grained crystalline to chalcedonic silica. A strong correlation between visible copper and/ or zinc oxides and carbonates and higher-grade gold values has been noted. Cadmium and antimony values are anomalous but somewhat randomly distributed, and arsenic is strongly correlated with gold values greater than 8 ppm.

EXPLORATION ACTIVITIES:

Summary

Athena has begun an initial work program for the Project comprising the following:

•	Data compilation and review;

•	Geologic mapping and sampling of selected areas of the project;

•	Acquisition and evaluation of hyperspectral satellite imagery for alteration studies;

•	Refining the project's structural model for mineralization;

•	Developing a 3-D, computer generated model of the Buster area mineralization;

•	Creating a new set of 1:1200 scale cross sections to include all drill holes. • Phase 1 drilling completed in March and April 2022 • Phase 2 drilling completed in October 2022

(a)      Data Compilation. There is a large amount of historic data generated by previous exploration programs on the Project. Much of the earlier data is incomplete and weakly documented but still useful. A new compilation of all the drilling results including collar location, hole azimuth, dip, total depth and gold values has been completed and used to construct the three-dimensional model and new cross sections.

37

(b)      Geologic Mapping and Sampling. Approximately 20 man-days have been spent mapping in selected areas of the project. Mapping was done on detailed color photos at a scale of 1:2,400 with a particular focus on alteration zones and structural features. This new work is being integrated into the existing geologic map and will be fully digital. The new geologic map has not been completed, but it will serve as a base layer for showing alteration, mineralization, structures, geophysical data and drill hole projections. In conjunction with the mapping of selected areas, the Company has collected and processed 100 surface rock chip samples. Custody of these samples was maintained by the geologists and then delivered to American Assay Labs in Sparks, Nevada. All samples were fire assayed for gold, and an ICP process was used for other elements. The assay process is described in Section 11.1 of this Report and duplicate, standard and blank samples were used.

(c)      Hyperspectral Data. SpecTir Imagery of Reno, Nevada provided a suite of hyperspectral images covering the area around the project. The study shows the alteration mineralogy image generated by the SpecTIR data. The Buster zone clearly shows strong kaolinite and sodium-rich illite (paragonite) alteration. The strong clay alteration zone continues eastward to the Ridge zone (447300 E) and further east into the Project area (448000 E). Further east and west from the Buster zone the clay mineralogy becomes potassium-rich phengite along with muscovite.

(d)      Refining the Structural Model. Ore deposits found within the Walker Lane and particularly mineralized zones in the ESSZ are both structurally and lithologically controlled.

(e)      Three-Dimensional Model. Geo Vector Consultants in Ottawa, Canada has utilized the updated drill hole data base for the Project and has generated the 3-D model for the mineralized zones. There are multiple intercepts of potentially well mineralized material in many of the holes, but further infill drilling is needed to better confirm continuity of the zones between the holes.

(f)       Cross Sections. Mine Development Associates ("MDA"), a division of RESPEC Inc., consultants in Reno, is generating a complete set of 1:600 scale cross sections along with a topographic map showing all of the drill holes and mineralized intervals.

The Company was granted a drilling and exploration permit (the “Drill Permit”) by the BLM in December 2021 for up to 6 drill pads and 11 reverse circulation (“RC”) drill holes at the Project in Esmeralda County, Nevada. Athena has posted the required reclamation bond with the BLM to secure the Drill Permit.

Athena entered into a contract with New Frontier Drilling and in April 2022 completed its maiden drill program with 11 RC holes on both the patented and unpatented claims totaling approximately 5,500 feet.

The Company updated its permit with the BLM with additional locations and completed a Phase 2 drill program with 9 RC holes on both the patanted and unpatented claims totalling approximately 2,800 feet.

38

Athena submitted the samples from the drill program to an independent assay lab in Reno, Nevada for analysis.

		Phase 1 RC Drilling Data and Results

Hole	Intervals, Feet [2]			Azimuth	Decline	Gold [1]	Silver	Total
ID	From	To	Length	Degrees	Degrees	G/T	G/T	Depth, Ft
DB-24	nsm			0	50			400

DB-23	140	250	110	180	50	5.15	8.9	400
includes	140	195	55			10.03	17.3
includes	140	175	35			15.35	26.5

DB-22	220	240	20	0	90	0.61	3.1	400
"	265	285	20			1.48	2.8
"	340	360	20			1.01	5.6

DB-3	215	275	60	135	50	1.10	4.0	350

BT-16	*			218	50			695
BT-15	nsm			38	50			825
BT-13	nsm			0	90			375
BT-12	nsm			180	50			350
BT-11	*			180	50			500

BT-7	110	130	20	135	50	1.11	4.0	380

BT-6	510	530	20	120	50	0.22	16.9	900
							Total Drilling	5,575
nsm: no significant mineral
* assays not yet received
[1] Nominal gold cut off: 0.20 g/t.
[2] Minimum mineral interval of 20 feet. Minimum 20 feet waste between mineral intervals.
Maximum 20 feet waste within mineral intervals. As most spatial data is not yet available, drill intervals are not true mineral thicknesses.

Future exploration phases would be needed to precisely define depth, width, length, tonnage and value per ton of any deposit that has been identified and would involve:

•

RC and CORE drilling to further explore our claim block;

Conduct a new gradient array IP survey that will provide data to a depth of approximately 900 feet (274 m) and better define the southwestern chargeability zone.

•	conducting metallurgical testing; and
•	obtaining other pertinent technical information required to define an ore reserve and complete a feasibility study.

Depending upon the nature of the particular deposit, future exploration phases on the property could take one to five years or more and cost well in excess of $1 million.

39

OTHER NON-MATERIAL PROJECTS

(a)	PALMETTO PROSPECT

Nubian Resources USA, Ltd. also holds eight (8) unpatented mining claims covering a prospect known as Palmetto located in the Railroad Springs Mining District in Esmeralda County, Nevada. The Company has no current plans to explore the prospect which for now will be held for investment.

(b)	CROW SPRINGS PROSPECT

Athena leased from an independent geologist seven unpatented mining claims and then staked four additional unpatented mining claims for a total of eleven (11) claims in the Crow Springs Mining District located in Esmeralda County, Nevada.

The Company has no current plans to explore the prospect, which for now will be held for investment.

No Proven or Probable Mineral Reserves/Exploration Stage Company

We are considered an exploration stage company under SEC criteria since we have not demonstrated the existence of proven or probable mineral reserves at any of our properties. The SEC defines a “reserve” as that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. Proven or probable mineral reserves are those reserves for which (a) quantity is computed and (b) the sites for inspection, sampling, and measurement are spaced so closely that the geologic character is defined and size, shape and depth of mineral content can be established (proven) or the sites are farther apart or are otherwise less adequately spaced but high enough to assume continuity between observation points (probable). Mineral Reserves cannot be considered proven or probable unless and until they are supported by a feasibility study, indicating that the mineral reserves have had the requisite geologic, technical and economic work performed and are economically and legally extractable.

If we demonstrate the existence of proven or probable reserves at any of our properties, we anticipate further updating our mining properties disclosure in accordance with the SEC’s Final Rule 13-10570, Modernization of Property Disclosures for Mining Registrants, which became effective February 25, 2019, and which rescinds SEC Industry Guide 7 following a two-year transition period, which means that we will be required to comply with the new rule no later than our fiscal year beginning January 1, 2021.

MARKETING

All of our Gold mining operations, if successful, will produce gold in doré form or a concentrate that contains gold.

We plan to market our refined metal and doré to credit worthy bullion trading houses, market makers and members of the London Bullion Market Association, industrial companies and sound financial institutions. The refined metals will be sold to end users for use in electronic circuitry, jewelry, silverware, and the pharmaceutical and technology industries. Generally, the loss of a single bullion trading counterparty would not adversely affect us due to the liquidity of the markets and the availability of alternative trading counterparties.

We plan to refine and market its precious metals doré and concentrates using a geographically diverse group of third party smelters and refiners. The loss of any one smelting and refining client may have a material adverse effect if alternate smelters and refiners are not available. We believe there is sufficient global capacity available to address the loss of any one smelter.

40

GOVERNMENT REGULATION

General

Our activities are and will be subject to extensive federal, state and local laws governing the protection of the environment, prospecting, mine development, production, taxes, labor standards, occupational health, mine safety, toxic substances and other matters. The costs associated with compliance with such regulatory requirements are substantial and possible future legislation and regulations could cause additional expense, capital expenditures, restrictions and delays in the development and continued operation of our properties, the extent of which cannot be predicted. In the context of environmental permitting, including the approval of reclamation plans, we must comply with known standards and regulations which may entail significant costs and delays. Although we are committed to environmental responsibility and believe we are in substantial compliance with applicable laws and regulations, amendments to current laws and regulations, more stringent implementation of these laws and regulations through judicial review or administrative action or the adoption of new laws could have a materially adverse effect upon our results of operations.

Federal Environmental Laws

Certain mining wastes from extraction and beneficiation of ores are currently exempt from the extensive set of Environmental Protection Agency (“EPA”) regulations governing hazardous waste, although such wastes may be subject to regulation under state law as a solid or hazardous waste. The EPA has worked on a program to regulate these mining wastes pursuant to its solid waste management authority under the Resource Conservation and Recovery Act (“RCRA”). Certain ore processing and other wastes are currently regulated as hazardous wastes by the EPA under RCRA. If our future mine wastes, if any, were treated as hazardous waste or such wastes resulted in operations being designated as a “Superfund” site under the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA” or “Superfund”) for cleanup, material expenditures would be required for the construction of additional waste disposal facilities or for other remediation expenditures. Under CERCLA, any present owner or operator of a Superfund site or an owner or operator at the time of its contamination generally may be held liable and may be forced to undertake remedial cleanup action or to pay for the government’s cleanup efforts. Such owner or operator may also be liable to governmental entities for the cost of damages to natural resources, which may be substantial. Additional regulations or requirements may also be imposed upon our future tailings and waste disposal, if any, in Nevada under the Federal Clean Water Act (“CWA”) and state law counterparts. We have reviewed and considered current federal legislation relating to climate change and we do not believe it to have a material effect on our operations. Additional regulation or requirements under any of these laws and regulations could have a materially adverse effect upon our results of operations.

EXCELSIOR SPRINGS PROJECT CLAIMS

The following map shows the location of the patented and unpatented mining claims that comprise the Excelsior Springs Project:

41

Excelsior Springs Project - List of ES Claims

	Claim Name	NMC #	Claimant	Valid Until
1	ES 1	1045871	Nubian Resources USA Ltd.	9/1/2023
2	ES 3	1045873	Nubian Resources USA Ltd.	9/1/2023
3	ES 5	1045875	Nubian Resources USA Ltd.	9/1/2023
4	ES 7	1045877	Nubian Resources USA Ltd.	9/1/2023
5	ES 9	1045879	Nubian Resources USA Ltd.	9/1/2023
6	ES 11	1045881	Nubian Resources USA Ltd.	9/1/2023
7	ES 13	1045883	Nubian Resources USA Ltd.	9/1/2023
8	ES 15	1045885	Nubian Resources USA Ltd.	9/1/2023
9	ES 17	1045887	Nubian Resources USA Ltd.	9/1/2023
10	ES 19	1045889	Nubian Resources USA Ltd.	9/1/2023
11	ES 21	1045891	Nubian Resources USA Ltd.	9/1/2023
12	ES 23	1045893	Nubian Resources USA Ltd.	9/1/2023
13	ES 25	1045895	Nubian Resources USA Ltd.	9/1/2023
14	ES 27	1045897	Nubian Resources USA Ltd.	9/1/2023
15	ES 29	1045899	Nubian Resources USA Ltd.	9/1/2023
16	ES 31	1045901	Nubian Resources USA Ltd.	9/1/2023
17	ES 33	1045903	Nubian Resources USA Ltd.	9/1/2023
18	ES 35	1045905	Nubian Resources USA Ltd.	9/1/2023
19	ES 37	1045907	Nubian Resources USA Ltd.	9/1/2023
20	ES 39	1045909	Nubian Resources USA Ltd.	9/1/2023
21	ES 40	1045910	Nubian Resources USA Ltd.	9/1/2023
22	ES 41	1045911	Nubian Resources USA Ltd.	9/1/2023
23	ES 42	1045912	Nubian Resources USA Ltd.	9/1/2023
24	ES 43	1045913	Nubian Resources USA Ltd.	9/1/2023
25	ES 44	1045914	Nubian Resources USA Ltd.	9/1/2023
26	ES 45	1045915	Nubian Resources USA Ltd.	9/1/2023
27	ES 46	1045916	Nubian Resources USA Ltd.	9/1/2023
28	ES 47	1045917	Nubian Resources USA Ltd.	9/1/2023
29	ES 48	1045918	Nubian Resources USA Ltd.	9/1/2023
30	ES 49	1045919	Nubian Resources USA Ltd.	9/1/2023
31	ES 50	1045920	Nubian Resources USA Ltd.	9/1/2023
32	ES 51	1045921	Nubian Resources USA Ltd.	9/1/2023
33	ES 52	1045922	Nubian Resources USA Ltd.	9/1/2023
34	ES 53	1045923	Nubian Resources USA Ltd.	9/1/2023
35	ES 54	1045924	Nubian Resources USA Ltd.	9/1/2023
36	ES 55	1045925	Nubian Resources USA Ltd.	9/1/2023
37	ES 56	1045926	Nubian Resources USA Ltd.	9/1/2023
38	ES 57	1045927	Nubian Resources USA Ltd.	9/1/2023
39	ES 58	1045928	Nubian Resources USA Ltd.	9/1/2023
40	ES 59	1045929	Nubian Resources USA Ltd.	9/1/2023
41	ES 60	1045930	Nubian Resources USA Ltd.	9/1/2023
42	ES 61	1045931	Nubian Resources USA Ltd.	9/1/2023

42

	Claim Name	NMC#	Claimant	Valid Until
43	ES 62	1045932	Nubian Resources USA Ltd.	9/1/2023
44	ES 63	1045933	Nubian Resources USA Ltd.	9/1/2023
45	ES 64	1045934	Nubian Resources USA Ltd.	9/1/2023
46	ES 65	1045935	Nubian Resources USA Ltd.	9/1/2023
47	ES 66	1045936	Nubian Resources USA Ltd.	9/1/2023
48	ES 67	1045937	Nubian Resources USA Ltd.	9/1/2023
49	ES 68	1045938	Nubian Resources USA Ltd.	9/1/2023
50	ES 69	1045939	Nubian Resources USA Ltd.	9/1/2023
51	ES 70	1045940	Nubian Resources USA Ltd.	9/1/2023
52	ES 71	1045941	Nubian Resources USA Ltd.	9/1/2023
53	ES 72	1045942	Nubian Resources USA Ltd.	9/1/2023
54	ES 73	1045943	Nubian Resources USA Ltd.	9/1/2023
55	ES 74	1045944	Nubian Resources USA Ltd.	9/1/2023
56	ES 75	1045945	Nubian Resources USA Ltd.	9/1/2023
57	ES 76	1045946	Nubian Resources USA Ltd.	9/1/2023
58	ES 77	1045947	Nubian Resources USA Ltd.	9/1/2023
59	ES 78	1045948	Nubian Resources USA Ltd.	9/1/2023
60	ES 79	1045949	Nubian Resources USA Ltd.	9/1/2023
61	ES 80	1045950	Nubian Resources USA Ltd.	9/1/2023
62	ES 81	1045951	Nubian Resources USA Ltd.	9/1/2023
63	ES 82	1045952	Nubian Resources USA Ltd.	9/1/2023
64	ES 83	1045953	Nubian Resources USA Ltd.	9/1/2023
65	ES 84	1045954	Nubian Resources USA Ltd.	9/1/2023
66	ES 85	1045955	Nubian Resources USA Ltd.	9/1/2023
67	ES 86	1045956	Nubian Resources USA Ltd.	9/1/2023
68	ES 87	1045957	Nubian Resources USA Ltd.	9/1/2023
69	ES 88	1045958	Nubian Resources USA Ltd.	9/1/2023
70	ES 89	1045959	Nubian Resources USA Ltd.	9/1/2023
71	ES 90	1045960	Nubian Resources USA Ltd.	9/1/2023
72	ES 91	1045961	Nubian Resources USA Ltd.	9/1/2023
73	ES 92	1045962	Nubian Resources USA Ltd.	9/1/2023
74	ES 93	1045963	Nubian Resources USA Ltd.	9/1/2023
75	ES 94	1045964	Nubian Resources USA Ltd.	9/1/2023
76	ES 95	1045965	Nubian Resources USA Ltd.	9/1/2023
77	ES 96	1045966	Nubian Resources USA Ltd.	9/1/2023
78	ES 97	1045967	Nubian Resources USA Ltd.	9/1/2023
79	ES 98	1045968	Nubian Resources USA Ltd.	9/1/2023
80	ES 99	1045969	Nubian Resources USA Ltd.	9/1/2023
81	ES 100	1045970	Nubian Resources USA Ltd.	9/1/2023
82	ES103	1057362	Nubian Resources USA Ltd.	9/1/2023
83	ES105	1057364	Nubian Resources USA Ltd.	9/1/2023
84	ES107	1057366	Nubian Resources USA Ltd.	9/1/2023

43

	Claim Name	NMC#	Claimant	Valid Until
85	ES109	1057368	Nubian Resources USA Ltd.	9/1/2023
86	ES176	1057394	Nubian Resources USA Ltd.	9/1/2023
87	ES179	1057395	Nubian Resources USA Ltd.	9/1/2023
88	ES180	1057396	Nubian Resources USA Ltd.	9/1/2023
89	ES245	1057460	Nubian Resources USA Ltd.	9/1/2023
90	ES246	1057461	Nubian Resources USA Ltd.	9/1/2023
91	ES247	1057462	Nubian Resources USA Ltd.	9/1/2023
92	ES248	1057463	Nubian Resources USA Ltd.	9/1/2023
93	ES249	1057464	Nubian Resources USA Ltd.	9/1/2023
94	ES250	1057465	Nubian Resources USA Ltd.	9/1/2023
95	ES251	1057466	Nubian Resources USA Ltd.	9/1/2023
96	ES252	1057467	Nubian Resources USA Ltd.	9/1/2023
97	ES253	1057468	Nubian Resources USA Ltd.	9/1/2023
98	ES254	1057469	Nubian Resources USA Ltd.	9/1/2023

44

Excelsior Springs Project - List of EX Claims

	Claim Name	NMC #	Claimant	Valid Until
1	EX 1	887756	Nubian Resources USA Ltd.	9/1/2021
2	EX 2	887757	Nubian Resources USA Ltd.	9/1/2021
3	EX 3	887758	Nubian Resources USA Ltd.	9/1/2021
4	EX 4	887759	Nubian Resources USA Ltd.	9/1/2021
5	EX 5	887760	Nubian Resources USA Ltd.	9/1/2021
6	EX 6	887761	Nubian Resources USA Ltd.	9/1/2021
7	EX 7	887762	Nubian Resources USA Ltd.	9/1/2021
8	EX 8	887763	Nubian Resources USA Ltd.	9/1/2021
9	EX 9	887764	Nubian Resources USA Ltd.	9/1/2021
10	EX 10	887765	Nubian Resources USA Ltd.	9/1/2021
11	EX 11	887766	Nubian Resources USA Ltd.	9/1/2021
12	EX 12	887767	Nubian Resources USA Ltd.	9/1/2021
13	EX 13	887768	Nubian Resources USA Ltd.	9/1/2021
14	EX 14	887769	Nubian Resources USA Ltd.	9/1/2021
15	EX 20	897986	Nubian Resources USA Ltd.	9/1/2021
16	EX 21	897987	Nubian Resources USA Ltd.	9/1/2021
17	EX 22	897988	Nubian Resources USA Ltd.	9/1/2021
18	EX 23	897989	Nubian Resources USA Ltd.	9/1/2021
19	EX 24	897990	Nubian Resources USA Ltd.	9/1/2021
20	EX 25	897991	Nubian Resources USA Ltd.	9/1/2021
21	EX 26	897992	Nubian Resources USA Ltd.	9/1/2021
22	EX 27	897993	Nubian Resources USA Ltd.	9/1/2021
23	EX 28	897994	Nubian Resources USA Ltd.	9/1/2021
24	EX 29	897995	Nubian Resources USA Ltd.	9/1/2021
25	EX 30	897996	Nubian Resources USA Ltd.	9/1/2021
26	EX 31	897997	Nubian Resources USA Ltd.	9/1/2021
27	EX 32	897998	Nubian Resources USA Ltd.	9/1/2021
28	EX 33	897999	Nubian Resources USA Ltd.	9/1/2021
29	EX 34	898000	Nubian Resources USA Ltd.	9/1/2021
30	EX 35	898001	Nubian Resources USA Ltd.	9/1/2021
31	EX 36	898002	Nubian Resources USA Ltd.	9/1/2021
32	EX 37	898003	Nubian Resources USA Ltd.	9/1/2021
33	EX 38	898004	Nubian Resources USA Ltd.	9/1/2021
34	EX 39	898005	Nubian Resources USA Ltd.	9/1/2021
35	EX 40	898006	Nubian Resources USA Ltd.	9/1/2021
36	EX 41	898007	Nubian Resources USA Ltd.	9/1/2021
37	EX 42	898008	Nubian Resources USA Ltd.	9/1/2021
38	EX 43	898009	Nubian Resources USA Ltd.	9/1/2021
39	EX 44	898010	Nubian Resources USA Ltd.	9/1/2021
40	EX 45	898011	Nubian Resources USA Ltd.	9/1/2021
41	EX 46	898012	Nubian Resources USA Ltd.	9/1/2021
42	EX 47	898013	Nubian Resources USA Ltd.	9/1/2021

45

Unpatented Mining Claims: The Mining Law of 1872

Except for the Langtry Property, our mineral rights consist of leases covering "unpatented" mining claims created and maintained in accordance with the U.S. General Mining Law of 1872, or the “General Mining Law.” Unpatented mining claims are unique U.S. property interests, and are generally considered to be subject to greater title risk than other real property interests because the validity of unpatented mining claims is often uncertain. The validity of an unpatented mining claim, in terms of both its location and its maintenance, is dependent on strict compliance with a complex body of federal and state statutory and decisional law that supplement the General Mining Law. Also, unpatented mining claims and related rights, including rights to use the surface, are subject to possible challenges by third parties or contests by the federal government. In addition, there are few public records that definitively control the issues of validity and ownership of unpatented mining claims. We have not filed a patent application for any of our unpatented mining claims that are located on federal public lands in the United States and, under possible future legislation to change the General Mining Law, patents may be difficult to obtain.

Location of mining claims under the General Mining Law, is a self-initiation system under which a person physically stakes an unpatented mining claim on public land that is open to location, posts a location notice and monuments the boundaries of the claim in compliance with federal laws and regulations and with state location laws, and files notice of that location in the county records and with the BLM. Mining claims can be located on land as to which the surface was patented into private ownership under the Stockraising Homestead Act of 1916, 43 U.S.C. §299, but the mining claimant cannot injure, damage or destroy the surface owner's permanent improvements and must pay for damage to crops caused by prospecting. Discovery of a valuable mineral deposit, as defined under federal law, is essential to the validity of an unpatented mining claim and is required on each mining claim individually. The location is made as a lode claim for mineral deposits found as veins or rock in place, or as a placer claim for other deposits. While the maximum size and shape of lode claims and placer claims are established by statute, there are no limits on the number of claims one person may locate or own. The General Mining Law also contains provision for acquiring five-acre claims of non-mineral land for millsite purposes. A mining operation typically is comprised of many mining claims.

The holder of a valid unpatented mining claim has possessory title to the land covered thereby, which gives the claimant exclusive possession of the surface for mining purposes and the right to mine and remove minerals from the claim. Legal title to land encompassed by an unpatented mining claim remains in the United States, and the government can contest the validity of a mining claim. The General Mining Law requires the performance of annual assessment work for each claim, and subsequent to enactment of the Federal Land Policy and Management Act of 1976, 43 U.S.C. §1201 et seq., mining claims are invalidated if evidence of assessment work is not timely filed with BLM. However, in 1993 Congress enacted a provision requiring payment of $140 per year claim maintenance fee in lieu of performing assessment work, subject to an exception for small miners having less than 10 claims. No royalty is paid to the United States with respect to minerals mined and sold from a mining claim.

The General Mining Law provides a procedure for a qualified claimant to obtain a mineral patent (i.e., fee simple title to the mining claim) under certain conditions. It has become much more difficult in recent years to obtain a patent. Beginning in 1994, Congress imposed a funding moratorium on the processing of mineral patent applications which had not reached a designated stage in the patent process at the time the moratorium went into effect. Additionally, Congress has considered several bills in recent years to repeal the General Mining Law or to amend it to provide for the payment of royalties to the United States and to eliminate or substantially limit the patent provisions of the law.

Mining claims are conveyed by deed, or leased by the claimant to the party seeking to develop the property. Such a deed or lease (or memorandum of it) needs to be recorded in the real property records of the county where the property is located, and evidence of such transfer needs to be filed with BLM. It is not unusual for the grantor or lessor to reserve a royalty, which as to precious metals often is expressed as a percentage of net smelter returns.

Patented Mining Claims

Patented mining claims, such as the two patented claims included in the Project, are mining claims on federal lands that are held in fee simple by the owner.  No maintenance fees or royalties are payable to the BLM; however, lease payments and royalties are payable under the operative leases.

46

GOLD PRICES

Our operating results are substantially dependent upon the world market prices of silver. We have no control over gold prices, which can fluctuate widely. The volatility of such prices is illustrated by the following table, which sets forth the high and low London Fix prices of silver (as reported by www.kitco.com) per ounce during the periods indicated:

Year	High	Low
2017	$1,346	$1,151
2018	$1,355	$1,178
2019	$1,546	$1,270
2020	$2,067	$1,474
2021	$1,943	$1,684

These historical prices are not indicative of future gold prices.

47

EMPLOYEES AND CONSULTANTS

We have only one part-time employee, Mr. Power, who devotes approximately 25% of his time and attention to our business.  We have agreed to pay Mr. Power $2,500 per month for his services.

We rely heavily on the services of consulting engineers and geologists.

Management and Corporate Governance

Directors and Executive Officers

Our current executive officers and directors are:

Name	Age	Position

John C. Power(1)	60	CEO, President, Secretary and Director

Brian Power(1)	56	Director

John Hiner	73	Director

Markus Janser	54	Director

Tyler Minnick	52	CFO

__________

(1) John C. Power and Brian Power are brothers.

John C. Power has served as a director of Athena since its inception in December 2003 and has served as Athena’s President from December 2005 to December 2007 and from January 2009 to the present and has served as Athena’s Secretary since January 2007. He has also served as director of Magellan Gold Corporation since its formation in September 2010 until November 2020 and as an officer of Magellan from its formation until August 2017 and from January 2018 until November 2020.

Mr. Power is also a co-managing member since 2011 of Silver Saddle Resources, LLC that owns mining claims in Nevada.

From March 2010 to present, Mr. Power has severed as co-Managing Member of Ryan Air Exposition, LLC, a private California holding company that invests in antique airplanes. Mr. Power has served as President and director of Four Rivers Broadcasting, Inc., a radio broadcaster, from May 1997 to March 2005 and Vice President from March 2005 to the present. Mr. Power served as Co-Managing Member of Wyoming Resorts, LLC, which owned and operated an historic hotel in Thermopolis, Wyoming, from June 1997 until June 2017. Mr. Power has been a general partner of Power Vacaville, LP a real estate investment firm since January 2008. Mr. Power also serves as the vice-president and director of The Tide Community Broadcasting, Inc. since July 2012. Mr. Power attended, but did not receive a degree from, Occidental College and University of California at Davis.

Brian Power has served as an officer/director of the company since its inception in December 2003. He was CEO and President from December 2003 until December 2005 and currently serves as a director of the company. From 1997 to 2014 Mr. Power served as CEO and President of Lone Oak Vineyards, Incorporated, a real estate/agricultural investment company.  From October 1998 to 2005, he was a co-founder and managing member of Spirit of Adventure, LLC a company engaged in the development of deep ocean exploration technologies including the design/build of advanced manned submersibles. From 1996 through December 2021 he served on the board of directors of Snuba, Incorporated, a manufacturer and international licensor of proprietary ocean diving systems. From 2014 through the present, Mr. Power founded and is the managing member of Asperatus LLC, a company engaged in the development of airborne remote earth sensing technologies and related data processing analytics. Mr. Power attended Solano Community College and the University of California at Davis.

48

John Hiner is a director of the Company and provides his services to the Issuer on a part-time basis. He has served as a director of the Issuer since March 22, 2021 and will devote approximately 10% of his time to the affairs of the Issuer. As a director, he is responsible for directing and overseeing management of the Issuer.

Mr. Hiner is a licensed geologist in the State of Washington (2002) and SME registered member (2012) and he has an exploration history of over 45 years with several major mining companies exploring for geothermal energy, precious metals and industrial minerals. He has served as a director and/or officer of mineral exploration and mining development companies, and works as an independent consulting geologist for mining companies. Previously, Mr. Hiner was an officer of Geocom Resources Inc. (from 2003 to 2013) and a director of Red Pine Petroleum Ltd. (from 2003 to 2013), Straightup Resources Inc. (from 2017 to 2021) and Gold Basin Resources Corporation (from 2017-2021). Mr. Hiner is currently a director of Golden Lake Exploration Inc. (since 2018).

Mr. Janser has been a director of the Issuer since March 22, 2021 and provides his services to the Issuer on a part-time basis. He will devote approximately 5% of his time to the affairs of the Issuer. As a director, he is responsible for directing and overseeing management of the Issuer.

Mr. Janser has 20 years of experience as a senior executive and business consultant in private and offshore banking, finance and investment, project management, junior mining and exploration and property development. He was also the founding partner of a retail textile company, a financial service group and a property development company. Mr. Janser holds a Master of Arts in Economics from the University of Fribourg, Switzerland (March 1994). Currently, Mr. Janser is also a director of Nubian Resources Ltd., a position he has held since December 2009.

Tyler Minnick has been the Chief Financial Officer of the Issuer since May 6, 2021 and provides his services to the Issuer on a part-time basis. He will devote approximately 10 hours per month of his time to the affairs of the Issuer.

Since December 2018, Mr. Minnick has acted as a Certified Public Accountant (1993) with Grand Mesa CPAs, LLC, and from 2011 to the present he has worked for Augusta Gold Corp. as a consultant, (formerly, Bullfrog Gold Corp.), and was its Chief Financial Officer until October 2020. From May 2018 to September 2018, he was a financial reporting manager with Bowie Resources, LLC. From September 2014 to May 2018 Mr. Minnick acted as the Director of Finance and Administration of the Grand Junction Regional Airport Authority. Mr. Minnick has 11 years of experience in the mining industry.

Involvement in Certain Legal Proceedings

During the last 10 years, except as disclosed above, none of our directors or officers has:

a.       had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

b.       been convicted in a criminal proceeding or subject to a pending criminal proceeding;

c.       been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

d.       been found by a court of competent jurisdiction in a civil action, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Our executive officers are elected at the annual meeting of our Board of Directors held after each annual meeting of our shareholders. Our directors are elected at the annual meeting of our shareholders. Each director and executive officer holds office until his successor is duly elected and qualified, until his resignation or until he is removed in the manner provided by our by-laws.

49

Family Relationships

John C. Power and Brian Power are brothers. There do not exist any arrangements or understandings between any director and any other person pursuant to which any director was elected as such.

Director Independence

Our shares of Common Stock is listed on the OTC Market Inc.’s OTCQB and OTC Pinks inter-dealer quotation systems, which does not have director independence requirements. Nevertheless, for purposes of determining director independence, we have applied the definition set forth in NASDAQ Rule 4200(a)(15). The following directors are considered “independent” as defined under Rule 4200(a)(15): None. John C. Power and Brian Power would not be considered “independent” under the NASDAQ rule due to the fact that John C. Power is an officer and Brian Power is John C. Power’s brother.

Board Meetings

During the year ended December 31, 2021 Our Board held several meetings but all official actions were taken by unanimous written consent.

Committees of the Board of Directors

We currently do not have standing audit, compensation or nominating committees of the Board of Directors. We plan to form audit, compensation and nominating committees when it is necessary to do so to comply with federal securities laws or to meet listing requirements of a stock exchange or the Nasdaq Capital Market.

Compliance with Section 16(a), Beneficial Ownership

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of the Shares, to file reports of ownership and changes of ownership of such securities with the SEC.

Based solely on a review of the reports received by the SEC, the Company believes that, during the fiscal year ended December 31, 2021, the Company’s officers, directors and greater than 10% owners timely filed all reports they were required to file under Section 16(a).

Code of Ethics

We have adopted a Code of Ethics that apples to, among other persons, our company’s principal executive officer, as well as persons performing similar functions. As adopted, our Code of Ethics sets forth written guidelines to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in all reports and documents that we file with, or submit to, the SEC and in other public communications made by us that are within the executive officer’s area of responsibility;

•	compliance with applicable governmental laws, rules and regulations;

•	the prompt internal reporting of violations of the Code; and

•	accountability for adherence to the Code.

Our Code of Ethics has been filed with the SEC as Exhibit 14 to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, as filed with the SEC on April 24, 2007. We will provide a copy of the Code of Ethics to any person without charge, upon request. Requests can be sent to: Athena Gold Corporation.

50

Executive Compensation

Director Compensation

The following table shows compensation paid to our directors (excluding compensation included under our summary compensation table above) for service as directors during the year ended December 31, 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)*	Option Awards ($)*	All Other Compensation ($)	Total ($)
John C. Power	–	–	–	–	–
Brian Power	–	–	$46,687	–	$46,687
John Hiner	–	–	$46,687	–	$46,687
Markus Janser	–	–	$46,687	–	$46,687

__________________

* Represents the aggregate grant date fair value computed in accordance with FASB 123.

Executive Compensation

The table below sets forth, for the last two fiscal years, the compensation earned by our named executive officers consisting of our chief executive officer and chief financial officer. No other executive officer had annual compensation in excess of $100,000 during the last two fiscal years.

Summary Compensation Table

							Nonqualified
Name and				Stock	Option	Non-Equity	Deferred	All Other
Principal		Salary	Bonus	Awards	Awards	Incentive Plan	Compensation	Compensation	Total
Position	Year	($)	($)	($)(1)	($)(1)	Compensation	Earnings	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
John C. Power	2021	$30,000	–	–	–	–	–	–	–
Chief Executive Officer	2020	$30,000	–	–	–	–	–	–	$30,000

Tyler Minnick,	2021	–	–	–	–	–	–	$9,000	$9,000
Chief Financial Officer (2)	2020	–	–	–	–	–	–	–	–

___________________________

(1) Represents the aggregate grant date fair value computed in accordance with FASB 123.

(2) Mr. Minnick’s Other Compensation were consulting fees paid for his services as Chief Financial Officer.

Employment Agreements

We do not have any written employment agreements other than the above-referenced consulting agreement with any of our executive officers; nor do we have or maintain key man life insurance on Mr. Power.

51

Outstanding Equity Awards at Fiscal Year-End

No stock options have been granted to our named executive officers.

Expense Reimbursement

We will reimburse our officers and directors for reasonable expenses incurred during the course of their performance.

Retirement Plans and Benefits

None.

Indemnification of Directors and Officers

Our bylaws contain provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders,

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law,

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or

•	any transaction from which the director derived an improper personal benefit.

Our bylaws provide that we are required to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. Any repeal of or modification to our restated certificate of incorporation or bylaws may not adversely affect any right or protection of a director or executive officer for or with respect to any acts or omissions of such director or executive officer occurring prior to such amendment or repeal. Our bylaws also provide that we may advance expenses incurred by a director or executive officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We believe that these bylaw provisions are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

52

Selling Shareholders and Plan of Distribution

This prospectus relates to the resale of shares of common stock by the Selling Securityholders set forth below. None of the Selling Securityholders have had any material relationship within the past three years with us, or any of our predecessors or affiliates, except as specifically noted.

Except as noted in the tables below, within the past three years none of the Selling Securityholders have held any position or office with us; or entered into a material relationship with us.

There is no assurance that the Selling Securityholders will sell the shares offered by this prospectus.

The following table sets forth:

•	The name of each of the Selling Securityholders;

•	The number of shares of our Common Stock owned by each of them as of December 19, 2022;

•	The number of shares offered by this prospectus that may be sold from time to time by each of them;

•	The number of shares of our Common Stock that will be beneficially owned by each of them if all of the shares offered by them are sold;

•	The percentage of the total shares outstanding that will be owned by each of them at the completion of this offering, if the shareholder sells all of the shares included in this prospectus.

In the following table, we have calculated percentage ownership by assuming that all shares of common stock which the selling shareholder has the right to acquire within 60 days from the date of this prospectus upon the exercise of options, warrants, or convertible securities are outstanding for the purpose of calculating the percentage of common stock owned by such selling shareholder. The below shares and percentages beneficially owned are based upon 136,091,400 shares outstanding on December 19, 2022.

	Shares Beneficially Owned As of Offering Date		Shares Offered	Shares Beneficially Owned After Offering
Name of Beneficial Owner	Number	Percent	Number	Number	Percent

Scotia Capital Inc. ITF Gregory Steers	500,000(1)	0.37%	500,000(1)	0	nil
Investor Company ITF Matthew Wilson	625,000(2)	0.46%	625,000(2)	0	nil
Haywood Securities Inc. (For Benefit of client Ryan Bignold)	250,000(3)	0.18%	250,000(3	0	nil
Canaccord ITF Olive Resource Capital Inc.	625,000(4)	0.46%	625,000(4	0	nil
Sentry Box Pty. Ltd.	800,000(5)	0.59%	800,000(5)	0	nil
Newton Bell Holdings Ltd	200,000(6)	0.15%	200,000(6	0	nil
J Sora Management Services Inc.	2,000,000(7)	1.46%	2,000,000(7)	0	nil
Jason Libenson	2,000,000(8)	1.46%	2,000,000(8	0	nil
Howard Libenson	620,000(9)	0.45%	620,000(9	0	nil
Haywood Securities Inc. (For Benefit of client Martin Walter)	700,000(10)	0.51%	700,000(10)	0	nil
National Bank Financial ITF Brent Wiens	625,000(11)	0.46%	625,000(11	0	nil
Matthew Rees	250,000(12)	0.18%	250,000(12	0	nil
Michael J. Waring	1,250,000(13)	0.91%	1,250,000(13)	0	nil
John Timmons	200,000(14)	0.15%	200,000(14	0	nil
Bryan Kelenson	250,000(15)	0.18%	250,000(15)	0	nil
James Barnett	200,000(16)	0.15%	200,000(16)	0	nil
Canaccord Genuity Corp. ITF Greg Ferron	1,000,000(17)	0.73%	1,000,000(17	0	nil
Haywood Securities Inc. (For Benefit of client Westcan Energy Ltd.)	500,000(18)	0.37%	500,000(18	0	nil
PI Financial Corp ITF Blaise Yerly	300,000(19)	0.22%	300,000(19	0	nil
Ontario Corp.	2,000,000(20)	1.46%	2,000,000(20)	0	nil
H. Leigh Severance	2,500,000(21)	1.82%	2,500,000(25)	0	nil
Crestmont Invest. Ltd.	1,000,000(22)	0.73%	1,000,000(26	0	nil

53

(1)	Includes warrants exercisable for two (2) years to purchase 250,000 shares of common stock at an exercise price of CAD$0.12 per share
(2)	Includes warrants exercisable for two (2) years to purchase 312,500 shares of common stock at an exercise price of CAD$0.12 per share
(3)	Includes warrants exercisable for two (2) years to purchase 125,000 shares of common stock at an exercise price of CAD$0.12 per share
(4)	Includes warrants exercisable for two (2) years to purchase 312,500 shares of common stock at an exercise price of CAD$0.12 per share
(5)	Includes warrants exercisable for two (2) years to purchase 400,000 shares of common stock at an exercise price of CAD$0.12 per share
(6)	Includes warrants exercisable for two (2) years to purchase 100,000 shares of common stock at an exercise price of CAD$0.12 per share
(7)	Includes warrants exercisable for two (2) years to purchase 1,000,000 shares of common stock at an exercise price of CAD$0.12 per share
(8)	Includes warrants exercisable for two (2) years to purchase 1,000,000 shares of common stock at an exercise price of CAD$0.12 per share
(9)	Includes warrants exercisable for two (2) years to purchase 310,000 shares of common stock at an exercise price of CAD$0.12 per share
(10)	Includes warrants exercisable for two (2) years to purchase 350,000 shares of common stock at an exercise price of CAD$0.12 per share
(11)	Includes warrants exercisable for two (2) years to purchase 312,500 shares of common stock at an exercise price of CAD$0.12 per share
(12)	Includes warrants exercisable for two (2) years to purchase 125,000 shares of common stock at an exercise price of CAD$0.12 per share
(13)	Includes warrants exercisable for two (2) years to purchase 625,000 shares of common stock at an exercise price of CAD$0.12 per share
(14)	Includes warrants exercisable for two (2) years to purchase 100,000 shares of common stock at an exercise price of CAD$0.12 per share
(15)	Includes warrants exercisable for two (2) years to purchase 125,000 shares of common stock at an exercise price of CAD$0.12 per share
(16)	Includes warrants exercisable for two (2) years to purchase 100,000 shares of common stock at an exercise price of CAD$0.12 per share
(17)	Includes warrants exercisable for two (2) years to purchase 500,000 shares of common stock at an exercise price of CAD$0.12 per share
(18)	Includes warrants exercisable for two (2) years to purchase 250,000 shares of common stock at an exercise price of CAD$0.12 per share
(19)	Includes warrants exercisable for two (2) years to purchase 150,000 shares of common stock at an exercise price of CAD$0.12 per share
(20)	Includes warrants exercisable for two (2) years to purchase 1,000,000 shares of common stock at an exercise price of CAD$0.12 per share
(21)	Includes warrants exercisable for three (3) years to purchase 1,250,000 shares of common stock at an exercise price of $0.1234 per share
(22)	Includes warrants exercisable for two (2) years to purchase 500,000 shares of common stock at an exercise price of CAD$0.12 per share

(1)	Shares not outstanding but deemed beneficially owned by virtue of the individual's right to acquire them as of May 31, 2022.
(2)	The Selling Securityholders are offering shares of our Common Stock which and underlying warrants that were issued to them in prior transactions or are issuable upon exercise of outstanding warrants to purchase shares of our Common Stock.

Each Selling Securityholder of the Securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Securities covered hereby on the OTCQB or any other stock exchange, market or trading facility on which the Securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Securityholder may use any one or more of the following methods when selling Securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	in transactions through broker-dealers that agree with the Selling Securityholders to sell a specified number of such Securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

54

The Selling Securityholders may also sell Securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the purchaser of Securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the Securities or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Securities in the course of hedging the positions they assume. The Selling Securityholders may also sell Securities short and deliver these Securities to close out their short positions, or loan or pledge the Securities to broker-dealers that in turn may sell these Securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Securities offered by this prospectus, which Securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Securityholders and any broker-dealers or agents that are involved in selling the Securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Securityholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the Securities. The Company has agreed to indemnify the Selling Securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the Securities may be resold by the Selling Securityholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the Securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale Securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale Securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale Securities may not simultaneously engage in market making activities with respect to our Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of our Common Stock by the Selling Securityholders or any other person. Because the Selling Securityholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act.

55

Security Ownership of Certain Beneficial Owners, Management and Related Stockholder Matters

The following table sets forth information with respect to beneficial ownership of our Common Stock by:

•	each person who beneficially owns more than 5% of our Common Stock;

•	each of our named executive officers;

•	each of our directors; and

•	all named executive officers and directors as a group.

The following table shows the number of shares owned as of December 19, 2022 and the percentage of outstanding common stock owned as of that date. Each person has sole voting and investment power with respect to the shares shown, except as noted.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership (2)	Ownership as a Percentage of Outstanding Common Shares(3)

John C. Power (4)	10,523,238	7.69%

Brian Power (5)	1,850,000	1.35%

John Hiner (5)	1,150,000	0.84%

Markus Janser (5)	1,150,000	0.84%

Tyler Minnick(6)	575,000	0.42%

All officers and directors as a group (five persons)	15,248,238	11.14%

Nubian Resources, Ltd. 2526 Yale Court Abbostford, BC V2S 8G9	50,000,000	36.74%

John Gibbs (7) 807 Wood N Creek Ardmore, OK 73041	40,589,470	28.48%

(1)	Unless otherwise stated, address is 2010A Harbison Drive # 312, Vacaville, CA 95687.

(2)	Under SEC Rules, we include in the number of shares owned by each person the number of shares issuable under outstanding options or warrants if those options or warrants are exercisable within 60 days of the date of this prospectus. In calculating percentage ownership, we calculate the ownership of each person who owns exercisable options by adding (i) the number of exercisable options for that person only to (ii) the number of total shares outstanding and dividing that result into (iii) the total number of shares and exercisable options owned by that person.

(3)	Shares and percentages beneficially owned are based upon 136,091,400 shares outstanding on December 19, 2022.

(4)	Includes 300,000 warrants and 500,000 options.

(5)	Includes 1,000,000 options.

(6)	Includes 250,000 options.

(7)	Includes 5,655,000 shares owned by TriPower Resources, Inc., of which John D. Gibbs is President and controlling shareholder; includes 500,000 shares owned by Redwood Microcap Fund, of which Mr. Gibbs is a control person; and includes Warrants exercisable to purchase 6,435,202 shares of Common Stock.

56

Certain Relationships and Related Party Transactions and Director Independence

The following is a summary of transactions or proposed transactions in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years in which any of our directors, executive officers or beneficial holders of more than 5% of the outstanding shares of our Common Stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

Conflicts of Interests

Magellan Gold Corporation (“Magellan”) is a company under common control. Mr. John Power is a significant shareholder of both Athena and Magellan and an officer and director of Athena. Mr. John Gibbs is a significant shareholder in both Athena and Magellan. Athena and Magellan are both involved in the business of acquisition and exploration of mineral resources.

Silver Saddle Resources, LLC (“Silver Saddle”) is also a company under common control. Mr. Power and Mr. Gibbs are the owners and managing members of Silver Saddle. Athena and Silver Saddle are both involved in the business of acquisition and exploration of mineral resources.

There exists no arrangement or understanding with respect to the resolution of future conflicts of interest. The existence of common ownership and common management could result in significantly different operating results or financial position from those that could have resulted had Athena, Magellan and Silver Saddle been autonomous.

Management Fees – Related Parties

The Company is subject to a month-to-month management agreement with Mr. Power requiring a monthly payment of $2,500 as consideration for the day-to-day management of Athena. For each of the twelve months ended December 31, 2021 and 2020, a total of $30,000 was recorded as management fees and are included in general and administrative expenses in the accompanying consolidated statements of operations. At December 31, 2021 and 2020, $0 and $96,500, respectively, of management fees due to Mr. Power had not been paid and are included in accrued liabilities – related parties on the accompanying consolidated balance sheets.

On January 1, 2021, the Company agreed to convert the $96,500 balance of management fees due Mr. Power into 2,144,444 shares of common stock at a price of $0.045 per share.

Accrued Interest and Interest Expense – Related Parties

Related party interest primarily represented interest on the convertible credit facility which was settled as part of the sale of Athena Minerals, Inc. on December 31, 2020. Therefore, on December 31, 2020 all accrued and unpaid interest due Mr. Gibbs totaling $668,012 on the convertible credit facility was also waived as part of the sale of Athena Minerals transaction discussed in Note 1 – basis of presentation. There was no accrued interest on December 31, 2021.

Total related party interest was $0 and $112,140 for the twelve months ended December 31, 2021 and 2020, respectively.

Sales of Common Stock - Related Parties

On May 25, 2021 the Company sold 2,200,000 units in its private placement at a price of CAD$0.08 to Mr. Gibbs, realizing net proceeds of $144,848. During the same private placement, Mr. Power purchased 300,000 units realizing net proceeds of $19,752.

On January 15, 2021 the Company sold 250,000 shares of common stock at a price of $0.03 per share in a private placement to Mr. Gibbs, realizing total proceeds of $7,500.

57

Description of Securities

We are authorized to issue up to 250,000,000 shares of $.0001 par value common stock and 5,000,000 shares of $.0001 par value preferred stock.  As of December 19, 2022, 134,916,400 shares of common stock and no shares of preferred stock were issued and outstanding, and there were approximately 72 shareholders of record.

Common Stock

Each holder of common stock is entitled to one vote for each share held of record.  There is no right to cumulative voting of shares for the election of directors. The shares of common stock are not entitled to pre-emptive rights and are not subject to redemption or assessment.  Each share of common stock is entitled to share ratably in distributions to shareholders and to receive ratably such dividends as may be declared by our Board of Directors out of funds legally available therefor.  Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive, pro-rata, our assets which are legally available for distribution to shareholders.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of $.0001 par value preferred stock.  Our preferred stock can be issued in one or more series as may be determined from time-to-time by our Board of Directors. In establishing a series our Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions thereof.  All shares of any one series shall be alike in every particular. Our Board of Directors has the authority, without shareholder approval, to fix the rights, preferences, privileges and restrictions of any series of preferred stock including, without limitation:

*	the rate of distribution,

*	the price at and the terms and conditions on which shares shall be redeemed,

*	the amount payable upon shares for distributions of any kind,

*	sinking fund provisions for the redemption of shares,

*	the terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion, and

*	voting rights except as limited by law.

We could authorize the issuance of additional series of preferred stock which would grant to holders preferred rights to our assets upon liquidation, the right to receive dividend coupons before dividends would be declared to common shareholders, and the right to the redemption of such shares, together with a premium, prior to the redemption to common stock.  Our common shareholders have no redemption rights.  In addition, our Board could issue large blocks of voting stock to fend off unwanted tender offers or hostile takeovers without further shareholder approval.

58

Anti-takeover Effects of Certain Provisions of Our Certificate of Incorporation and Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law.  In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the "business combination" or the transaction in which the person became an "interested stockholder" is approved in a prescribed manner.  Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder.  Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15% or more of the corporation’s voting stock.  The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Transfer Agent, Warrant Agent and Registrar

The transfer agent and registrar for our common and preferred stock is Eqiniti, 1110 Centre Point Drive, Suite 101, Mendota Heights, MN 55120.

Reports to Shareholders

We intend to furnish annual reports to shareholders that will include audited financial statements reported on by our independent certified public accountants. In addition, we will issue unaudited quarterly or other interim reports to shareholders, as we deem appropriate.

59

Legal Matters

The validity of our Common Stock offered hereby will be passed upon by Clifford L. Neuman, PC. Mr. Neuman is the beneficial owner of an aggregate of 3,030,523 shares of Common Stock of the Company.

Experts

Athena Gold Corporation’s consolidated financial statements for the years ended December 31, 2021 and 2020 included in this registration statement have been audited by MaloneBailey, LLP, Houston, Texas, an independent registered public accounting firm, as stated in their report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, and have been so included in reliance upon the report of said firm and their authority as experts in accounting and auditing.

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Where You Can Find Additional Information

We file reports and other information with the Securities and Exchange Commission. We have also filed a registration statement on Form S-1, including exhibits, with the SEC with respect to the shares being offered in this offering. This prospectus is part of the registration statement, but it does not contain all of the information included in the registration statement or exhibits. For further information with respect to us and our Common Stock, we refer you to the registration statement and to the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You may inspect a copy of the registration statement and other reports we file with the Securities and Exchange Commission without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, 100 F Street NE, Washington, D.C. 20549, upon payment of fees prescribed by the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the Web site is http://www.sec.gov. The SEC’s toll free investor information service can be reached at 1-800-SEC-0330.

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.

61

ATHENA GOLD CORPORATION

FINANCIAL INFORMATION

62

ATHENA GOLD CORPORATION

CONSOLIDATED BALANCE SHEETS

(unaudited)

	9/30/22	12/31/21
Assets

Current assets
Cash	$256,275	$72,822
Prepaid expenses	13,967	51,166
Total current assets	270,242	123,988

Other assets
Mineral Rights	6,189,214	6,000,000
Total other assets	6,189,214	6,000,000

Total assets	$6,459,456	$6,123,988

Liabilities and Stockholders' Equity

Current liabilities
Accounts payable	$121,652	$50,373
Note payable	125,000	0
Total current liabilities	246,652	50,373

Long term liabilities
Warrant liability	775,166	1,024,208
Total long term liabilities	775,166	1,024,208

Total liabilities	1,021,818	1,074,581

Stockholders' equity
Preferred stock, $.0001 par value, 5,000,000 shares authorized, none outstanding	0	0
Common stock - $0.0001 par value; 250,000,000 shares authorized, 134,916,400 and 119,858,700 issued and outstanding	13,492	11,986
Additional paid in capital	16,490,452	16,056,561
Accumulated deficit	(11,066,306)	(11,019,140)

Total stockholders' equity	5,437,638	5,049,407

Total liabilities and stockholders' equity	$6,459,456	$6,123,988

See accompanying notes to the unaudited financial statements.

63

ATHENA GOLD CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended		Nine Months Ended
	9/30/22	9/30/21	9/30/22	9/30/21

Operating expenses
Exploration, evaluation and project expenses	$143,287	$66,840	$449,350	$128,616
General and administrative expenses	186,506	123,434	419,956	454,381
Total operating expenses	329,793	190,274	869,306	582,997

Net operating loss	(329,793)	(190,274)	(869,306)	(582,997)

Interest expense	(463)	(1,096)	(463)	(11,203)
Revaluation of warrant liability	854,281	(120,226)	822,603	(58,133)
Net income (loss)	$524,025	$(311,596)	$(47,166)	$(652,333)

Weighted average common shares outstanding – basic and diluted	129,727,349	68,282,320	124,830,919	63,760,729

Earnings (loss) per common share – basic and diluted	$0.00	$(0.00)	$(0.00)	$(0.01)

See accompanying notes to the unaudited financial statements.

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ATHENA GOLD CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

(Unaudited)

			Additional
	Common Stock		Paid In	Accumulated
	Shares	Amount	Capital	Deficit	Total

December 31, 2020	54,887,876	$5,489	$9,897,700	$(9,988,885)	$(85,696)
Conversion of management fees	2,144,444	214	96,286	0	96,500
Stock based compensation	0	0	128,775	0	128,775
Private placement	3,250,000	325	149,675	0	150,000
Net loss	0	0	0	(256,972)	(256,972)
March 31, 2021	60,282,320	$6,028	$10,272,436	$(10,245,857)	$32,607

Private placement	8,000,000	800	401,023	0	401,823
Warrant liability	0	0	(485,052)	0	(485,052)
Stock based compensation	0	0	18,520	0	18,520
Net loss	0	0	0	(83,765)	(83,765)
June 30, 2021	68,282,320	$6,828	$10,206,927	$(10,329,622)	$(115,867)

Private placement	3,108,700	311	190,241	0	190,552
Warrant liability	0	0	(269,674)	0	(269,674)
Stock based compensation	0	0	18,520	0	18,520
Net loss	0	0	0	(311,596)	(311,596)
September 30, 2021	71,391,020	$7,139	$10,146,014	$(10,641,218)	$(488,065)

December 31, 2021	119,858,700	11,986	16,056,561	(11,019,140)	5,049,407
Stock based compensation	0	0	11,888	0	11,888
Net income	0	0	0	261,944	261,944
March 31, 2022	119,858,700	$11,986	$16,068,449	$(10,757,196)	$5,323,239

Private placement	6,250,000	625	393,457	0	394,082
Warrant liability	0	0	(203,838)	0	(203,838)
Common stock issued for mineral property	500,000	50	34,950	0	35,000
Stock based compensation	0	0	11,888	0	11,888
Net loss	0	0	0	(833,135)	(833,135)
June 30, 2022	126,608,700	$12,661	$16,304,906	$(11,590,331)	$4,727,236

Private placement	8,307,700	831	499,925	0	500,756
Warrant liability	0	0	(369,723)	0	(369,723)
Stock based compensation	0	0	55,344	0	55,344
Net income	0	0	0	524,025	524,025
September 30, 2022	134,916,400	$13,492	$16,490,452	$(11,066,306)	$5,437,638

See accompanying notes to the unaudited financial statements.

65

ATHENA GOLD CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	9/30/22	9/30/21

Cash flows from operating activities
Net loss	$(47,166)	$(652,333)
Adjustments to reconcile net loss to net cash used in operating activities
Amortization of debt discount	0	7,324
Revaluation of warrant liability	(822,603)	58,133
Share based compensation	79,120	165,815
Change in operating assets and liabilities:
Prepaid expense	37,199	0
Accounts payable	71,279	26,612
Other liabilities	0	3,252

Net cash used in operating activities	(682,171)	(391,197)

Cash flows from investing activities
Purchase of mineral properties	(29,214)	0

Net cash used in financing activities	(29,214)	0

Cash flows from financing activities
Proceeds from private placement of stock	793,738	742,375
Proceeds from related parties	101,100	12,012
Payments to related parties	0	(33,910)

Net cash provided by financing activities	894,838	720,477

Net increase in cash	183,453	329,280

Cash, beginning of period	72,822	8,986

Cash, end of period	$256,275	$338,266

Supplemental disclosure of cash flow information
Cash paid for interest	$0	$627
Cash paid for income taxes	$0	$0

Noncash investing and financing activities
Stock issued to payoff note payable	$101,100	$0
Common stock issued for mineral properties	$35,000	$0
Note payable for mineral property	$125,000	$0
Conversion of management fee payable	$0	$96,500
Warrant liability	$573,561	$754,726

See accompanying notes to the unaudited financial statements.

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NOTES TO FINANCIAL STATEMENTS

(Unaudited)

Note 1 – Nature of Business and Summary of Significant Accounting Policies

Nature of Operations

Athena Gold Corporation (“we,” “our,” “us,” or “Athena”) is engaged in the acquisition and exploration of mineral resources. We were incorporated in Delaware on December 23, 2003 and began our mining operations in 2010.

In December 2009, we formed and organized a wholly-owned subsidiary, Athena Minerals, Inc. (“Athena Minerals”) which owns and operates mining interests and property in California. On December 31, 2020 we sold the subsidiary to Mr. John Gibbs, a related party, in a non-cash exchange.

The Company’s properties do not have any reserves. The Company plans to conduct exploration programs on these properties with the objective of ascertaining whether any of its properties contain economic concentrations of precious and base metals that are prospective for mining.

Basis of Presentation

We prepared these interim financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The accompanying unaudited interim financial statements have been prepared in accordance with GAAP for interim financial information and in accordance with Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In our opinion, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month periods ended March 31, 2022 are not necessarily indicative of the results for the full year. While we believe that the disclosures presented herein are adequate and not misleading, these interim consolidated financial statements should be read in conjunction with the audited financial statements and the footnotes thereto contained in our Annual Report on Form 10-K for the year ended December 31, 2021.

Reclassifications

Certain reclassifications may have been made to our prior year’s consolidated financial statements to conform to our current year presentation. These reclassifications had no effect on our previously reported results of operations or accumulated deficit.

Foreign Currency Translation

The Company is exposed to currency risk on transactions and balances in currencies other than the functional currency. The Company has not entered any contracts to manage foreign exchange risk.

The functional currency of the Company is the US dollar; therefore, the Company is exposed to currency risk from financial assets and liabilities denominated in Canadian dollars.

Recent Accounting Pronouncements

The Company is not aware of any recent accounting pronouncements expected to have a material impact on the consolidated financial statements.

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Liquidity and Going Concern

Our financial statements have been prepared on a going concern basis, which assumes that we will be able to meet our obligations and continue our operations during the next fiscal year. Asset realization values may be significantly different from carrying values as shown in our consolidated financial statements and do not give effect to adjustments that would be necessary to the carrying values of assets and liabilities should we be unable to continue as a going concern.

At September 30, 2022, we had not yet achieved profitable operations and we have accumulated losses of approximately $11,000,000 since our inception. We expect to incur further losses in the development of our business, all of which raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern depends on our ability to generate future profits and/or to obtain the necessary financing to meet our obligations arising from normal business operations when they come due.

Impairment of Long-lived Assets

We continually monitor events and changes in circumstances that could indicate that our carrying amounts of long-lived assets, including mineral rights, may not be recoverable. When such events or changes in circumstances occur, we assess the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through their undiscounted expected future cash flows. If the future undiscounted cash flows are less than the carrying amount of these assets, we recognize an impairment loss based on the excess of the carrying amount over the fair value of the assets.

Notes Payable - Related Party

Related party payables are classified as current liabilities as the note holders are control persons and have the ability to control the repayment dates of the notes.

Exploration Costs

Mineral exploration costs are expensed as incurred. When it has been determined that it is economically feasible to extract minerals and the permitting process has been initiated, exploration costs incurred to further delineate and develop the property are considered pre-commercial production costs and will be capitalized and included as mine development costs in our consolidated balance sheets.

Stock-Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). This ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

The estimated fair value of each stock option as of the date of grant was calculated using the Black-Scholes pricing model. The Company estimates the volatility of its common stock at the date of grant based on Company stock price history. The Company determines the expected life based on the simplified method given that its own historical share option exercise experience does not provide a reasonable basis for estimating expected term. The Company uses the risk-free interest rate on the implied yield currently available on U.S. Treasury issues with an equivalent remaining term approximately equal to the expected life of the award. The Company has never paid any cash dividends on its common stock and does not anticipate paying any cash dividends in the foreseeable future. The shares of common stock subject to the stock-based compensation plan shall consist of unissued shares, treasury shares or previously issued shares held by any subsidiary of the Company, and such number of shares of common stock are reserved for such purpose.

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Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair value:

Level 1 -   Valuation based on quoted market prices in active markets for identical assets and liabilities.

Level 2 -   Valuation based on quoted market prices for similar assets and liabilities in active markets.

Level 3 -   Valuation based on unobservable inputs that are supported by little or no market activity, therefore requiring management’s best estimate of what market participants would use as fair value.

The fair value of cash, receivables and accounts payable approximates their carrying values due to their short term to maturity. The warrant liabilities are measured using level 3 inputs (Note 4).

Earnings (Loss) per Common Share

The Company incurred a net income and net loss for the three months ended September 30, 2022 and 2021, respectively. In periods where the Company has a net income certain options and warrants are included in the computation of diluted shares outstanding, however, the options and warrants were not included in the calculation because they were “out-of-the money”. In periods where the Company has a net loss, all common stock equivalents are excluded as they would be anti-dilutive.

The Company incurred a net loss for the nine months ended September 30, 2022 and 2021, respectively. In periods where the Company has a net loss, all common stock equivalents are excluded as they would be anti-dilutive. As of September 30, 2022 there were 2,730,000 options and 24,435,560 warrants. As of September 30, 2021 there were 2,000,000 options and 9,623,510 warrants.

COVID-19 Pandemic

An occurrence of an uncontrollable event such as the COVID-19 pandemic may negatively affect our operations. The occurrence of an uncontrollable event such as the COVID-19 pandemic may negatively affect our operations. A pandemic typically results in social distancing, travel bans and quarantine, and this may limit access to our facilities, customers, management, support staff and professional advisors. These factors, in turn, may not only impact our operations, financial condition and demand for our goods and services but our overall ability to react timely to mitigate the impact of this event. Also, it may hamper our efforts to comply with our filing obligations with the Securities and Exchange Commission.

Note 2 – Mineral Rights - Excelsior Springs

Effective December 27, 2021 (“Effective Date”), the Company simultaneously executed and consummated a definitive Share Purchase Agreement (the “SPA”) with Nubian Resources, Ltd. (“Nubian”). The SPA was the result of a previously disclosed Option Agreement with Nubian dated as of December 11, 2020, as amended by First Amendment to Option Agreement dated November 10, 2021 (the “Option”). While the Option granted the Company the right to acquire up to a 100% interest in the mining claims comprising the Excelsior Springs Prospect (the “Property”) located in Esmerelda County, Nevada, the Company and Nubian agreed to restructure the transaction so that the Company purchased 100% of the issued and outstanding shares of common stock of Nubian Resources USA, Ltd (“Nubian USA”), a wholly-owned subsidiary of Nubian which held the Property. By purchasing 100% of Nubian USA, the Company effectively acquired the remaining 90% interest in the Property through the issuance of 45,000,000 shares, the Company having previously acquired a 10% interest in the Property in December 2020 with the issuance of 5,000,000 shares. The 50 million shares issued to Nubian were issued as “restricted securities” under the Securities Act of 1933, as amended (“Securities Act”).

69

The mineral property was valued at the December 31, 2021, the closing date for the SPA with a stock price of $0.13, resulting in a fair value consideration of $5,850,000 for the 45,000,000 shares issued. The transaction does not constitute a business combination in accordance with ASC 805, which defines a business as an integrated set of activities and assets capable of being conducted and managed for the purposes of providing a return to investors or other participants and that a business consists of inputs and processes applied to those inputs that have the ability to contribute to the creation of outputs. Management has determined that the acquired assets do not contain processes sufficient to constitute a business in accordance with ASC 805. The transaction represents the acquisition of assets in exchange for the assumption of liabilities and the issuance of share-based payments.

Note 3 – Convertible Note Payable

Effective April 1, 2015, the Company executed a convertible promissory note (the “Note”) in the principal amount of $51,270 in favor of Clifford Neuman, the Company’s legal counsel, representing accrued and unpaid fees for past legal services. The Note was unsecured and accrued interest at the rate of 6% per annum, compounded quarterly, and was due on demand. The principal and accrued interest due under the Note was convertible, at the option of the holder, into shares of the Company’s common stock.

On April 24, 2020, the Company agreed to reduce the conversion price from $0.0735 per share to $0.021 per share. All other terms of the convertible note remain unchanged, and therefore did not change the cash flows of the note. The Company determined the transaction was considered an extinguishment because of the change in conversion price in which no gain or loss was recorded according to ASC 470-50. However, because the conversion price was reduced below the $0.03 market value on the date of the change, a beneficial conversion feature resulted from the price reduction in the amount of $21,973, which was accounted for as a discount to the debt and a corresponding increase in additional paid in capital. The debt discount is being amortized on a straight-line basis over one year to interest expense. A total of $7,324 was amortized to interest expense during the nine months ended September 30, 2021, no interest in 2022.

On November 30, 2021, the Company received a notice of conversion of the Note with a principal balance of $51,270 and a conversion price of $0.021. On December 3, 2021, a total of 2,441,476 shares of Common Stock were issued. An additional 1,026,204 shares were issued for $21,550 of accrued interest on the same Note.

Note 4 – Common Stock and Warrants

During August and September 2022, the Company completed the private placement of three tranches (August 12, 2022; August 31, 2022; September 14, 2022) in which we sold 8,307,700 units. Each unit was priced at CAD$0.08 and consisted of one share of the Company’s common stock and one stock purchase warrant granting the holder the right to purchase one additional share of common stock at a price of CAD$0.12. The warrants expire 24 months from issue date. All securities issued in connection with the offering are subject to restrictions on resale in Canada and the United States pursuant to applicable securities laws and the policies of any applicable stock exchange. An additional 184,350 broker warrants were granted along with CAD$14,748 to brokers as a placement fee. We realized total proceeds of CAD$649,868 net of offering costs. In June 2022, the Company executed a promissory note with John Gibbs for $26,100 at 6% that is payable on demand as part payment for mineral property in escrow. In September 2022, the Company issued 443,110 shares of common stock as a part of the private placement offering to settle $26,100 of notes payable and $463 of accrued interest to Mr. Gibbs.

The warrants have an exercise price in Canadian dollars while the Company’s functional currency is US dollars. Therefore, in accordance with ASU 815 - Derivatives and Hedging, the warrants have a derivative liability value.

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Tranche 1 – August 12, 2022:

The warrant liability had an initial value of $129,812 based on 3,247,500 warrants issued. As of September 30, 2022, the warrant liability was valued at $106,093, resulting in a gain on revaluation of warrant liability of $23,719 based on the following assumptions:

Fair value assumptions – warrant liability:	8/12/22	9/30/22
Risk free interest rate	3.25%	4.22%
Expected term (years)	2.0	1.9
Expected volatility	132%	129%

Tranche 2 – August 31, 2022:

The warrant liability had an initial value of $139,255 based on 2,300,000 warrants issued. As of September 30, 2022, the warrant liability was valued at $79,609, resulting in a gain on revaluation of warrant liability of $59,646 based on the following assumptions:

Fair value assumptions – warrant liability:	8/31/22	9/30/22
Risk free interest rate	3.45%	4.22%
Expected term (years)	2.0	1.9
Expected volatility	132%	135%

The broker warrants were evaluated for purposes of classification between liability and equity. The broker warrants do not contain features that would require a liability classification and are therefore considered equity. The Black Scholes pricing model was calculated in US dollars to estimate the fair value of $6,312 for the 104,250 warrants issued with the following inputs:

Fair value assumptions – broker warrants:	8/31/22
Risk free interest rate	3.45%
Expected term (years)	2.0
Expected volatility	132%

Tranche 3 – September 14, 2022:

The warrant liability had an initial value of $100,656 based on 2,760,200 warrants issued. As of September 30, 2022, the warrant liability was valued at $97,080, resulting in a gain on revaluation of warrant liability of $3,576 based on the following assumptions:

Fair value assumptions – warrant liability:	9/14/22	9/30/22
Risk free interest rate	3.78%	4.22%
Expected term (years)	2.0	1.9
Expected volatility	134%	136%

The broker warrants were evaluated for purposes of classification between liability and equity. The broker warrants do not contain features that would require a liability classification and are therefore considered equity. The Black Scholes pricing model was calculated in US dollars to estimate the fair value of $2,921 for the 80,100 warrants issued with the following inputs:

Fair value assumptions – broker warrants:	9/14/22
Risk free interest rate	3.78%
Expected term (years)	2.0
Expected volatility	134%

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On June 9, 2022, the Company entered into an Acquisition Agreement (the “Agreement”) to purchase an undivided 100% interest in the Fortunatus and Prout patented lode mining claims in Esmeralda County, Nevada $185,000. The Agreement was completed in July 2022 with the following terms:

•	$25,000 will be settled in cash (Paid July 2022)

•	$35,000 of the purchase price settled by the issuance of 500,000 shares of the Company’s common stock (Issued); and

•	$125,000 will be settled by a loan, repayable by the Company in quarterly installments of $25,000, beginning November 13, 2022 (paid), and continuing until October 13, 2023, at which time the entire remaining unpaid principal balance will be payable.

In April 2022 the Company completed a private placement in which we sold 6,250,000 units. Each unit was priced at CAD$0.08 and consisted of one share of the Company’s common stock and one stock purchase warrant granting the holder the right to purchase one additional share of common stock at a price of CAD$0.15. The warrants expire April 13, 2025. All securities issued in connection with the offering are subject to restrictions on resale in Canada and the United States pursuant to applicable securities laws and the policies of any applicable stock exchange. An additional 70,000 broker warrants were granted to a Canadian broker as a placement fee. We realized total proceeds of $394,082 net of offering costs. During March 2022, the Company executed two promissory notes with John Gibbs for $50,000 and $25,000 at 6% that is payable on demand. In April 2022, the Company issued 1,181,250 shares out of 3,375,000 shares of common stock in April 2022 at C$.08 per share as a part of the private placement offering to settle $75,000 of notes payable to Mr. Gibbs.

The warrants have an exercise price in Canadian dollars while the Company’s functional currency is US dollars. Therefore, in accordance with ASU 815 - Derivatives and Hedging, the warrants have a derivative liability value.

In April 2022, the warrant liability had an initial value of $203,838. As of September 30, 2022, the warrant liability was valued at $248,760, resulting in a loss on revaluation of warrant liability of $44,922 based on the following assumptions:

Fair value assumptions – warrant liability:	4/13/22	9/30/22
Risk free interest rate	2.57%	4.25%
Expected term (years)	3.0	2.5
Expected volatility	184%	145%

The broker warrants were evaluated for purposes of classification between liability and equity. The broker warrants do not contain features that would require a liability classification and are therefore considered equity. The Black Scholes pricing model was calculated in US dollars to estimate the fair value of $1,344 with the following inputs:

Fair value assumptions – broker warrants:	4/13/22
Risk free interest rate	2.37%
Expected term (years)	2.0
Expected volatility	138%

During the twelve months ended December 31, 2021 we sold 14,358,700 shares of common stock in private placements realizing proceeds of $742,375.

On September 30, 2021 the Company completed a private placement in which we sold 3,108,700 units. Each unit was priced at CAD$0.08 and consisted of one share of the Company’s common stock and one stock purchase warrant granting the holder the right to purchase one additional share of common stock at a price of CAD$0.15. The warrants expire May 31, 2024. All securities issued in connection with the offering are subject to restrictions on resale in Canada and the United States pursuant to applicable securities laws and the policies of any applicable stock exchange. An additional 91,000 broker warrants were granted to a Canadian broker as a placement fee. We realized total proceeds of $190,552 net of offering costs.

The warrants have an exercise price in Canadian dollars while the Company’s functional currency is US dollars. Therefore, in accordance with ASU 815 - Derivatives and Hedging, the warrants have a derivative liability value.

72

At December 31, 2021, the warrant liability was valued at $341,145. As of September 30, 2022, the warrant liability was valued at $80,463, resulting in a gain on revaluation of warrant liability of $260,682 based on the following assumptions:

Fair value assumptions – warrant liability:	9/30/21	12/31/21	9/30/22
Risk free interest rate	0.53%	0.97%	4.22%
Expected term (years)	2.7	2.4	1.7
Expected volatility	189%	191%	121%

The Broker Warrants were evaluated for purposes of classification between liability and equity. The Broker Warrants do not contain features that would require a liability classification and are therefore considered equity. The Black Scholes pricing model was calculated in US dollars to estimate the fair value of $7,472 with the following inputs:

Fair value assumptions – broker warrants:	9/30/21
Risk free interest rate	0.28%
Expected term (years)	2.0
Expected volatility	196%

On May 25, 2021 the Company completed a private placement in which we sold 6,250,000 units. Each unit was priced at CAD$0.08 and consisted of one share of the Company’s common stock and one stock purchase warrant granting the holder the right to purchase one additional share of common stock at a price of CAD$0.15. The warrants expire May 31, 2024. All securities issued in connection with the offering are subject to restrictions on resale in Canada and the United States pursuant to applicable securities laws and the policies of any applicable stock exchange. An additional 173,810 broker warrants were granted to a Canadian broker as a placement fee. We realized total proceeds of $401,823 net of offering costs.

The warrants have an exercise price in Canadian dollars while the Company’s functional currency is US dollars. Therefore, in accordance with ASU 815 - Derivatives and Hedging, the warrants have a derivative liability value.

At December 31, 2021, the warrant liability was valued at $683,063. As of September 30, 2022, the warrant liability was valued at $163,161, resulting in a gain on revaluation of warrant liability of $519,902 based on the following assumptions:

Fair value assumptions – warrant liability:	5/25/21	12/31/21	9/30/22
Risk free interest rate	0.30%	0.97%	4.22%
Expected term (years)	3.0	2.4	1.7
Expected volatility	180%	189%	123%

The Broker Warrants were evaluated for purposes of classification between liability and equity. The Broker Warrants do not contain features that would require a liability classification and are therefore considered equity. The Black Scholes pricing model was calculated in US dollars to estimate the fair value of $12,943 with the following inputs:

Fair value assumptions – broker warrants:	5/25/21
Risk free interest rate	0.14%
Expected term (years)	2.0
Expected volatility	205%

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Total outstanding warrants of 24,435,560 as of September 30, 2022 were as follows:

	Warrants Issued					Total
Warrants issued	6,250,000	3,108,700	6,250,000	5,547,500	2,760,200	23,916,400
Broker warrants issued (1)	173,810	91,000	70,000	104,250	80,100	519,160
Issued date	May 21	Sep 21	Apr 22	Aug 22	Sep 22
Expiration date	May 24	May 24	Apr 25	Aug 24	Sep 24
Exercise price (Canadian $)	$0.15	$0.15	$0.15	$0.12	$0.12

Balance at December 31, 2020	0	0	0	0	0	0
Exercised	0	0	0	0	0	0
Issued	6,423,810	3,199,700	0	0	0	9,623,510
Expired	0	0	0	0	0	0
Balance at December 31, 2021	6,423,810	3,199,700	0	0	0	9,623,510
Exercised	0	0	0	0	0	0
Issued	0	0	6,320,000	5,651,750	2,840,300	14,812,050
Expired	0	0	0	0	0	0
Balance at September 30, 2022	6,423,810	3,199,700	6,320,000	5,651,750	2,840,300	24,435,560

(1)	Broker warrants expire 24 months from issue date

During the quarter ended March 31, 2021, we sold 5,000,000 shares of common stock in private placements to six individuals at a price of $0.03 per share, realizing total proceeds of $150,000. Of the 5,000,000 shares sold, 1,750,000 shares were issued on May 28, 2021.

On January 1, 2021 Mr. John Power, the Company’s CEO/CFO agreed to convert accrued management fees totaling $96,500. As a result, we issued 2,144,444 shares common stock at a price of $0.045 per share.

Note 5 – Share Based Compensation

On March 22, 2021 the Company issued a total of 2,000,000 non-statutory stock options to four individuals, three of whom are Directors of the Company, the other an independent technical consultant that is helping design our 2021 exploration programs at Excelsior Spring. Upon vesting, each option is exercisable to purchase one share of common stock at a price of $0.09 per share. The options vest 50% upon issuance, and 25% on each of the first and second anniversaries of the grant date.

We estimated the fair value of the options using the Black-Scholes option pricing model, which includes assumptions for expected dividends, expected share price volatility, risk-free interest rate, and expected life of the options. Our expected volatility assumption is based on our historical weekly closing price of our stock over a period equivalent to the expected remaining life of the options. The total estimated fair value of the options utilized the following assumptions:

Expected volatility	211%
Expected life	3.4 years
Risk free interest rate	0.31%

74

The calculations resulted in the total fair value of the options issued to be $190,202. We expense share-based compensation using the straight-line method over the vesting term of the award for our employees and directors and over the expected service term for our non-employee consultants. As such, a stock-based compensation charges totaling of $35,664 and $135,815 have been charged during the nine months ended September 30, 2022 and September 30, 2021, respectively. A summary of the stock options as of September 30, 2022 and changes during the periods are presented below:

			Weighted
			Average
		Weighted	Remaining
		Average	Contractual	Aggregate
	Number of	Exercise	Life	Intrinsic
	Options	Price	(Years)	Value
Balance at December 31, 2020	0	$0.00	0	$0
Exercised	0	0	0	0
Issued	2,000,000	0.09	4.2	0
Canceled	0	0	0	0
Balance at December 31, 2021	2,000,000	0.09	4.2	80,000
Exercised	0	0	0	0
Issued	730,000	0.06	10.0	0
Canceled	0	0	0	0
Balance at September 30, 2022	2,730,000	0.07	5.2	0
Options exercisable at September 30, 2022	2,230,000	0.08	5.6	0

Also, on March 22, 2021 the Company agreed to issue a total of 300,000 restricted stock units at a price of $0.10 per share to the independent technical consultant helping design our 2021 exploration programs at Excelsior Springs. However, the shares shall not be issued until such time the individual either provides a written request or his termination date, whichever is sooner. The shares shall have no voting rights until issued. As such, we have recorded stock-based compensation in the amount of $30,000.

On August 24, 2022, the Company granted 730,000 options pursuant to the terms of the Company’s Stock Option Plan. The Black Scholes option pricing model was used to estimate the aggregate fair value of the August 2022 options of $43,456 as stock-based compensation with the following inputs:

Options	Exercise Price	Expected Life	Volatility	Risk Free Interest Rate
730,000	C$0.08	5.5 years	177.9%	3.2%

Note 6 – Commitments and Contingencies

We are subject to various commitments and contingencies.

Note 7 – Related Party Transactions

Conflicts of Interests

Magellan Gold Corporation (“Magellan”) is a company under common control. Mr. John Gibbs is a significant shareholder in both Athena and Magellan. Athena and Magellan are both involved in the business of acquisition and exploration of mineral resources.

Silver Saddle Resources, LLC (“Silver Saddle”) is also a company under common control. Mr. Power and Mr. Gibbs are the owners and managing members of Silver Saddle. Athena and Silver Saddle are both involved in the business of acquisition and exploration of mineral resources.

There exists no arrangement or understanding with respect to the resolution of future conflicts of interest. The existence of common ownership and common management could result in significantly different operating results or financial position from those that could have resulted had Athena, Magellan and Silver Saddle been autonomous.

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Management Fees

The Company is subject to a month-to-month management agreement with Mr. Power requiring a monthly payment of $2,500 as consideration for the day-to-day management of Athena, $22,500 was recorded as management fees and are included in general and administrative expenses in the accompanying consolidated statements of operations.

On January 1, 2021, the Company agreed to convert the $96,500 balance of management fees due Mr. Power into 2,144,444 shares of common stock at a price of $0.045 per share.

Note Payable

During March 2022, the Company executed two promissory notes with John Gibbs for $50,000 and $25,000 at 6% that is payable on demand. In April 2022, the Company issued 1,181,250 shares out of 3,375,000 shares of common stock in April 2022 at C$.08 per share as a part of the private placement offering to settle $75,000 of notes payable to Mr. Gibbs.

In June 2022, the Company executed a promissory note with John Gibbs for $26,100 at 6% that is payable on demand as part payment for mineral property in escrow. In September 2022, the Company issued 443,110 shares out of 2,760,200 shares of common stock in September 2022 at C$.08 per share as a part of the private placement offering to settle $26,100 of notes payable and $463 of accrued interest to Mr. Gibbs.

Note 8 – Subsequent Events

Effective October 12, 2022, the Company has granted an aggregate of 2,250,000 stock options (the “Options”) to certain directors and officers to purchase 2,250,000 common shares (the “Option Shares”) in the capital stock of the Company pursuant to the Company’s equity incentive plan. The Options, which vest immediately, are exercisable at an exercise price of $0.06 per Option Share for a period of ten years from the date of grant. In addition, the board of directors of the Company has approved the issuance of an aggregate of 675,000 common shares in the capital stock of the Company at a deemed price per Share of $0.052 to its officers and directors. The shares were issued as of filing date.

On October 24, 2022, the Company completed the sale of an aggregate of C$40,000 of its Units at a purchase price of C$.08 per Unit for a total of 500,000 Units. Each Unit consisted of one share of Common Stock and one common stock purchase warrant exercisable for two years to purchase one additional share of Common Stock at a price of C$0.12 per share.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Athena Gold Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Athena Gold Corporation and its subsidiary (collectively, the “Company”) as of December 31, 2021 and 2020, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company's auditor since 2011.

Houston, Texas

March 31, 2022

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ATHENA GOLD CORPORATION

CONSOLIDATED BALANCE SHEETS

Assets	12/31/21	12/31/20

Current assets
Cash	$72,822	$8,986
Prepaid expenses	51,166	–
Total current assets	123,988	8,986

Other assets
Mineral Rights - Excelsior Springs	6,000,000	150,000
Total other assets	6,000,000	150,000

Total assets	$6,123,988	$158,986

Liabilities and Stockholders' Deficit

Current liabilities
Accounts payable	$50,373	$61,149
Accrued liabilities - related party	–	96,500
Accrued interest	–	21,189
Advances payable - related party	–	21,898
Convertible note payable, net of discount of $0 and $7,324	–	43,946
Total current liabilities	50,373	244,682

Long term liabilities
Warrant liability	1,024,208	–
Total long term liabilities	1,024,208	–

Total liabilities	1,074,581	244,682

Stockholders' equity
Preferred stock, $.0001 par value, 5,000,000 shares authorized, none outstanding	–	–
Common stock - $0.0001 par value; 250,000,000 shares authorized, 119,858,700 and 54,887,876 issued and outstanding	11,986	5,489
Additional paid in capital	16,056,561	9,897,700
Accumulated deficit	(11,019,140)	(9,988,885)

Total stockholders' deficit	5,049,407	(85,696)

Total liabilities and stockholders' deficit	$6,123,988	$158,986

See accompanying notes to the financial statements.

78

ATHENA GOLD CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Twelve Months Ended
	12/31/21	12/31/20

Operating expenses
Exploration, evaluation and project expenses	$137,983	$89,550
General and administrative expenses	614,478	187,556
Total operating expenses	752,461	277,106

Net operating loss	(752,461)	(277,106)

Interest expense - related party	–	(112,140)
Interest expense	(12,192)	(20,822)
Gain on extinguishment of debt	3,880	–
Revaluation of warrant liability	(269,482)	–
Net loss	$(1,030,255)	$(410,068)

Weighted average common shares outstanding – basic and diluted	65,902,198	37,127,948

Loss per common share – basic and diluted	$(0.02)	$(0.01)

See accompanying notes to the financial statements.

79

ATHENA GOLD CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

			Additional
	Common Stock		Paid In	Accumulated
	Shares	Amount	Capital	Deficit	Total

December 31, 2019	36,532,320	$3,653	$6,618,495	$(9,506,948)	$(2,884,800)
Convertible note beneficial conversion feature	–	–	21,973	–	21,973
Sale of common stock	5,500,000	550	158,136	–	158,686
Common stock issued for director fees	300,000	30	13,470	–	13,500
Conversion of cash advances to common stock	555,556	56	24,944	–	25,000
Principal reduction of convertible credit facility	7,000,000	700	314,300	–	315,000
Common stock issued for mineral property	5,000,000	500	149,500	–	150,000
Sale of Athena Minerals subsidiary	–	–	2,596,882	(71,869)	2,525,013
Net loss	–	–	–	(410,068)	(410,068)
December 31, 2020	54,887,876	$5,489	$9,897,700	$(9,988,885)	$(85,696)

Conversion of management fees	2,144,444	214	96,286	–	96,500
Stock based compensation	–	–	158,389	–	158,389
Private placement	14,358,700	1,436	740,939	–	742,375
Warrant liability	–	–	(754,726)	–	(754,726)
Common stock issued for mineral property	45,000,000	4,500	5,845,500	–	5,850,000
Common stock issued for debt and accrued interest	3,467,680	347	72,473	–	72,820
Net loss	–	–	–	(1,030,255)	(1,030,255)
December 31, 2021	119,858,700	$11,986	$16,056,561	$(11,019,140)	$5,049,407

See accompanying notes to the financial statements.

80

ATHENA GOLD CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended
	12/31/21	12/31/20

Cash flows from operating activities
Net loss	$(1,030,255)	$(410,068)
Adjustments to reconcile net loss to net cash used in operating activities
Amortization of debt discount	7,324	14,649
Director fees paid with common stock	–	13,500
Revaluation of warrant liability	269,482	–
Share based compensation	158,389	–
Gain on forgiveness of debt	(3,880)	–
Change in operating assets and liabilities:
Prepaid expense	(51,166)	–
Accounts payable	(10,776)	33,051
Accrued interest - related party	–	112,140
Other liabilities	4,241	14,292
Deferred option revenue	–	25,000

Net cash used in operating activities	(656,641)	(197,436)

Cash flows from financing activities
Proceeds from private placement of stock	742,375	26,686
Proceeds from advances from related parties	12,012	59,226
Payments on advances from related parties	(33,910)	(41,778)
Proceeds from sales of common stock to related parties	–	132,000
Payment on deed amendment liability	–	(10,000)
Borrowings from credit facility and notes payable - related parties	–	42,750

Net cash provided by financing activities	720,477	208,884

Net increase (decrease) in cash	63,836	11,448
Less cash appropriated by Athena Minerals, Inc.	–	(2,579)
Cash, beginning of period	8,986	117

Cash, end of period	$72,822	$8,986

Supplemental disclosure of cash flow information
Cash paid for interest	$627	$1,881
Cash paid for income taxes	$–	$–

Noncash investing and financing activities
Stock issued for accrued interest	$21,550	$–
Stock issued to payoff note payable	$51,270	$–
Common stock issued for mineral properties	$5,850,000	$150,000
Conversion of management fee payable	$96,500	$–
Warrant liability	$754,726	$–
Discount on note payable - Beneficial conversion feature	$–	$21,973
Common stock issued for principal reduction of Convertible credit facility	$–	$315,000
Conversions of Advances payable - related parties	$–	$25,000
Addition to capital upon sale of Athena Minerals, Inc.	$–	$2,596,882

See accompanying notes to the financial statements.

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ATHENA GOLD CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 1 – Nature of Business and Summary of Significant Accounting Policies

Nature of Operations

Athena Gold Corporation (“we,” “our,” “us,” or “Athena”) is engaged in the acquisition and exploration of mineral resources. We were incorporated in Delaware on December 23, 2003 and began our mining operations in 2010.

In December 2009, we formed and organized a wholly-owned subsidiary, Athena Minerals, Inc. (“Athena Minerals”) which owns and operates mining interests and property in California. On December 31, 2020 we sold the subsidiary to Mr. John Gibbs, a related party, in a non-cash exchange.

The Company’s properties do not have any reserves. The Company plans to conduct exploration programs on these properties with the objective of ascertaining whether any of its properties contain economic concentrations of precious and base metals that are prospective for mining.

Basis of Presentation

On December 31, 2020 we sold our wholly-owned subsidiary, Athena Minerals Inc. to a related party shareholder in a non-cash exchange. As such, operating results for all reporting periods prior to January 1, 2021 include the operations of Athena Minerals, Inc., while all reporting periods subsequent to December 31, 2020 do not include the operations of Athena Minerals, Inc. We prepared these financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”).

Reclassifications

Certain reclassifications may have been made to our prior year’s consolidated financial statements to conform to our current year presentation. These reclassifications had no effect on our previously reported results of operations or accumulated deficit.

Foreign Currency Translation

The Company is exposed to currency risk on transactions and balances in currencies other than the functional currency. The Company has not entered any contracts to manage foreign exchange risk.

The functional currency of the Company is the US dollar; therefore, the Company is exposed to currency risk from financial assets and liabilities denominated in Canadian dollars.

Recent Accounting Pronouncements

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

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Liquidity and Going Concern

Our financial statements have been prepared on a going concern basis, which assumes that we will be able to meet our obligations and continue our operations during the next fiscal year. Asset realization values may be significantly different from carrying values as shown in our consolidated financial statements and do not give effect to adjustments that would be necessary to the carrying values of assets and liabilities should we be unable to continue as a going concern.

At December 31, 2021, we had not yet achieved profitable operations and we have accumulated losses of approximately $11,000,000 since our inception. We expect to incur further losses in the development of our business, all of which raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern depends on our ability to generate future profits and/or to obtain the necessary financing to meet our obligations arising from normal business operations when they come due.

Cash

We consider all amounts on deposit with financial institutions and highly liquid investments with an original maturity of three months or less to be cash equivalents.

Mineral Rights - Unproven

We have determined that our mining rights meet the definition of mineral rights, as defined by accounting standards, and are tangible assets. As a result, our direct costs to acquire or lease mineral rights are initially capitalized as tangible assets. Mineral rights include costs associated with: leasing or acquiring patented and unpatented mining claims; leasing mining rights including lease signature bonuses, lease rental payments and advance minimum royalty payments; and options to purchase or lease mineral properties.

If we establish proven and probable reserves for a mineral property and establish that the mineral property can be economically developed, mineral rights will be amortized over the estimated useful life of the property following the commencement of commercial production or expensed if it is determined that the mineral property has no future economic value or if the property is sold or abandoned. For mineral rights in which proven and probable reserves have not yet been established, we assess the carrying values for impairment at the end of each reporting period and whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

The net carrying value of our mineral rights represents the fair value at the time the mineral rights were acquired less accumulated depletion and any impairment losses. Proven and probable reserves have not been established for mineral rights as of December 31, 2021.

Impairment of Long-lived Assets

We continually monitor events and changes in circumstances that could indicate that our carrying amounts of long-lived assets, including mineral rights, may not be recoverable. When such events or changes in circumstances occur, we assess the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through their undiscounted expected future cash flows. If the future undiscounted cash flows are less than the carrying amount of these assets, we recognize an impairment loss based on the excess of the carrying amount over the fair value of the assets.

Notes Payable and Credit Facility– Related Parties

Notes payable and the credit facility payable to related parties are classified as current liabilities as the note holders are control persons and have the ability to control the repayment dates of the notes.

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Exploration Costs

Mineral exploration costs are expensed as incurred. When it has been determined that it is economically feasible to extract minerals and the permitting process has been initiated, exploration costs incurred to further delineate and develop the property are considered pre-commercial production costs and will be capitalized and included as mine development costs in our consolidated balance sheets.

Stock-Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). This ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

The estimated fair value of each stock option as of the date of grant was calculated using the Black-Scholes pricing model. The Company estimates the volatility of its common stock at the date of grant based on Company stock price history. The Company determines the expected life based on the simplified method given that its own historical share option exercise experience does not provide a reasonable basis for estimating expected term. The Company uses the risk-free interest rate on the implied yield currently available on U.S. Treasury issues with an equivalent remaining term approximately equal to the expected life of the award. The Company has never paid any cash dividends on its common stock and does not anticipate paying any cash dividends in the foreseeable future. The shares of common stock subject to the stock-based compensation plan shall consist of unissued shares, treasury shares or previously issued shares held by any subsidiary of the Company, and such number of shares of common stock are reserved for such purpose.

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair value:

Level 1 - Valuation based on quoted market prices in active markets for identical assets and liabilities.

Level 2 - Valuation based on quoted market prices for similar assets and liabilities in active markets.

Level 3 - Valuation based on unobservable inputs that are supported by little or no market activity, therefore requiring management’s best estimate of what market participants would use as fair value.

The fair value of cash, receivables and accounts payable approximates their carrying values due to their short term to maturity. The warrant liabilities are measured using level 3 inputs (Note 4).

Income Taxes

Income taxes are accounted for under the asset and liability method in accordance with ASC 740, “Income Taxes”. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial carrying amounts of existing assets and liabilities and their respective tax bases as well as operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance to the extent that the recoverability of the asset is unlikely to be recognized.

84

The Company reports a liability, if any, for unrecognized tax benefits resulting from uncertain tax positions taken, or expected to be taken, in an income tax return. The Company has elected to classify interest and penalties related to unrecognized income tax benefits, if and when required, as part of income tax expense in the statement of operations. No liability has been recorded for uncertain income tax positions, or related interest or penalties as of December 31, 2021 and December 31, 2020.

Net Loss per Common Share

The Company incurred net losses during the twelve months ended December 31, 2021 and 2020. At December 31, 2021 and 2020, potentially dilutive shares of common stock representing shares issuable on conversions of debt, options and warrants totaling 11,623,510 and 3,450,499, respectively, have been excluded from diluted net loss per common share because the impact of such inclusion would be anti-dilutive.

COVID-19 Pandemic

An occurrence of an uncontrollable event such as the COVID-19 pandemic may negatively affect our operations. The occurrence of an uncontrollable event such as the COVID-19 pandemic may negatively affect our operations. A pandemic typically results in social distancing, travel bans and quarantine, and this may limit access to our facilities, customers, management, support staff and professional advisors. These factors, in turn, may not only impact our operations, financial condition and demand for our goods and services but our overall ability to react timely to mitigate the impact of this event. Also, it may hamper our efforts to comply with our filing obligations with the Securities and Exchange Commission.

Note 2 – Mineral Rights - Excelsior Springs

Effective December 27, 2021 (“Effective Date”), the Company simultaneously executed and consummated a definitive Share Purchase Agreement (the “Share Purchase Agreement”) with Nubian Resources, Ltd. (“Nubian”). The Share Purchase Agreement was the result of a previously disclosed Option Agreement with Nubian dated as of December 11, 2020, as amended by First Amendment to Option Agreement dated November 10, 2021 (the “Option”). While the Option granted the Company the right to acquire up to a 100% interest in the mining claims comprising the Excelsior Springs Prospect (the “Property”) located in Esmerelda County, Nevada, the Company and Nubian agreed to restructure the transaction so that the Company purchased 100% of the issued and outstanding shares of common stock of Nubian Resources US, Ltd (“Nubian US”), a wholly-owned subsidiary of Nubian which held the Project. By purchasing 100% of Nubian US, the Company effectively acquired the remaining 90% interest in the Project, the Company having previously acquired a 10% interest in the Project in December 2020 under the terms of the Option.

The following is a summary of the terms of the Share Purchase Agreement, which summary is qualified in its entirety by reference to the Share Purchase Agreement:

•	The consideration paid to Nubian for 100% of the issued and outstanding shares of Nubian US consisted of:
○	An aggregate of 50 million shares of Athena Gold Corp. common stock, which number includes the 5 million shares of common stock previously issued to Nubian under the Option; and
○	A 1% Net Smelter Royalty on all production from the Excelsior Springs Property.
•	The 50 million shares issued to Nubian were issued as “restricted securities” under the Securities Act of 1933, as amended (“Securities Act”). However, the Company has agreed to file a registration statement on Form S-1 within 90 days of the Effective Date registering the distribution by Nubian of all 50 million shares to its shareholders, pro rata. Nubian has undertaken to complete the distribution of all the shares once the S-1 registration statement has been declared effective.
•	Pending completion of the S-1 and distribution of the 50 million shares issued to Nubian, for a period of 12 months following the Effective or until Nubian owns less than 4.9% of the Athena issued and outstanding shares, Nubian has agreed to exercise its voting rights with respect to such shares in a manner to support the recommendations of the Athena Board of Directors except for (i) voting on any proposed change in control transaction or (ii) voting on any proposed sale of all or substantially all of the Excelsior Property, including a property included known as Palmetto.
•	Nubian shall be entitled to nominate one representative to serve on the Athena Board of Directors.

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The mineral property was valued at December 31, 2021, the closing date for the Share Purchase Agreement with a stock price of $0.13, resulting in a fair value consideration of $5,850,000 for the 45,000,000 shares issued. The transaction does not constitute a business combination in accordance with ASC 805, which defines a business as an integrated set of activities and assets capable of being conducted and managed for the purposes of providing a return to investors or other participants and that a business consists of inputs and processes applied to those inputs that have the ability to contribute to the creation of outputs. Management has determined that the acquired assets do not contain processes sufficient to constitute a business in accordance with ASC 805. The transaction represents the acquisition of assets in exchange for the assumption of liabilities and the issuance of share-based payments.

Note 3 – Convertible Note Payable

Effective April 1, 2015, the Company executed a convertible promissory note (the “Note”) in the principal amount of $51,270 in favor of Clifford Neuman, the Company’s legal counsel, representing accrued and unpaid fees for past legal services. The Note was unsecured and accrues interest at the rate of 6% per annum, compounded quarterly, and is due on demand. The principal and accrued interest due under the Note may be converted, at the option of the holder, into shares of the Company’s common stock.

On April 24, 2020, the Company agreed to reduce the conversion price from $0.0735 per share to $0.0210 per share. All other terms of the Note remain unchanged, and therefore did not change the cash flows of the Note. The Company determined the transaction was considered an extinguishment because of the change in conversion price in which no gain or loss was recorded according to ASC 470-50. However, because the conversion price was reduced below the $0.03 market value on the date of the change, a beneficial conversion feature resulted from the price reduction in the amount of $21,973, which was accounted for as a discount to the debt and a corresponding increase in additional paid in capital. The debt discount is being amortized on a straight-line basis over one year to interest expense. A total of $7,324 was amortized to interest expense during the twelve months ended December 31, 2021. At December 31, 2020 and December 31, 2021, a total of $7,324 and $0, respectively, of unamortized discounts remained and are presented as a reduction of the Note principle on the accompanying consolidated balance sheets.

On November 30, 2021, the Company received a notice of conversion of the Note with a principal balance of $51,270 and a conversion price of $0.021. On December 3, 2021, a total of 2,441,476 were issued. An additional 1,026,204 shares were issued for $21,550 of accrued interest on the same Note.

Note 4 – Common Stock and Warrants

During the twelve months ended December 31, 2021 we sold 14,358,700 shares of common stock in private placements realizing proceeds of $742,375.

On September 30, 2021 we completed a private placement in which we sold 3,108,700 units. Each unit was priced at CAD$0.08 and consisted of one share of the Company’s common stock and one stock purchase warrant granting the holder the right to purchase one additional share of common stock at a price of CAD$0.15. The warrants expire May 31, 2024. All securities issued in connection with the offering are subject to restrictions on resale in Canada and the United States pursuant to applicable securities laws and the policies of any applicable stock exchange. An additional 91,000 Broker Warrants (“Broker Warrants”) were granted to a Canadian broker as a placement fee. We realized total proceeds of $190,552 net of offering costs.

The warrants have an exercise price in Canadian dollars while the Company’s functional currency is US dollars. Therefore, in accordance with ASU 815 - Derivatives and Hedging, the warrants have a derivative liability value.

At inception date of September 30, 2021, we determined the warrants fair value to be $269,674. As of December 31, 2021, the warrant liability was valued at $341,145, resulting in a revaluation of warrant liability of $71,471 based on the following assumptions:

Fair value assumptions – warrant liability:	September 30, 2021	December 31, 2021
Risk free interest rate	0.53%	0.97%
Expected term (years)	2.7	2.4
Expected volatility	189%	191%
Expected dividends	0%	0%

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The Broker Warrants were evaluated for purposes of classification between liability and equity. The Broker Warrants do not contain features that would require a liability classification and are therefore considered equity. The Black Scholes pricing model was calculated in US dollars to estimate the fair value of $7,472 with the following inputs:

Fair value assumptions – broker warrants:	September 30, 2021
Risk free interest rate	0.28%
Expected term (years)	2.0
Expected volatility	196%
Expected dividends	0%

On May 25, 2021 we completed a private placement in which we sold 6,250,000 units. Each unit was priced at CAD$0.08 and consisted of one share of the Company’s common stock and one stock purchase warrant granting the holder the right to purchase one additional share of common stock at a price of CAD$0.15. The warrants expire May 31, 2024. All securities issued in connection with the offering are subject to restrictions on resale in Canada and the United States pursuant to applicable securities laws and the policies of any applicable stock exchange. An additional 173,810 Broker Warrants (“Broker Warrants”) were granted to a Canadian broker as a placement fee. We realized total proceeds of $401,823 net of offering costs.

The warrants have an exercise price in Canadian dollars while the Company’s functional currency is US dollars. Therefore, in accordance with ASU 815 - Derivatives and Hedging, the warrants have a derivative liability value.

At inception date of May 25, 2021, we determined the warrants fair value to be $485,052. As of December 31, 2021, the warrant liability was valued at $683,063, resulting in a revaluation of warrant liability of $198,011 based on the following assumptions:

Fair value assumptions – warrant liability:	May 25, 2021	December 31, 2021
Risk free interest rate	0.30%	0.97%
Expected term (years)	3.0	2.4
Expected volatility	180%	189%
Expected dividends	0%	0%

The Broker Warrants were evaluated for purposes of classification between liability and equity. The Broker Warrants do not contain features that would require a liability classification and are therefore considered equity. The Black Scholes pricing model was calculated in US dollars to estimate the fair value of $12,943 with the following inputs:

Fair value assumptions – broker warrants:	May 25, 2021
Risk free interest rate	0.14%
Expected term (years)	2.0
Expected volatility	205%
Expected dividends	0%

During the quarter ended March 31, 2021, we sold 5,000,000 shares of common stock in private placements to six individuals at a price of $0.03 per share, realizing total proceeds of $150,000. Of the 5,000,000 shares sold, 1,750,000 shares were issued on May 28, 2021.

On January 1, 2021 Mr. John Power, the Company’s CEO/CFO agreed to convert accrued management fees totaling $96,500. As a result, we issued 2,144,444 shares common stock at a price of $0.045 per share.

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Note 5 – Share Based Compensation

On March 22, 2021 the Company issued a total of 2,000,000 non-statutory stock options to four individuals, three of whom are Directors of the Company, the other an independent technical consultant that is helping design our 2021 exploration programs at Excelsior Spring. Upon vesting, each option is exercisable to purchase one share of common stock at a price of $0.09 per share. The options vest 50% upon issuance, and 25% on each of the first and second anniversaries of the grant date.

We estimated the fair value of the options using the Black-Scholes option pricing model, which includes assumptions for expected dividends, expected share price volatility, risk-free interest rate, and expected life of the options. Our expected volatility assumption is based on our historical weekly closing price of our stock over a period equivalent to the expected remaining life of the options. The total estimated fair value of the options utilized the following assumptions:

Expected volatility	211%
Expected life	3.4 years
Risk free interest rate	0.31%
Expected dividend rate	0%

The calculations resulted in the total fair value of the options issued to be $190,202. We expense share-based compensation using the straight-line method over the vesting term of the award for our employees and directors and over the expected service term for our non-employee consultants. As such, a stock-based compensation charges totaling of $128,389 have been charged during the twelve months ended December 31, 2021. A summary of the stock options as of December 31, 2021 and changes during the periods are presented below:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Balance at December 31, 2019	–	$–	–	$–
Balance at December 31, 2020	–	–	–	–
Exercised	–	–	–	–
Granted	2,000,000	0.09	4.2	–
Canceled	–	–	–	–
Balance at December 31, 2021	2,000,000	0.09	4.2	80,000
Options exercisable at December 31, 2021	1,000,000	0.09	4.2	40,000

Also, on March 22, 2021 the Company agreed to issue a total of 300,000 restricted stock units at a price of $0.10 per share to the independent technical consultant helping design our 2021 exploration programs at Excelsior Springs. However, the shares shall not be issued until such time the individual either provides a written request or his termination date, whichever is sooner. The shares shall have no voting rights until issued. As such, we have recorded stock-based compensation in the amount of $30,000.

Note 6 – Commitments and Contingencies

We are subject to various commitments and contingencies.

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Note 7 – Related Party Transactions

Conflicts of Interests

Magellan Gold Corporation (“Magellan”) is a company under common control. Mr. John Power is a significant shareholder of both Athena and Magellan and an officer and director of Athena. Mr. John Gibbs is a significant shareholder in both Athena and Magellan. Athena and Magellan are both involved in the business of acquisition and exploration of mineral resources.

Silver Saddle Resources, LLC (“Silver Saddle”) is also a company under common control. Mr. Power and Mr. Gibbs are the owners and managing members of Silver Saddle. Athena and Silver Saddle are both involved in the business of acquisition and exploration of mineral resources.

There exists no arrangement or understanding with respect to the resolution of future conflicts of interest. The existence of common ownership and common management could result in significantly different operating results or financial position from those that could have resulted had Athena, Magellan and Silver Saddle been autonomous.

Management Fees – Related Parties

The Company is subject to a month-to-month management agreement with Mr. Power requiring a monthly payment of $2,500 as consideration for the day-to-day management of Athena. For each of the twelve months ended December 31, 2021 and 2020, a total of $30,000 was recorded as management fees and are included in general and administrative expenses in the accompanying consolidated statements of operations. At December 31, 2021 and 2020, $0 and $96,500, respectively, of management fees due to Mr. Power had not been paid and are included in accrued liabilities – related parties on the accompanying consolidated balance sheets.

On January 1, 2021, the Company agreed to convert the $96,500 balance of management fees due Mr. Power into 2,144,444 shares of common stock at a price of $0.045 per share.

Accrued Interest and Interest Expense – Related Parties

Related party interest primarily represented interest on the convertible credit facility which was settled as part of the sale of Athena Minerals, Inc. on December 31, 2020. Therefore, on December 31, 2020 all accrued and unpaid interest due Mr. Gibbs totaling $668,012 on the convertible credit facility was also waived as part of the sale of Athena Minerals transaction discussed in Note 1 – basis of presentation. There was no accrued interest on December 31, 2021.

Total related party interest was $0 and $112,140 for the twelve months ended December 31, 2021 and 2020, respectively.

Sales of Common Stock - Related Parties

On May 25, 2021 the Company sold 2,200,000 units in its private placement at a price of CAD$0.08 to Mr. Gibbs, realizing net proceeds of $144,848. During the same private placement, Mr. Power purchased 300,000 units realizing net proceeds of $19,752.

On January 15, 2021 the Company sold 250,000 shares of common stock at a price of $0.03 per share in a private placement to Mr. Gibbs, realizing total proceeds of $7,500.

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Note 8 – Income Taxes

The Company is current on all its corporate tax filings. Tax year 2021 will be extended if not filed by its due date. Tax returns filed for the years 2018 through 2020 are open for examination from taxing authorities.

Due to the enactment of the Tax Reform Act of 2018, the corporate tax rate for those tax years beginning with 2018 has been reduced to 21%. Our estimated net operating loss carry forward as of December 31, 2021 is $5,686,574, which may be used to offset future income taxes. Our reconciliation between the expected federal income tax benefit computed by applying the federal statutory rate to our net loss and the actual benefit for taxes on net loss for 2021 and 2020 is as follows:

	Years Ended December 31,
	2021	2020
Expected federal income tax benefit at statutory rate	$216,354	$86,114
State taxes	91,075	36,250
Change in valuation allowance	(307,429)	(122,364)
Income tax benefit	$–	$–

Our deferred tax assets as of December 31, 2021 and 2020 were as follows:

	Years Ended December 31,
	2021	2020
Net operating loss	$1,696,874	$2,317,218
Valuation allowance	(1,696,874)	(2,317,218)
Deferred tax assets, net of valuation allowance	$–	$–

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. We have provided a valuation allowance of 100% of our net deferred tax asset due to the uncertainty of generating future profits that would allow us to realize our deferred tax assets.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryover for Federal income tax reporting purposes may be subject to annual limitations. Should a change in ownership occur, use of the net operating loss carryover could be limited in future years.

Note 9 – Subsequent Events

On March 2, 2022, the Company executed a promissory note with John Gibbs for $50,000 at 6% that is payable on demand.

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Athena Gold Corporation

18,395,000 Shares of Common Stock

_________________, 2022

Until ___________, 2022 (90 days after the date of this prospectus), all dealers effecting transactions in the shares offered by this prospectus - whether or not participating in the offering - may be required to deliver a copy of this prospectus. Dealers may also be required to deliver a copy of this prospectus when acting as underwriters and for their unsold allotments or subscriptions.

	Page

Prospectus Summary	1
Summary Financial Data	2
Forward-Looking Statements	3
The Offering	5
Description of the Transactions	6
Risk Factors	7
Market for the Company’s Common Stock	17
Equity Compensation Plan Information	19
Use of Proceeds	20	PROSPECTUS
Management Discussion and Analysis	21
Description of Business	29
Directors and Executive Officers	48	___________, 2022
Executive Compensation	51
Selling Shareholders and Plan of Distribution	53
Security Ownership of Certain Beneficial Owners, Management and Related Stockholder Matters	56
Certain Relationships	57
Description of Securities	58
Legal Matters	60
Experts	60
Where Can You Find Additional Information	61
Financial Statements	62

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the distribution of the securities being registered. All of the amounts shown are estimates, except the SEC registration fee. We have agreed to bear all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the securities offered by the Selling Securityholder.

SEC registration fee	$405
Legal fees and expenses	30,000
Accountants’ fees and expenses	7,500
Printing expenses	2,500
Blue sky fees and expenses	2,000
Miscellaneous expenses	5,000
Total:	$47,405

Item 14. Indemnification of Directors and Officers

The Delaware General Corporation Law (“DGCL”)provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

DGCL also provide that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Our Articles of Incorporation authorize our company to indemnify our directors and officers to the fullest extent permitted under DGCL. Our bylaws set forth the procedures that must be followed in order for directors and officers to receive indemnity payments from us.

Item 15. Recent Sales of Unregistered Securities

(a)               On December 28, 2020, the Company issued an aggregate of 555,556 shares of common stock pursuant to an Agreement to Convert Debt converting a total of $25,000 from one cash advance. The shares were valued at $0.045 per share.

(b)               On December 28, 2020, the Board of Directors of the Company approved the issuance of a restricted stock award of 300,000 shares of common stock to one of its Board members in consideration of services provided by that Board member. The shares are valued at $0.03 per share

(c)                On various dates from October, 2020 through January, 2021 through, the Company sold an aggregate of 7,250,000 shares of common stock at a purchase price of $.03 per share pursuant its 2020 $750,000 Common Stock Offering. The securities were sold exclusively to persons who qualified as “accredited investors” within the meaning of Rule 501(a) of Regulation D under the Securities Act. There were a total of 10 accredited investors who participated in the offering. The sale of the securities was undertaken without registration under the Securities Act in reliance upon an exemption from registration requirements under Rule 506 of Regulation D. The securities were purchased for investment purposes, not with a view to distribution and were subject to restrictions on transfer. The Company did not engage in any public advertising or general solicitation in connection with this transaction.

II-1

(d)               On various dates from May, 2021 through October, 2021, the Company completed the sale of an aggregate of CDN$748,696 of its Units at a purchase price of CDN$.08 per Unit for a total of 9,358,700 Units. Each Unit consisted of one (1) share of Common Stock and one (1) common stock purchase warrant (“Warrant”) exercisable for three years to purchase one additional share of Common Stock at a price of CDN $0.15 per share. The transaction was part of the Company’s unregistered private offering of up to CDN $1,000,000 in Units at a price of $0.08 per Unit. The Units sold were issued pursuant to concurrent offerings under Regulation D and Regulation S under the Securities Act of 1933, as amended. In connection with the Regulation D offering, the Company sold securities to three (3) US Persons each of whom qualifies as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933. The Units, including the shares of Common Stock and Warrants issued are “restricted securities” under the Securities Act of 1933, as amended and the certificate evidencing same bears the Company’s customary restrictive legend. The Units sold in the Regulation S offering were issued to twenty-three (23) individuals who were either not a person in the United States or not a U.S. Person (as defined in Rule 902(k) of Regulation S under the Securities Act of 1933 at the time of their investment. The Units issued are “restricted securities” under the Securities Act of 1933, as amended and the certificate evidencing same bears the Company’s customary restrictive legend, along with a restrictive legend specific to the Provinces of Canada in which the Units were sold. The Company paid finders’ fees in the amount of CDN $13,905 in connection with the sale of the Units. The finder is also entitled to 7% warrants based on the number of Units sold. The securities were issued without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Regulation D or Regulation S.

(e)                On December 2, 2021 the Company issued an aggregate of 2,441,476 shares of common stock pursuant to a Notice of Conversion of Promissory Note that was originally issued in 2015. The conversion price was $0.021 per share. The shares) were issued to one (1) individual under Section 4(a)(2) of the Securities Act of 1933 as amended (the "Securities Act"). The shares issued are unrestricted as the Promissory Note has been held for more than one year. The Company paid no fees or commissions in connection with the issuance of the shares. The securities were issued without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereunder.

(f)                On December 30, 2020, the Company issued an aggregate of 5,000,000 shares of common stock pursuant to an Option Agreement with Nubian Resources Ltd. dated December 11, 2020, as amended by First Amendment to Option Agreement dated November 10, 2021 (the “Option”). The shares are valued at $0.03 per share. On December 27, 2021, the Company issued and aggregate of 45,000,000 shares of Common Stock pursuant to a Share Purchase Agreement with Nubian Resources Ltd. Consideration for the shares consisted of 100% of the issued and outstanding shares of Nubian Resources USA, Ltd. The shares were issued to one (1) entity under Section 4(a)(2) of the Securities Act of 1933 as amended (the "Securities Act"). The shares issued are “restricted securities” under the Securities Act of 1933, as amended and the certificate evidencing same bears the Company’s customary restrictive legend. However, the Company has agreed to file a registration statement on Form S-1 within 90 days of the Effective Date registering the distribution by Nubian of all 50 million shares to its shareholders, pro rata. Nubian has undertaken to complete the distribution of all the shares once the S-1 registration statement has been declared effective.

(g)               Effective April 21, 2022, the Company completed the sale of an aggregate of CDN$500,000 of its Units at a purchase price of CDN$.08 per Unit for a total of 6,250,000 Units. Each Unit consisted of one (1) share of Common Stock and one (1) common stock purchase warrant (“Warrant”) exercisable for three years to purchase one additional share of Common Stock at a price of CDN $0.15 per share. The transaction was part of the Company’s unregistered private offering of up to CDN $500,000 in Units at a price of $0.08 per Unit.

(h)               During August, September and October, 2022, the Company completed the private placement of three tranches in which we sold 8,807,700 units. Each unit was priced at CAD$0.08 and consisted of one share of the Company’s common stock and one stock purchase warrant granting the holder the right to purchase one additional share of common stock at a price of CAD$0.12. The warrants expire 24 months from issue date. All securities issued in connection with the offering are subject to restrictions on resale in Canada and the United States pursuant to applicable securities laws and the policies of any applicable stock exchange. An additional 184,350 broker warrants were granted along with CAD$14,748 to brokers as a placement fee. We realized total proceeds of CAD$704,616 net of offering costs. In June 2022, the Company executed a promissory note with John Gibbs for $26,100 at 6% that is payable on demand as part payment for mineral property in escrow. In September 2022, the Company issued 443,110 shares of common stock as a part of the private placement offering to settle $26,100 of notes payable and $463 of accrued interest to Mr. Gibbs.

(i)               On October 26, 2022, the Company issued 2,980,000 options to purchase Common Stock, exercisable for ten years at an exercise price of CAD$0.08 or USD$0.06 per share and 675,000 shares of Common Stock pursuant to restricted stock awards valued at USD$0.052 per share to certain of its officers and directors. The securities were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon the exemption set forth in Rule 506 of Regulation D under the Securities Act.

II-2

Item 16. Exhibits and Financial Statement Schedules

The following exhibits are filed as part of this registration statement.

EXHIBIT INDEX

(1)	2.1	Asset Purchase and Sale Agreement dated October 8, 2004
(1)	2.2	Amendment No. 1 to Asset Purchase and Sale Agreement
(1)	2.3	Amendment No. 2 to Asset Purchase and Sale Agreement dated July 31, 2005
(1)	2.4	Amendment No. 3 to Asset Purchase and Sale Agreement dated August 31, 2005
(1)	3.1	Amended and Restated Certificate of Incorporation
(3)	3.1.1	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock
(1)	3.2	By-Laws
(1)	4.1	2004 Equity Incentive Plan
(1)	4.2	Form of Subscription Agreement
(1)	4.3	Specimen common stock certificate
*	5.0	Opinion of Clifford L. Neuman, P.C.
(1)	10.1	Lease Agreement
(1)	10.2	Form of Escrow Agreement
(1)	10.3	Amended Trademark Assignment
(1)	10.3.2	Initial Assignment of Trademark
(1)	10.4	Lock-up Letter for Brian Power
(1)	10.5	Lock-up Letter for John C. Power
(1)	10.6	Lock-up Letter for J. Andrew Moorer
(1)	10.7	Amended Fund Escrow Agreement
(1)	10.8	Lease Agreement with Golden West Brewing Company
(1)	10.9	Security Agreement in favor of Power Curve, Inc., Lone Oak Vineyards, Inc. and Tiffany Grace.
(1)	10.10	Promissory Note dated September 9, 2005, Tiffany Grace, Holder
(1)	10.11	Promissory Note dated September 9, 2005, Lone Oak Vineyards, Inc., Holder
(1)	10.12	Promissory Note dated September 9, 2005, Power Curve, Inc., Holder
(1)	10.13	Assignment and Assumption dated August 31, 2005 between Butte Creek Brewing Company, LLC, Golden West Brewing Company and Golden West Brewing Company, Inc.
(1)	10.14	Amended and Restated Assignment and Assumption
(1)	10.15	August 7, 1998 Distribution Agreement
(1)	10.16	Territorial Agreement
(1)	10.17	November 4, 2002 Distribution Agreement
(1)	10.18	June 1, 2001 Authorization
(1)	10.19	.July 22, 2004 Authorization
(1)	10.20	September 1, 2005 Authorization
(1)	10.22	Second Amended Fund Escrow Agreement
(1)	10.23	Contract with New Zealand Hops, Ltd., 2006
(1)	10.24	Contract with New Zealand Hops, Ltd., 2007
(1)	10.25	Second Amended and Restated Assignment and Assumption
(1)	10.26	Third Amended Fund Escrow Agreement
(1)	10.27	Secured Promissory Note with John C. Power
(1)	10.28	Secured Promissory Note with Power Curve, Inc.
(1)	10.29	General Security Agreement with John C. Power and Power Curve, Inc.

II-3

(51)	10.30	Production Agreement with Bison Brewing Co.
(51)	10.31	Employment Agreement with David Del Grande
(2)	10.32	License, Production and Distribution Agreement dated November 1, 2006 with Mateveza USA, LLC
(4)	10.33	Employment Agreement with Mark Simpson
(4)	10.34	Consultation Agreement with Artisan Food and Beverage Group
(5)	10.35	Credit Agreement dated December 11, 2007
(6)	10.36	Promissory Note dated March 12, 2008
(6)	10.37	Security Agreement dated March 12, 2008
(6)	10.38	Guaranty Agreement dated March 12, 2008
(7)	10.39	Convertible Debenture dated December 31, 2008
(7)	10.40	Security Agreement dated December 31, 2008
(7)	10.41	Hypothecation Agreement dated December 31, 2008
(8)	10.42	Mendocino Production Agreement
(9)	10.43	Exclusive Consignment Agency Agreement
(10)	10.44	Settlement Stipulation with BRK Holdings, LLC
(11)	10.45	Promissory Note dated April 28, 2009 in favor of Clifford Neuman
(11)	10.46	Security Agreement dated April 28, 2009 in favor of Clifford Neuman
(11)	10.47	Guaranty of John C. Power dated April 28, 2009 in favor of Clifford Neuman
(11)	10.48	Promissory Note dated April 28, 2009 in favor of John C. Power
(11)	10.49	Security Agreement dated April 28, 2009 in favor of John C. Power
(11)	10.50	Promissory Note dated April 28, 2009 in favor of Butte Creek Brands, LLC
(11)	10.51	Security Agreement dated April 28, 2009 in favor of Butte Creek Brands LLC
(11)	10.52	Factoring Agreement dated April 28, 2009
(12)	10.53	Agreement to Convert Debt Clifford L. Neuman PC
(12)	10.54	Agreement to Convert Debt Clifford L. Neuman
(12)	10.55	Agreement to Convert Debt John Power
(12)	10.56	Agreement to Convert Debt Sea Ranch Lodge and Village, LLC
(12)	10.57	Agreement to Convert Debt TriPower Resources, Inc.
(12)	10.58	Agreement to Convert Debt TriPower Resources, Inc.
(12)	10.59	Agreement to Convert Debt Redwood MicroCap Fund, Inc.
(12)	10.60	Agreement to Convert Debt Shana Capital, Ltd.
(13)	10.61	Asset Purchase Agreement dated May 7, 2009
(14)	10.62	Certificate of Amendment to Amended and Restated Certificate of Incorporation
(14)	10.63	Articles of Incorporation of Athena Minerals, Inc.
(15)	10.64	Sale and Purchase Agreement and Joint Escrow Instructions dated December 9, 2009
(15)	10.65	Assignment of Sale and Purchase Agreement and Joint Escrow Instructions dated January 5, 2010
(15)	10.66	Promissory Note from Athena Minerals, Inc. to John Power dated January 5, 2010
(16)	10.67	Mining Lease and Option to Purchase dated March 11, 2010
(17)	10.68	Intellectual Property Assignment dated June 25, 2010
(18)	10.69	Promissory Notes John C. Power and John D. Gibbs dated June 30, 2010
(19)	10.70	Promissory Note John D. Gibbs dated August 3, 2010
(20)	10.71	Agreement to Convert Debt – Clifford L. Neuman
(21)	10.72	Agreements to Convert Debt – Donaldson and Kirby
(22)	10.73	Agreement to Convert Debt – Clifford L. Neuman
(23)	10.74	Agreement to Convert Debt – Huss and Strachan
(24)	10.75	Stock Purchase Agreement; Indemnity Agreement and Amendment No. 1 to Indemnity Agreement each dated December 31, 2010

II-4

(25)	10.76	Consent of Schumacher & Associates dated March 7, 2011
(26)	10.77	Marketing Agreement with Bill Fishkin dated April 1, 2011
(26)	10.78	Agreement to Convert Debt with Donaldson Consulting Services, Inc. dated May 31, 2011
(27)	10.79	Term Sheet with LeRoy Wilkes dated July 14, 2011
(28)	10.80	Accredited Members Agreement dated August 31, 2011
(29)	10.81	Promissory Note – John D. Gibbs dated October 26, 2011
(29)	10.82	Promissory Note – John D. Gibbs dated November 15, 2011
(30)	10.83	Marketing Agreement with Bill Fishkin dated December 1, 2011
(31)	10.84	Advisor Agreement with GVC Capital, LLC dated January 30, 2012
(32)	10.85	Promissory Note – John D. Gibbs dated March 18, 2012
(33)	10.86	Promissory Note – John D. Gibbs dated February 2, 2012
(34)	10.87	Promissory Note – John D. Gibbs dated April 27, 2012
(35)	10.88	Agreement to Convert Debt – John D. Gibbs
(36)	10.89	Promissory Note – John D. Gibbs dated May 22, 2012
(36)	10.90	Assignment of Right to Purchase Property
(37)	10.91	Agreement to Convert Debt – John Donaldson
(38)	10.92	Credit Agreement – John D. Gibbs
(38)	10.93	Form of Credit Note
(39)	10.94	Amendment No. 1 to Langtry Lease Agreement
(40)	10.95	Allonge and Modification Agreement with John D. Gibbs
(41)	10.96	Amendment No. 2 to Langtry Lease Agreement
(42)	10.97	Second Allonge and Modification Agreement with John D. Gibbs
(43)	10.98	Amendment No. 3 to Langtry Lease Agreement
(44)	10.99	Third Allonge and Modification Agreement with John D. Gibbs
(45)	10.100	Promissory Note – Clifford L. Neuman dated April 1, 2015
(46)	10.101	Lease/Purchase Option Agreement
(47)	10.102	Fifth Allonge and Modification Agreement with John D. Gibbs
(48)	10.103	Promissory Note – John Power dated September 12, 2016
(49)	10.104	Agreement to Convert Debt dated May 15, 2018
(50)	10.105	Eighth Allonge and Modification Agreement with John D. Gibbs
(52)	10.106	Tenth Allonge and Modification Agreement with John D. Gibbs
(53)	10.107	Eleventh Allonge and Modification Agreement with John D. Gibbs
(54)	10.108	Amendment No. 1 to Lease with an Option to Purchase dated March 10, 2016
(55)	10.109	NSR Agreement
(56)	10.110	Termination Agreement
(57)	10.111	Twelfth Allonge and Modification Agreement with John Gibbs
(58)	10.112	Letter of Intent dated August 21, 2020
(59)	10.113	Thirteenth Allonge and Modification Agreement with John Gibbs
(60)	10.114	Letter of Intent
(61)	10.115	Option Agreement
(62)	10.116	Option Agreement - Stronghold
(63)	10.117	Agreement to Convert Debt -Power
(64)	10.118	Agreement to Convert Debt - Gibbs
(65)	10.119	Agreement to Convert Debt - Power
(66)	10.120	Certificate of Amendment to Certificate of Amended and Restated Certificate of Incorporation
(67)	10.121	Consulting Agreement - Minnick
(68)	10.122	First Amendment to Option Agreement
(69)	10.123	Share Purchase Agreement dated December 27, 2021

II-5

(70)	10.124	Consent of Smythe LLP
(2)	14	Code of Ethics
(1)	21.0	List of Subsidiaries
*	23.1	Consent of Clifford L. Neuman, P.C. (included in Exhibit 5.0)
*	23.2	Consent of MaloneBailey, LLP
*	107	Filing Fees
##	101.INS	Inline XBRL Instance Document
##	101.SCH	Inline XBRL Schema Document
##	101.CAL	Inline XBRL Calculation Linkbase Document
##	101.LAB	Inline XBRL Label Linkbase Document
##	101.PRE	Inline XBRL Presentation Linkbase Document
##	101.DEF	Inline XBRL Definition Linkbase Document
	104	Cover Page Interactive Data File (formatted in IXBRL, and included in exhibit 101).

__________________

* Filed herewith

(1)	Incorporated by reference from the Company's Registration Statement on Form SB-2, SEC File No. 121351 as declared effective by the Commission on February 14, 2006.
(2)	Incorporated by reference from the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006, and filed with the Commission on April 24, 2007.
(3)	Incorporated by reference from the Company’s Current Report on Form 8-K dated September 4, 2007 and filed with the Commission on September 14, 2007.
(4)	Incorporated by reference from the Company’s Current Report on Form 8-K dated December 4, 2007 and filed with the Commission on December 6, 2007.
(5)	Incorporated by reference from the Company’s Current Report on Form 8-K dated December 11, 2007 and filed with the Commission on December 18, 2007.
(6)	Incorporated by reference from the Company’s Current Report on Form 8-K dated March 12, 2008 and filed with the Commission on March 14, 2008.
(7)	Incorporated by reference from the Company’s Current Report on Form 8-K dated December 31, 2008 and filed with the Commission on January 6, 2009.
(8)	Incorporated by reference from the Company’s Current Report on Form 8-K dated February 11, 2009 and filed with the Commission on February 13, 2009.
(9)	Incorporated by reference from the Company’s Current Report on Form 8-K dated March 2, 2009 and filed with the Commission on March 5, 2009.
(10)	Incorporated by reference from the Company’s Annual Report on Form 10-K dated December 31, 2009 and filed with the Commission on April 14, 2009.
(11)	Incorporated by reference from the Company’s Current Report on Form 8-K dated April 28, 2009 and filed with the Commission on May 6, 2009.
(12)	Incorporated by reference from the Company’s Current Report on Form 8-K dated June 15, 2009 and filed with the Commission on June 19, 2009.
(13)	Incorporated by reference from the Company’s Current Report on Form 8-K dated June 26, 2009 and filed with the Commission on July 2, 2009.
(14)	Incorporated by reference from the Company’s Current Report on Form 8-K dated December 14, 2009 and filed with the Commission on December 18, 2009.
(15)	Incorporated by reference from the Company’s Current Report on Form 8-K dated January 5, 2010 and filed with the Commission on January 7, 2010.
(16)	Incorporated by reference from the Company’s Current Report on Form 8-K dated March 11, 2010 and filed with the Commission on March 15, 2010.
(17)	Incorporated by reference from the Company’s Current Report on Form 8-K dated June 25, 2010 and filed with the Commission on June 25, 2010.
(18)	Incorporated by reference from the Company’s Current Report on Form 8-K dated June 30, 2010 and filed with the Commission on July 28, 2010.
(19)	Incorporated by reference from the Company’s Current Report on Form 8-K dated August 3, 2010 and filed with the Commission on August 4, 2010.

II-6

(20)	Incorporated by reference from the Company’s Current Report on Form 8-K dated August 20, 2010 and filed with the Commission on August 23, 2010.
(21)	Incorporated by reference from the Company’s Current Report on Form 8-K dated August 20, 2010 and filed with the Commission on August 30, 2010.
(22)	Incorporated by reference from the Company’s Current Report on Form 8-K/A dated August 20, 2010 and filed with the Commission on November 1, 2010.
(23)	Incorporated by reference from the Company’s Current Report on Form 8-K dated November 15, 2010 and filed with the Commission on November 17, 2010.
(24)	Incorporated by reference from the Company’s Current Report on Form 8-K dated December 31, 2010 and filed with the Commission on January 6, 2011
(25)	Incorporated by reference from the Company’s Current Report on Form 8-K dated March 2, 2011 and filed with the Commission on March 7, 2011.
(26)	Incorporated by reference from the Company’s Current Report on Form 8-K dated April 1, 2011 and filed with the Commission on June 2, 2011.
(27)	Incorporated by reference from the Company’s Current Report on Form 8-K dated August 1, 2011 and filed with the Commission on August 3, 2011.
(28)	Incorporated by reference from the Company’s Current Report on Form 8-K dated August 22, 2011 and filed with the Commission on September 9, 2011.
(29)	Incorporated by reference from the Company’s Current Report on Form 8-K dated October 26, 2011 and filed with the Commission on January 4, 2012.
(30)	Incorporated by reference from the Company’s Current Report on Form 8-K dated December 15, 2011 and filed with the Commission on January 5, 2012.
(31)	Incorporated by reference from the Company’s Current Report on Form 8-K dated February 2, 2012 and filed with the Commission on February 9, 2012.
(32)	Incorporated by reference from the Company’s Current Report on Form 8-K dated March 18, 2012 and filed with the Commission on March 23, 2012.
(33)	Incorporated by reference from the Company’s Current Report on Form 8-K/A dated February 2, 2012 and filed with the Commission on March 26, 2012.
(34)	Incorporated by reference from the Company’s Current Report on Form 8-K dated April 27, 2012 and filed with the Commission on May 2, 2012.
(35)	Incorporated by reference from the Company’s Current Report on Form 8-K dated May 10, 2012 and filed with the Commission on May 16, 2012.
(36)	Incorporated by reference from the Company’s Current Report on Form 8-K dated May 22, 2012 and filed with the Commission on May 25, 2012
(37)	Incorporated by reference from the Company’s Current Report on Form 8-K dated June 16, 2012 and filed with the Commission on June 19, 2012.
(38)	Incorporated by reference from the Company’s Current Report on Form 8-K dated July 18, 2012 and filed with the Commission on July 19, 2012.
(39)	Incorporated by reference from the Company’s Current Report on Form 8-K dated November 28, 2012 and filed with the Commission on November 29, 2012.
(40)	Incorporated by reference from the Company’s Current Report on Form 8-K dated June 5, 2013 and filed with the Commission on June 6, 2013.
(41)	Incorporated by reference from the Company’s Current Report on Form 8-K dated December 19, 2013 and filed with the Commission on December 23, 2013.
(42)	Incorporated by reference from the Company’s Current Report on Form 8-K dated December 31, 2013 and filed with the Commission on January 2, 2014.
(43)	Incorporated by reference from the Company’s Current Report on Form 8-K dated January 21, 2015 and filed with the Commission on January 21, 2015.
(44)	Incorporated by reference from the Company’s Current Report on Form 8-K dated December 31, 2014 and filed with the Commission on March 31, 2015.
(45)	Incorporated by reference from the Company’s Current Report on Form 8-K dated May 5, 2015 and filed with the Commission on May 6, 2015.
(46)	Incorporated by reference from the Company’s Current Report on Form 8-K dated March 10, 2016 and filed with the Commission on March 15, 2016.

II-7

(47), (48)	Incorporated by reference from the Company’s Current Report on Form 8-K dated September 12, 2016 and filed with the Commission on October 14, 2016.
(49)	Incorporated by reference from the Company’s Current Report on Form 8-K dated June 27, 2018 and filed with the Commission on June 28, 2018.
(50)	Incorporated by reference from the Company’s Current Report on Form 8-K dated July 31, 2018 and filed with the Commission on August 6, 2018.
(51)	Incorporated by reference from the Company’s Current Report on Form 8-K dated March 1, 2007 and filed with the Commission on March 8, 2007
(52)	Incorporated by reference from the Company’s Current Report on Form 8-K dated November 5, 2019 and filed with the Commission on November 6, 2019.
(53), (54)	Incorporated by reference from the Company’s Current Report on Form 8-K dated February 21, 2020 and filed with the Commission on February 24, 2020.
(55), (56)	Incorporated by reference from the Company’s Current Report on Form 8-K dated April 28, 2020 and filed with the Commission on April 29, 2020.
(57), (58)	Incorporated by reference from the Company’s Current Report on Form 8-K dated August 3, 2020 and filed with the Commission on August 31, 2020.
(59)	Incorporated by reference from the Company’s Current Report on Form 8-K dated October 19, 2020 and filed with the Commission on October 19, 2020.
(60)	Incorporated by reference from the Company’s Current Report on Form 8-K dated October 22, 2020 and filed with the Commission on October 28, 2020.
(61)	Incorporated by reference from the Company’s Current Report on Form 8-K dated December 15, 2020 and filed with the Commission on December 21, 2020.
(62), (63), (64), (65)	Incorporated by reference from the Company’s Current Report on Form 8-K dated December 21, 2020 and filed with the Commission on January 5, 2021.
(66)	Incorporated by reference from the Company’s Current Report on Form 8-K dated January 21, 2021 and filed with the Commission on January 27, 2021.
(67)	Incorporated by reference from the Company’s Current Report on Form 8-K dated May 6, 2021 and filed with the Commission on May 12, 2021.
(68)	Incorporated by reference from the Company’s Current Report on Form 8-K dated November 10, 2021 and filed with the Commission on November 15, 2021.
(69)	Incorporated by reference from the Company’s Current Report on Form 8-K dated December 27, 2021 and filed with the Commission on January 6, 2022.
(70)	Incorporated by reference from the Company’s Current Report on Amended Form 8-K/A dated December 27, 2021 and filed with the Commission on March 14, 2022.
##	Furnished, not filed.

II-8

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a)    If the Corporation is relying on Rule 430B:

(i)     Each prospectus filed by the Corporation pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(b)    If the Corporation is subject to Rule 430C: Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-9

(5)     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser. (6) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6)     Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bozeman, Montana and Grand Junction, Colorado on December 22, 2022.

ATHENA GOLD CORP.

By:	/s/ John C. Power
John C. Power
Chief Executive Officer and President
(Principal Executive Officer)

By:	/s/ Ty Minnick
Ty Minnick
Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints John C. Power his or her true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ John C. Power	Chief Executive Officer, President and Director	December 22, 2022
John C. Power

/s/ Ty Minnick	Chief Financial Officer	December 22, 2022
Ty Minnick

/s/ John Hiner	Director	December 22, 2022
John Hiner

/s/ Brian Power	Director	December 22, 2022
Brian Power

/s/ Markus Janser	Director	December 22, 2022
Markus Janser

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